     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1997
                                            REGISTRATION STATEMENT NO. 333-17463


--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

         DELAWARE                             5812                        33-0592148

(State or other jurisdiction        (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)    Classification Code Number)      Identification No.)

                            450 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 721-8000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ----------------------

                            WILLIAM J. MCCAFFREY, JR.
                             CHIEF FINANCIAL OFFICER
                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.
                                 (714) 721-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy To:

                           Philip T. Ruegger III, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                             ----------------------

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ----------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

PROSPECTUS

                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.

OFFER TO EXCHANGE ITS 14% SENIOR DISCOUNT DEBENTURES DUE 2005, SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 14% SENIOR DISCOUNT DEBENTURES DUE 2005, SERIES A.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON      , 1997, UNLESS EXTENDED.


         American Restaurant Group Holdings, Inc. ("Holdings") hereby offers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal to exchange (the "Exchange Offer") up to $17,000,000 in aggregate principal amount of its 14% Senior Discount Debentures due 2005, Series B (the "Exchange Debentures"), for up to $17,000,000 in aggregate principal amount of its outstanding 14% Senior Discount Debentures due 2005, Series A (the "Debentures") issued pursuant to the First Supplemental Indenture, dated as of March 13, 1996 (the "First Supplemental Indenture"), with respect to the Indenture, dated as of December 1, 1993, between Holdings and United States Trust Company of New York, as trustee. The Debentures constitute Additional Series A Securities under and as defined in the First Supplemental Indenture and the Exchange Debentures will constitute Additional Series B Securities under and as defined in the First Supplemental Indenture.


         HOLDINGS, WITH NO OPERATIONS OF ITS OWN, CONDUCTS BUSINESS THROUGH ITS WHOLLY OWNED SUBSIDIARY, AMERICAN RESTAURANT GROUP, INC. ("ARG"). CONSEQUENTLY, HOLDINGS RELIES ON THE CASH FLOW OF ARG IN ORDER TO MEET ITS DEBT-SERVICE OBLIGATIONS. AS A RESULT OF THE RELATIONSHIP OF HOLDINGS AND ARG, THE EXCHANGE DEBENTURES WILL EFFECTIVELY RANK JUNIOR TO ALL INDEBTEDNESS OF ARG, NOTWITHSTANDING THAT THE EXCHANGE DEBENTURES WILL BE SENIOR OBLIGATIONS OF HOLDINGS. AS OF JUNE 30, 1997, THE AGGREGATE AMOUNT OF INDEBTEDNESS AND OTHER OBLIGATIONS OF ARG TO WHICH THE EXCHANGE DEBENTURES WOULD HAVE BEEN STRUCTURALLY SUBORDINATED WAS APPROXIMATELY $216.5 MILLION. AS OF THE DATE OF THIS PROSPECTUS, HOLDINGS HAS NOT ISSUED AND HAS NO CURRENT PLANS TO ISSUE ANY SIGNIFICANT INDEBTEDNESS TO WHICH THE EXCHANGE DEBENTURES WOULD BE SENIOR. SEE "RISK FACTORS--HOLDING COMPANY STRUCTURE; LIMITATIONS ON ACCESS TO CASH FLOW; EFFECTIVE SUBORDINATION OF EXCHANGE DEBENTURES." THE INDENTURE UNDER WHICH THE EXCHANGE DEBENTURES WILL BE ISSUED LIMITS THE COMPANY'S ABILITY TO INCUR ADDITIONAL INDEBTEDNESS. SEE "DESCRIPTION OF THE EXCHANGE DEBENTURES--CERTAIN COVENANTS--LIMITATIONS ON INCURRENCE OF ADDITIONAL INDEBTEDNESS."


         The debt instruments of ARG severely restrict, among other things, the payment of dividends, the making of loans by ARG to Holdings and Holdings' ability to make the mandatory repurchase of the Exchange Debentures upon a Change of Control (as defined herein) required by the indenture under which the Exchange Debentures will be issued. In addition, substantially all of the assets of ARG and its subsidiaries are pledged to secure obligations under existing debt agreements. If a Change of Control were to occur, it is unlikely that the Company would be able to repay all of its obligations under the Debenture Indenture (as defined herein) and other indebtedness that would become payable. See "DESCRIPTION OF THE EXCHANGE DEBENTURES--Change of Control" and "DESCRIPTION OF CERTAIN INDEBTEDNESS--Credit Facilities."

         The terms of the Exchange Debentures are substantially identical in all respects (including interest rate and maturity) to the terms of the Debentures for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Debentures are freely transferable by holders thereof, except as provided in the next paragraph below. For a complete description of the terms of the Exchange Debentures, see "Description of the Exchange Debentures." There will be no proceeds to Holdings from the Exchange Offer.

         The Debentures were originally issued and sold on March 13, 1996 in a transaction not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided in Section 4(2) of the Act. Accordingly, the Debentures may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Act is available. The Exchange Debentures are being offered hereunder in order to satisfy the obligations of Holdings under a registration rights agreement relating to the Debentures. See "THE EXCHANGE OFFER--Purpose of the Exchange Offer." The Exchange Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Act, provided that (i) such Exchange Debentures are acquired in the ordinary course of business of such holders or any beneficial owner, (ii) such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Debentures and (iii) neither the holder nor any such beneficial owner is an "affiliate" of Holdings within the meaning of Rule 405 under the Act. Each holder of Debentures who wishes to exchange Debentures for Exchange Debentures in the Exchange Offer will be required to represent that (i) neither it nor any beneficial owner is an "affiliate" of Holdings (within the meaning of Rule 405 under the Act), (ii) any Exchange Debentures to be received by such holder or any beneficial owner are being acquired in the ordinary course of business of such holder or such beneficial owner, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Act) of such Exchange Debentures, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Act) of such Exchange Debentures. Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. The Letter of Transmittal relating to the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Debentures where such Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities. Holdings will, for a period of 180 days after the Exchange Date (as defined herein), make this Prospectus available to any broker-dealer for use in connection with any such resale. See "PLAN OF DISTRIBUTION."

         Holders of Debentures whose Debentures are not tendered and accepted in the Exchange Offer will continue to hold such Debentures and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the indenture governing the Debentures and the Exchange Debentures. Following consummation of the Exchange Offer, the holders of Debentures will continue to be subject to the existing restrictions upon transfer thereof and Holdings will have no further obligation to such holders to provide for the registration under the Act of the Debentures held by them.

         The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Debentures being tendered for exchange. The Exchange Offer
will expire at 5:00 p.m., New York City time, on    , 1997, unless extended (the
"Expiration Date"). Holdings' obligation to consummate the Exchange Offer is subject to certain conditions. See "The Exchange Offer" and "Registration Rights Agreement." Holdings reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. The date of acceptance for exchange of the Debentures (the "Exchange Date") will be the first business day following the Expiration Date. Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders will be irrevocable. Holdings will pay all expenses incident to the Exchange Offer.

         Interest on the Exchange Debentures which are issued in exchange for Debentures will accrue commencing December 15, 1998.

         The Exchange Debentures will be treated as issued with original discount requiring holders of the Exchange Debentures to include amounts in gross income for federal income tax purposes in advance of receipt of the cash to which the income is attributable. Tax Counsel (as defined herein) has advised Holdings that it is of the opinion that the exchange of the Debentures for the Exchange Debentures will not be a taxable event to the holder, and the holder will not recognize any taxable gain or loss or any interest income as a result of such exchange. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS--Original Issue Discount" and "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS--Exchange of Debentures."

         No assurance can be given that an active public or private market for the Exchange Debentures will develop. Holdings does not intend to list the Exchange Debentures on any securities exchange. To the extent that Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Debentures could be adversely affected.


SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                     THE DATE OF THIS PROSPECTUS IS      , 1997.

                             AVAILABLE INFORMATION

         Holdings has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Exchange Debentures offered hereby (together with all amendments and exhibits, referred to as the "Registration Statement") under the Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference.

         Holdings is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto, as well as such reports and other information filed by Holdings with the Commission, may be inspected without charge and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. In addition, so long as any Debentures or any Exchange Debentures are outstanding, Holdings will furnish to the holders thereof the quarterly and annual financial reports that Holdings is required to file with the Commission under the Exchange Act (or similar reports in the event Holdings is not at the time required to file such reports with the Commission).

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE DEBENTURES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF HOLDINGS SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                                                               Page

Prospectus Summary...........................................................................................     4
Risk Factors.................................................................................................    12
The Company..................................................................................................    15
Use of Proceeds..............................................................................................    16
Capitalization...............................................................................................    16
Management's Discussion and Analysis of Financial Condition and Results of Operations........................    19
Business ....................................................................................................    24
Management...................................................................................................    29
Security Ownership of Certain Beneficial Owners and Management...............................................    32
Description of Certain Indebtedness..........................................................................    33
The Exchange Offer...........................................................................................    37
Description of the Exchange Debentures.......................................................................    43
Description of the Debentures................................................................................    61
Registration Rights Agreement................................................................................    61
Certain United States Federal
Income Tax Considerations....................................................................................    62
Plan of Distribution.........................................................................................    65
Legal Matters................................................................................................    66
Experts  ....................................................................................................    66
Index to Consolidated Financial Statements...................................................................   F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. TERMS NOT DEFINED IN THIS SUMMARY ARE DEFINED ELSEWHERE HEREIN.

         HOLDINGS IS A DELAWARE CORPORATION WHICH OWNS 100% OF THE OUTSTANDING COMMON STOCK OF AMERICAN RESTAURANT GROUP, INC. ("ARG"). HOLDINGS CONDUCTS BUSINESS THROUGH ARG AND HAS NO OPERATIONS OF ITS OWN. SEE "THE COMPANY." THE PRIMARY ASSET OF HOLDINGS IS THE COMMON STOCK OF ARG, ITS WHOLLY OWNED SUBSIDIARY. REFERENCES HEREIN TO THE "COMPANY" MEAN, COLLECTIVELY, HOLDINGS AND ARG. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO "ARG" MEAN AMERICAN RESTAURANT GROUP, INC. AND ITS SUBSIDIARIES.

                                   THE COMPANY


         The Company, through ARG, operates 239 restaurants primarily located in the western and southwestern United States. The Company is comprised of two principal concepts: Black Angus, a steakhouse chain serving the western United States, and Grandy's, a chicken chain serving the southern United States. The Company is principally positioned in the casual-dining segment of the restaurant industry. For the twelve months ended December 30, 1996, the Company had revenues of $445.4 million. See "THE COMPANY--General" and "BUSINESS--Introduction."


         The Company's principal executive offices are located at 450 Newport Center Drive, Newport Beach, California 92660, and its telephone number is (714) 721-8000.

BLACK ANGUS

         Founded in 1964, Black Angus is a steakhouse chain in the western United States. The Company operates 104 Stuart Anderson's Black Angus and Stuart Anderson's Cattle Company (collectively, "Black Angus") restaurants located primarily in California, the Pacific Northwest and Arizona. Black Angus restaurants feature steak and prime rib, but also serve chicken and seafood entrees, and all restaurants include lounge areas. For the year ended December 30, 1996, Black Angus had revenues of $254.9 million. See "THE COMPANY--Black Angus" and "BUSINESS--Black Angus."

GRANDY'S


         Grandy's, founded in 1973, operates 93 restaurants located principally in Texas, Oklahoma and Kansas. Grandy's is a family-oriented, quick-service concept. Grandy's differentiates itself from other fast food restaurants by offering comparable prices and speed, but with the quality and ambiance of a full-service restaurant. The menu features fried chicken, grilled chicken and country breakfasts. In addition to the company-operated restaurants, as of June 30, 1997, the Company franchised 60 restaurants in the southern United States. For the year ended December 30, 1996, Grandy's had revenues of $91.0 million. See "THE COMPANY--Grandy's" and "BUSINESS--Grandy's."


OTHER CONCEPTS

         The Company also operates three smaller concepts: Spoons, Spectrum and National Sports Grill. Spoons, founded in 1978, operates 20 casual-dining restaurants located throughout California and features fajitas, salads, hamburgers, french fries, tacos and full bar service. Founded in 1970, Spectrum operates 16 unique, upscale, specialty restaurants located throughout California under such names as "Prego", "Tutto Mare" and "MacArthur Park". National Sports Grill operates six sports-theme restaurants offering generous portions and microbrewery beers and providing video telecasts of national and regional sporting events. As of December 30, 1996, the Company operated one Velvet Turtle restaurant which the Company closed in February 1997. For the year ended December 30, 1996, these other concepts had revenues of $99.5 million. See "THE COMPANY--Other Concepts" and "BUSINESS--Other Concepts."

FORMATION

         The Company was formed by Mr. Anwar S. Soliman, Chairman of the Board and Chief Executive Officer of the Company, and other members of current senior management, to acquire restaurant operations of Saga Corporation in February 1987. Mr. Soliman and other members of the Company's current senior management average more than 20 years experience in the restaurant industry and own approximately 61% of all outstanding shares of common stock, $.01 par value per share, of Holdings (the "Common Stock") and rights to acquire such Common Stock. See "THE COMPANY--Formation" and "BUSINESS--Introduction."


                                                THE EXCHANGE OFFER


Securities Offered..................   $17,000,000 aggregate principal amount of 14% Senior Discount Debentures due
                                       2005, Series B (the "Exchange Debentures"). The Exchange Debentures will be issued under the Indenture, dated as of December 1, 1993, as supplemented by the First
                                       Supplemental Indenture thereto, dated as of March 13, 1996 (the "Debenture
                                       Indenture"), between Holdings and United States Trust Company of New York, as
                                       trustee, pursuant to which the Debentures were issued. The terms of the Exchange
                                       Debentures are substantially identical in all respects (including interest rate and maturity) to the terms of the Debentures that are to be exchanged therefor, except that the Exchange Debentures are freely transferable by holders thereof (except as provided herein), and are not issued subject to any covenant regarding registration under the
                                       Act. See "DESCRIPTION OF THE EXCHANGE DEBENTURES."

Exchange Offer......................   The Exchange Debentures are being offered in exchange for a like principal amount of the Debentures. Debentures may be exchanged only in integral multiples of $1,000.
                                       Holdings has agreed to make the Exchange Offer in order to satisfy its obligations under a registration rights agreement (the "Registration Rights Agreement"), dated as of March 13, 1996, relating to the Debentures. For a description of the procedures for tendering, see "THE EXCHANGE OFFER--Tender Procedure."

Expiration Date; Withdrawal.........   The Exchange Offer will expire at 5:00 P.M., New York City time, on             ,
                                       1997 or such later date and time to which it may be extended in the sole discretion of
                                       Holdings (the "Expiration Date"). The date of acceptance for exchange of the
                                       Debentures (the "Exchange Date") will be the first business day following the
                                       Expiration Date. Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Debentures not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange
                                       Offer.

Conditions to the Exchange Offer....   The Exchange Offer is subject to certain conditions. See "THE EXCHANGE
                                       OFFER--Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Debentures being tendered for exchange.

Certain Federal Income Tax
  Considerations....................   Simpson Thacher & Bartlett (a partnership which includes professional corporations),
                                       New York, New York, special tax counsel to Holdings ("Tax Counsel"), is of the opinion that the exchange of the Debentures for the Exchange Debentures will not be a taxable event to the holder, and the holder will not recognize any taxable gain or loss or any interest income as a result of such exchange. Tax Counsel has also advised
                                       Holdings that the holding period of the Exchange Debentures will include the holding period of the Debentures and that the basis of the Exchange Debentures will be the same as the basis of the Debentures immediately before the exchange. See "CERTAIN
                                       UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS--Exchange of Debentures."

Untendered Debentures...............   Upon consummation of the Exchange Offer, the holders of Debentures, if any, will have no further registration or other rights under the Registration Rights Agreement.
                                       Holders of Debentures who do not tender their Debentures in the Exchange Offer or whose Debentures are not accepted for exchange will continue to hold such
                                       Debentures and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Debenture Indenture, except for any such rights or limitations which, by their terms, terminate or cease to be effective as a result of this Exchange Offer. All untendered and tendered but unaccepted Debentures will continue to be subject to the restrictions on transfer provided therein. To the extent that Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Debentures could be adversely affected.

Resales.............................   Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Holdings believes that Exchange Debentures issued pursuant to the Exchange Offer in exchange for Debentures may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Act, provided that (i) such Exchange Debentures are acquired in the ordinary course of business of such holder or any beneficial owner,
                                       (ii) such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Debentures and (iii) neither the holder nor any such beneficial owner is an "affiliate" of Holdings within the meaning of Rule 405 under the Act. See "Morgan Stanley & Co. Inc.," SEC No-Action Letter (available
                                       June 5, 1991) and "Exxon Capital Holdings Corporation," SEC No-Action Letter
                                       (available May 13, 1988). Each holder of Debentures who wishes to exchange
                                       Debentures for Exchange Debentures in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Holdings (within the meaning of Rule 405 under the Act), (ii) any Exchange Debentures to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Act) of such
                                       Exchange Debentures, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
                                       Act) of such Exchange Debentures. Each broker or dealer that receives Exchange
                                       Debentures for its own account in exchange for Debentures, where such Debentures were acquired by such broker or dealer as a result of market-making or other activities, must acknowledge that it will deliver a Prospectus in connection with any sale of such Exchange Debentures. See "PLAN OF DISTRIBUTION."

                                         TERMS OF THE EXCHANGE DEBENTURES

Maturity Date.......................   December 15, 2005.

Interest Rate and Payment Dates.....   Commencing December 15, 1998, interest will accrue until maturity at the rate of 14%
                                       per annum and will be payable semi-annually on each June 15 and December 15, commencing June 15, 1999.

Original Issue Discount.............   The Exchange Debentures will be treated as issued with original discount requiring holders of the Exchange Debentures to include amounts in gross income for federal income tax purposes in advance of receipt of the cash to which the income is attributable. See "CERTAIN UNITED STATES FEDERAL INCOME TAX
                                       CONSIDERATIONS--Original Issue Discount."

Optional Redemption.................   The Exchange Debentures are redeemable at the option of Holdings, in whole or in part, at any time on or after December 15, 1998 at the redemption prices set forth herein, plus accrued interest, if any, to the date of redemption.

Ranking.............................   The Exchange Debentures will rank pari passu in right of payment with all senior indebtedness of Holdings and senior in right of payment to all subordinated indebtedness of Holdings. As of the date of this Prospectus, Holdings has not issued and has no current plans to issue any significant indebtedness to which the Exchange
                                       Debentures would be senior. Holdings conducts business through its wholly owned subsidiary, ARG, and has no operations of its own. The primary asset of Holdings is the common stock of ARG. Consequently, Holdings relies on the cash flow of ARG in order to meet its debt service obligations. As a result of the relationship of
                                       Holdings and ARG, the Exchange Debentures will effectively rank subordinate to all indebtedness of ARG, notwithstanding that the Exchange Debentures will be senior unsecured obligations of Holdings. At June 30, 1997, the aggregate amount of indebtedness and other obligations of ARG (including trade payables) that effectively ranked senior to the Debentures (and the Exchange Debentures) was approximately
                                       $216.5 million. See "RISK FACTORS--High Leverage and Impact on Ability
                                       to Service Debt" and "--Holding Company Structure; Limitations on Access to Cash
                                       Flow; Effective Subordination of Exchange Debentures."

Change of Control...................   Pursuant to the provisions of the Debenture Indenture, in the event of a Change of
                                       Control (as defined herein), Holdings is obligated to make an offer to purchase all outstanding Exchange Debentures at a redemption price of 101% of the Accreted
                                       Value thereof to the repurchase date (if prior to December 15, 1998) or 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the repurchase date (if on or after December 15, 1998). See "DESCRIPTION OF THE
                                       EXCHANGE DEBENTURES--Change of Control" and "--Certain Covenants."
                                       However, the debt instruments of ARG severely restrict, among other things,
                                       Holdings' ability to make the mandatory repurchase of the Exchange Debentures upon a Change of Control (as defined herein) required by the Debenture Indenture. In addition, substantially all of the assets of ARG and its subsidiaries are pledged to secure obligations under existing debt agreements. If a Change of Control were to occur, it is unlikely that the Company would be able to repay all of its obligations under the Debenture Indenture and other indebtedness that would become payable. See
                                       "DESCRIPTION OF THE EXCHANGE DEBENTURES--Change of Control" and
                                       "DESCRIPTION OF CERTAIN INDEBTEDNESS--Credit Facilities." The Debenture
                                       Indenture contains covenants relating to, among other things, the incurrence of additional indebtedness, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments (as defined herein), the creation of certain liens, transactions with affiliates, mergers and certain consolidations, and the transfer of certain assets. The covenants contained in the Debenture Indenture would not necessarily afford holders of the Exchange Debentures protection in the event of a highly leveraged transaction or a takeover, recapitalization or similar restructuring involving the Company which may adversely affect holders of the Exchange
                                       Debentures.


                                 USE OF PROCEEDS


There will be no cash proceeds to Holdings for the exchange pursuant to the Exchange Offer. Holdings received net proceeds of approximately $7.1 million from the issuance and sale of the Debentures. Substantially all of such net proceeds were contributed to ARG. ARG used such net proceeds to make interest payments on its outstanding indebtedness.


                                  RISK FACTORS

Holders of the Debentures should consider carefully the information set forth under "RISK FACTORS," as well as the other information set forth in this Prospectus before tendering Debentures in exchange for the Exchange Debentures.


High Leverage and Impact on
Ability to Service Debt.............   Holdings and ARG are substantially leveraged companies. The degree to which
                                       Holdings and ARG are leveraged could affect ARG's ability to make distributions to

                                       Holdings to permit Holdings to make payments with respect to the Exchange
                                       Debentures by, among other things, (i) making ARG vulnerable to changes in general economic conditions or (ii) impairing ARG's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes. Any failure by ARG to make distributions to Holdings could result in non-payment of the Notes. See "RISK FACTORS--High Leverage and Impact on Ability to Service
                                       Debt."



                                       In addition, the Company is pursuing the sale of its Black Angus division, which must be consummated in order to enable ARG to repay a required sinking fund payment of $40.9 million due September 15, 1997 on the Senior Secured Notes (as defined below). If ARG is unable to generate sufficient cash flow from operations and asset sales in the future to service its debt and to make payments to Holdings, it may be required to refinance all or a portion of its existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be available, particularly in view of ARG's current high level of debt and the fact that substantially all of the assets of ARG and its subsidiaries are pledged to secure obligations under existing debt agreements. See "RISK FACTORS--High Leverage and
                                       Impact on Ability to Service Debt," "CAPITALIZATION" and "MANAGEMENT'S DISCUSSION AND
                                       ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


                                       The discretion of the Company's management with respect to the business of the
                                       Company is also limited by financial and operating covenants contained in the indentures governing ARG's existing debt. See "RISK FACTORS--High Leverage and Impact on Ability to Service Debt," "DESCRIPTION OF CERTAIN
                                       INDEBTEDNESS--Credit Facilities," "DESCRIPTION OF CERTAIN
                                       INDEBTEDNESS--Senior Secured Notes," and "DESCRIPTION OF CERTAIN
                                       INDEBTEDNESS--Subordinated Loan Agreement."  From time to time, ARG has solicited and received waivers of existing or anticipated defaults under such debt instruments. See "DESCRIPTION OF CERTAIN INDEBTEDNESS--Senior Secured
                                       Notes--Maintenance of Consolidated EBITDA".  ARG failed to meet EBITDA covenants under its Senior Secured Notes for the twelve months ended May 31, 1997 and for the four quarters ended June 30, 1997. While ARG's lenders have not moved to accelerate the repayment of this debt, the Company has, however, included its
                                       Senior Secured Notes and its subordinated debt in the current portion of long-term debt. Of these amounts, $40.9 million is due on September 15, 1997 under the sinking fund provisions of the Senior Secured Notes. The Company is pursuing the sale of its
                                       Black Angus division in order to repay in full its Senior Secured Notes. There can be no assurance that this sale will be completed on acceptable terms or that ARG will be able to comply with such covenants, as amended, in the future or obtain waivers of any current or future defaults thereunder. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                       FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."

Holding Company Structure;
Limitations on Access to Cash Flow;
Effective Subordination of
Exchange Debentures.................   Holdings conducts business through ARG and has no operations of its own.
                                       Consequently, Holdings relies on the cash flow of ARG in order to meet its debt service obligations. The debt instruments of ARG severely restrict, among other things, the payment of dividends, the making of loans by ARG to Holdings and Holdings'
                                       ability to make the mandatory repurchase of the Exchange Debentures required by the
                                       Debenture Indenture upon a Change of Control (as defined herein). See "DESCRIPTION OF
                                       CERTAIN INDEBTEDNESS."

                                       As a result of the relationship of Holdings and ARG, the creditors of Holdings, including the holders of the Exchange Debentures, effectively rank junior to all creditors of ARG, notwithstanding that the Exchange Debentures will be senior obligations of Holdings. Accordingly, in the event of the dissolution, bankruptcy, liquidation or reorganization of Holdings and ARG, the holders of the Exchange
                                       Debentures may not receive any amounts with respect to the Exchange Debentures until after the payment in full of the claims of creditors of ARG. See "RISK
                                       FACTORS--Holding Company Structure; Limitations on Access to Cash Flow;
                                       Effective Subordination of Exchange Debentures."

Recent Losses and
Accountants' Report.................   ARG experienced net losses after extraordinary items of $12.1 million in 1994, $39.7 million in 1995 and $38.5 million in 1996. If ARG continues to have net losses there could be a material adverse effect on the business of ARG which could affect ARG's ability to make distributions to Holdings for the payment of its obligations under the
                                       Exchange Debentures. See "RISK FACTORS--Holding Company Structure; Limitations on Access
                                       to Cash Flow; Effective Subordination of Exchange Debentures," "RISK FACTORS--High Leverage
                                       and Impact on Ability to Service Debt," "DESCRIPTION OF CERTAIN INDEBTEDNESS--Subordinated
                                       Loan Agreement" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                       OF OPERATIONS."  In addition, Arthur Andersen LLP, independent public accountants, have issued a report, a copy of which is included herein, which states that the fact that the
                                       Company (i) has suffered recurring losses from operations, (ii) has a net capital deficit,
                                       (iii) has a sinking fund payment of $40.9 million due September 15, 1997, and (iv) may be required to renegotiate its senior debt if it cannot meet amended covenants, raises substantial doubt about its ability to continue as a going concern. See "REPORT OF
                                       INDEPENDENT PUBLIC ACCOUNTANTS".

Competition and Markets.............   All aspects of the restaurant business are highly competitive. Competition from other restaurant chains typically represents the more important competitive influence, principally because of their significant marketing and financial resources. There can be no assurance that the Company will be able to compete successfully against competitors in the future or that competition will not have a material adverse effect on the Company's results of operations. See "RISK FACTORS--Competition and
                                       Markets."

Concentration of Ownership and
Control of the Company..............   Holdings owns 100% of ARG's outstanding Common Stock. All of Holdings'
                                       management stockholders have entered into a voting trust agreement (the "Voting
                                       Trust Agreement") in accordance with which Anwar S. Soliman, Chairman and Chief
                                       Executive Officer of ARG and Holdings, exercises all voting rights to which such shareholders would otherwise be entitled. As a result, Mr. Soliman is considered the beneficial owner of approximately 82% of the outstanding shares of Holdings'
                                       common stock (approximately 61% on a fully diluted basis). See "RISK
                                       FACTORS--Concentration of Ownership and Control of the Company."

Likelihood of Repurchase of
the Exchange Debentures Upon
a Change of Control.................   Upon the occurrence of a Change of Control (as defined herein), the holders of the
                                       Exchange Debentures will have the right to require Holdings to repurchase their
                                       Exchange Debentures at 101% of the Accreted Value thereof to the repurchase date
                                       (if prior to December 15, 1998) or 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (if on or after December 15,
                                       1998). If a Change of Control were to occur, it is unlikely that the Company would be able to repay all of its obligations under the Debenture Indenture and other indebtedness that would become payable. In addition, the covenants contained in the
                                       Debenture Indenture would not necessarily afford holders of the Exchange Debentures protection in the event of a highly leveraged transaction or a takeover, recapitalization or similar restructuring involving the Company which may adversely affect holders of the Exchange Debentures. See "DESCRIPTION OF THE EXCHANGE
                                       DEBENTURES--Change of Control."

Original Issue Discount
Consequences........................   The Exchange Debentures will be treated as issued at a substantial discount from their principal amount. Consequently, holders of the Exchange Debentures generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See
                                       "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

                                       If a bankruptcy case is commenced by or against Holdings or ARG under the United
                                       States Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Exchange
                                       Debentures, the claim of a holder of Exchange Debentures with respect to the principal amount thereof may be limited. See "RISK FACTORS--Original Issue Discount
                                       Consequences."

Absence of Public Market for
the Exchange Debentures.............   The Exchange Debentures are being offered to the holders of the Debentures. The
                                       Debentures were offered and sold in March 1996 to an institutional investor and are eligible for trading in the Private Offerings, Resale and Trading through Automatic
                                       Linkages (PORTAL) Market. Prior to the Exchange Offer, there has been no market for the Exchange Debentures. Holdings does not currently intend to list the Exchange
                                       Debentures on any securities exchange. Accordingly, no assurance can be given that any market for the Exchange Debentures will develop, or, if any such market develops, as to the liquidity of such market.

Exchange Offer Procedures;
Effects of Failure to Tender
or Properly Tender..................   Issuance of the Exchange Debentures in exchange for Debentures pursuant to the
                                       Exchange Offer will be made only after a timely receipt by Holdings of such
                                       Debentures, a properly completed and duly executed Letter of Transmittal and all other required documents. Holdings is under no duty to give notification of defects or irregularities with respect to the tenders of Debentures for exchange. Debentures that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and Holdings will have no further obligation to provide for the registration under the Act of such Debentures. To the extent that Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Debentures could be adversely affected. See "RISK FACTORS--Exchange
                                       Offer Procedures; Effects of Failure to Tender or Properly Tender" and "THE
                                       EXCHANGE OFFER."

                               SUMMARY HISTORICAL
                           CONSOLIDATED FINANCIAL DATA


         The following selected historical consolidated financial data for each of the last five years ended December 30, 1996 has been derived from the consolidated financial statements of the Company which have been audited by Arthur Andersen LLP, independent accountants. The financial data for the twenty-six weeks ended June 24, 1996 and June 30, 1997 has been derived from the Company's unaudited financial statements, which in the opinion of management include all adjustments necessary for a fair presentation of the data for interim periods. The results of operations for the twenty-six weeks ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full fiscal year. This Selected Historical Financial Data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.




                                                               YEAR ENDED                           TWENTY-SIX WEEKS ENDED
                                    ---------------------------------------------------------------------------------------
                                      DEC. 28,    DEC. 27,     DEC. 26,     DEC. 25,     DEC. 30,      JUNE  24,    JUNE 30,
                                        1992        1993         1994         1995       1996(1)         1996         1997
                                    ---------    ---------    ---------    ---------    ---------    ---------    ---------
INCOME STATEMENT DATA:
REVENUES:
 Black Angus ...................... $ 225,796    $ 235,345    $ 253,634    $ 243,624    $ 254,946    $ 131,254    $ 137,716
 Grandy's .........................   106,701      111,166      109,301      101,839       90,962       45,533       40,355
 Other concepts ...................    92,520       91,398       97,471      100,503       99,516       48,882       48,874
                                    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total revenues ................   425,017      437,909      460,406      445,966      445,424      225,669      226,945

RESTAURANT COSTS:
 Food and beverage ................   132,767      136,255      142,828      138,270      141,032       71,671       71,958
 Payroll ..........................   131,016      132,292      136,151      134,532      137,104       67,508       67,598
  Direct operating ................    95,419      109,462      108,382      110,399      114,589       55,166       57,301
 Depreciation and Amortization ....    26,330       25,682       26,723       23,171       20,791       10,307       10,082
                                    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total restaurant costs ........   385,532      403,691      414,084      406,372      413,516      204,652      206,939

General and administrative
  expenses ........................    28,429       29,895       31,063       31,387       28,110       13,266       16,494

Non-cash charge for impairment
  of long-lived assets ............        --           --           --       20,178       13,205           --           --

Operating profit (loss) ...........    11,056        4,323       15,259      (11,971)      (9,407)       7,751        3,512

Interest expense, net .............    23,185       23,982       34,190       35,450       37,954       18,788       17,233

Net loss before extraordinary
  loss ............................   (12,228)     (19,457)     (18,995)     (47,496)     (47,455)     (11,097)     (13,762)

Extraordinary loss on
  extinguishment of debt ..........   (17,775)     (10,790)          --           --       (1,688)          --           --

Net loss .......................... $ (30,003)   $ (30,247)   $ (18,995)   $ (47,496)   $ (49,143)   $ (11,097)   $ (13,762)

Ratio of earnings to fixed
  charges--(deficiency)(2) ........ $ (12,129)   $ (19,659)   $ (18,931)   $ (47,421)   $ (47,361)   $ (11,037)   $ (13,721)

BALANCE SHEET DATA:
Plant and equipment, net .......... $ 190,017    $ 181,889    $ 181,496    $ 171,030    $ 101,169    $ 168,300    $  96,621
Total assets ......................   298,494      299,068      288,228      254,491      177,205      241,519      165,770
Long-term obligations,
  including current portion .......   215,627      273,355      277,820      291,987      258,566      300,633      264,115
Redeemable cumulative preferred
  stock ...........................    73,291           --           --           --           --           --           --
Common stockholders' equity
  (deficit) .......................   (60,735)     (47,140)     (66,135)    (113,681)    (162,824)    (124,778)    (176,586)


(1)  The year ended December 30, 1996 included 53 weeks.
(2) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before extraordinary loss, income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor.

                                  RISK FACTORS

         Each holder of Debentures should consider carefully the following specific risk factors, as well as the other information set forth in this Prospectus before tendering Debentures in exchange for Exchange Debentures offered hereby. The risk factors set forth below are generally applicable to the Debentures as well as the Exchange Debentures.

HIGH LEVERAGE AND IMPACT ON ABILITY TO SERVICE DEBT


         Holdings and ARG are substantially leveraged companies. At June 30, 1997, Holdings' total consolidated long-term indebtedness was approximately $264.1 million. For 1996, Holdings' earnings before extraordinary loss, income taxes and fixed charges were insufficient to cover fixed charges in the amount of $47.4 million. The degree to which Holdings and ARG are leveraged could have important consequences to holders of the Exchange Debentures, including the following, any of which could affect ARG's ability to make distributions to Holdings to permit Holdings to make payments with respect to the Exchange
Debentures: (i) ARG's significant degree of leverage could make it vulnerable to changes in general economic conditions; and (ii) ARG's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired. Any failure by ARG to make distributions to Holdings could result in non-payment of the Notes. As of the date of this Prospectus, ARG did not have a working capital facility.



         ARG's ability to make payments to Holdings to permit Holdings to pay cash interest on the Exchange Debentures and to repay the Exchange Debentures at maturity will be dependent on ARG's future operating performance, which is itself dependent on a number of factors including general economic conditions and financial, business and other factors affecting the operations of ARG, many of which are beyond its control. In addition, the Company is pursuing the sale of its Black Angus division which must be consummated in order to enable ARG to repay a required sinking fund payment of $40.9 million due September 15, 1997 on the Senior Secured Notes (as defined below). After the completion of the Black Angus sale, the Company will pursue additional asset sales. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources." Any such material sale of assets would require the consent of the holders of the Company's indebtedness which would remain outstanding after the application of the proceeds thereof. See "DESCRIPTION OF CERTAIN INDEBTEDNESS - Credit Facilities," "DESCRIPTION OF CERTAIN INDEBTEDNESS
- Senior Secured Notes," and "DESCRIPTION OF CERTAIN INDEBTEDNESS - Subordinated Loan Agreement." If ARG is unable to generate sufficient cash flow from operations and asset sales in the future to service its debt and to make payments to Holdings, it may be required to refinance all or a portion of its existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be available, particularly in view of ARG's current high level of debt and the fact that substantially all of the assets of ARG and its subsidiaries are pledged to secure obligations under existing debt agreements. See "CAPITALIZATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


         The discretion of the Company's management with respect to the business of the Company is also limited by financial and operating covenants contained in the indentures governing ARG's existing Senior Secured Notes due 1998 as amended (the "Senior Secured Notes"), the amended and restated subordinated loan agreement dated as of March 20, 1992 (the "Subordinated Loan Agreement") governing ARG's 10 1/4% Subordinated Notes (the "Subordinated Notes") and ARG's letter of credit facility (the "Credit Facilities"). Such covenants include, among other things, (i) restrictions on the ability of the Company to dispose of assets, incur debt, create liens, make capital expenditures above stated amounts and make certain investments and (ii) requirements that the Company meet certain financial performance tests and consummate certain asset sales. See "DESCRIPTION OF CERTAIN INDEBTEDNESS--Credit Facilities," "DESCRIPTION OF CERTAIN INDEBTEDNESS--Senior Secured Notes," and "DESCRIPTION OF CERTAIN INDEBTEDNESS--Subordinated Loan Agreement." The ability of ARG and its subsidiaries to incur additional debt is severely limited by such covenants.


         ARG was two weeks late in paying the quarterly interest of $1.2 million on its Subordinated Notes which was due December 15, 1996, was four weeks late in the quarterly payment which was due March 15, 1997 and was four weeks late in the quarterly payment which was due June 15, 1997. The Subordinated Notes provides for a 30-day grace period for interest payments. In addition, ARG was in default under a covenant under its Senior Secured Notes that required certain sales or sale/leaseback transactions by December 31, 1996. On March 13, 1997, ARG's Senior Secured Note holders consented to an amendment which replaced the EBITDA covenants for the year ended December 30, 1996 and for the four quarters ended March 31, 1997 with an EBITDA covenant for the twelve months ended May 31, 1997 (tested at the same level as would have been required for the four quarters ended March 31,
1997), reduced the amount of net cash proceeds from asset sales or sale/leaseback transactions required by December 31, 1996 to $15.0 million (which was accomplished) and waived any related existing defaults or events of default. ARG failed to meet the amended EBITDA test under its Senior Secured Notes for the twelve-month period ended May 31, 1997 and for the four quarters ended June 30, 1997. While the holders of the Senior Secured Notes have not moved to accelerate the repayment of this debt, the Company has, however, included its Senior Secured Notes and its subordinated debt in the current portion of long-term debt. Of these amounts, $40.9 million is due on September 15, 1997 under the sinking fund provisions of the Senior Secured Notes. The Company is pursuing the sale of its Black Angus division in order to repay in full its Senior Secured Notes. There can be no assurance that this sale will be completed on acceptable terms. While ARG has from time to time solicited and received waivers of existing or anticipated defaults under its debt instruments, there can be no assurance that ARG will be able to comply with its covenants in the future or obtain waivers of any current or future defaults thereunder. See "DESCRIPTION OF CERTAIN INDEBTEDNESS--Senior Secured Notes--Maintenance of Consolidated EBITDA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."


HOLDING COMPANY STRUCTURE; LIMITATIONS ON ACCESS TO CASH FLOW; EFFECTIVE SUBORDINATION OF EXCHANGE DEBENTURES

         Holdings conducts business through ARG and has no operations of its own. The primary asset of Holdings is the common stock of ARG. Consequently, Holdings relies on the cash flow of ARG in order to meet its debt service obligations. The debt instruments of ARG severely restrict, among other things, the payment of dividends, the making of loans by ARG to Holdings and Holdings' ability to make the mandatory repurchase of the Exchange Debentures required by the Debenture Indenture upon a Change of Control (as defined herein). For a further description of these restrictions, see "DESCRIPTION OF CERTAIN INDEBTEDNESS."


         As a result of the relationship of Holdings and ARG, the creditors of Holdings, including the holders of the Exchange Debentures, effectively rank junior to all creditors of ARG, including the bank lenders under the Credit Facilities, the holders of the Senior Secured Notes, the holders of the Subordinated Notes and the trade creditors of ARG, notwithstanding that the Exchange Debentures will be senior obligations of Holdings. Accordingly, in the event of the dissolution, bankruptcy, liquidation or reorganization of Holdings and ARG, the holders of the Exchange Debentures may not receive any amounts with respect to the Exchange Debentures until after the payment in full of the claims of creditors of ARG. As of June 30, 1997, the aggregate amount of indebtedness and other obligations of ARG to which the holders of the Exchange Debentures would have been structurally subordinated was approximately $216.5 million.



RECENT LOSSES AND ACCOUNTANTS' REPORT



         ARG experienced net losses after extraordinary items of $12.1 million in 1994, $39.7 million in 1995 and $38.5 million in 1996. If ARG continues to have net losses there could be a material adverse effect on the business of ARG which could affect ARG's ability to make distributions to Holdings for the payment of its obligations under the Exchange Debentures. See "-- Holding Company Structure; Limitations on Access to Cash Flow; Effective Subordination of Exchange Debentures," "-- High Leverage and Impact on Ability to Service Debt," "DESCRIPTION OF CERTAIN INDEBTEDNESS--Subordinated Loan Agreement" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." In addition, Arthur Andersen LLP, independent public accountants, have issued a report, a copy of which is included herein, which states that the fact that the Company (i) has suffered recurring losses from operations, (ii) has a net capital deficit, (iii) has a sinking fund payment of $40.9 million due September 15, 1997, and (iv) may be required to renegotiate its senior debt if it cannot meet amended covenants, raise substantial doubt about its ability to continue as a going concern. See "REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS".


COMPETITION AND MARKETS

         All aspects of the restaurant business are highly competitive. Price, restaurant location, food quality, service and attractiveness of facilities are important aspects of competition, and the competitive environment is often affected by factors beyond a particular restaurant management's control, including changes in the public's taste and eating habits, population and traffic patterns and economic conditions. The Company's restaurants compete with a wide variety of restaurants, ranging from national and regional restaurant chains to locally owned restaurants. Competition from other restaurant chains typically represents the more important competitive influence, principally because of their significant marketing and financial resources. In addition, competition is not limited to a particular segment of the restaurant industry as fast-food eateries, steakhouses and casual-dining restaurants are all competing for the same consumer's dining dollars. There can be no assurance that the Company will be able to compete successfully against its current or future competitors in the future. In addition, there can be no assurance that competition will not have a material adverse effect on the Company's results of operations.

CONCENTRATION OF OWNERSHIP AND CONTROL OF THE COMPANY


         Holdings owns 100% of ARG's outstanding Common Stock. All of Holdings' management stockholders have entered into the Voting Trust Agreement in accordance with which Anwar S. Soliman, Chairman and Chief Executive Officer of ARG and Holdings, exercises, as voting trustee, all voting and substantially all other rights to which such shareholders would otherwise be entitled until the earlier of December 31, 2001 or the earlier termination of the Voting Trust Agreement. As a result, Mr. Soliman is considered the beneficial owner of approximately 82% of the outstanding shares of Holdings' common stock (approximately 61% on a fully diluted basis).


LIKELIHOOD OF REPURCHASE OF THE EXCHANGE DEBENTURES UPON A CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, the holders of the Exchange Debentures will have the right, in accordance with certain procedures, to require Holdings to repurchase their Exchange Debentures at 101% of the Accreted Value thereof to the repurchase date (if prior to December 15, 1998) or 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (if on or after December 15, 1998). If a Change of Control were to occur, it is unlikely that the Company would be able to repay all of its obligations under the Debenture Indenture and other indebtedness that would become payable. In addition, the covenants contained in the Debenture Indenture would not necessarily afford holders of the Exchange Debentures protection in the event of a highly leveraged transaction or a takeover, recapitalization or similar restructuring involving the Company which may adversely affect holders of the Exchange Debentures. See "DESCRIPTION OF THE EXCHANGE DEBENTURES--Change of Control."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

         The Exchange Debentures will be treated as issued at a substantial discount from their principal amount. Consequently, under original issue discount rules, holders of the Exchange Debentures generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. For a more detailed discussion of the federal income tax consequences to the holders of the Exchange Debentures of the purchase, ownership and disposition of the Exchange Debentures, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         If a bankruptcy case is commenced by or against Holdings or ARG under the United States Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Exchange Debentures, the claim of a holder of Exchange Debentures with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price of the Exchange Debentures and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. An original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE DEBENTURES

         The Exchange Debentures are being offered to the holders of the Debentures. The Debentures were offered and sold in March 1996 to an institutional investor and are eligible for trading in the Private Offerings, Resale and

Trading through Automatic Linkages (PORTAL) Market. Prior to the Exchange Offer, there has been no market for the Exchange Debentures. Holdings does not currently intend to list the Exchange Debentures on any securities exchange. Accordingly, no assurance can be given that any market for the Exchange Debentures will develop, or, if any such market develops, as to the liquidity of such market.

EXCHANGE OFFER PROCEDURES; EFFECTS OF FAILURE TO TENDER OR PROPERLY TENDER

         Issuance of the Exchange Debentures in exchange for Debentures pursuant to the Exchange Offer will be made only after a timely receipt by Holdings of such Debentures, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Debentures desiring to tender such Debentures in exchange for Exchange Debentures should allow sufficient time to ensure timely delivery. Holdings is under no duty to give notification of defects or irregularities with respect to the tenders of Debentures for exchange. Debentures that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and Holdings will have no further obligation to provide for the registration under the Act of such Debentures. In addition, any holder of Debentures who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Debentures may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Act in connection with any resale transaction. To the extent that Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Debentures could be adversely affected. See "THE EXCHANGE OFFER." Each broker-dealer that receives Exchange Debentures for its own account in exchange for Debentures, where such Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. See "PLAN OF DISTRIBUTION".

                                  THE COMPANY

GENERAL


         The Company operates 239 restaurants primarily located in the western and southwestern United States. The Company is comprised of two principal concepts: Black Angus, a steakhouse chain serving the western United States, and Grandy's, a chicken chain serving the southern United States. The Company is principally positioned in the casual dining segment of the restaurant industry. For the year ended December 30, 1996, the Company had revenues of $445.4 million.


         The principal executive offices of the Company are located at 450 Newport Center Drive, Newport Beach, California 92660, and its telephone number is (714) 721-8000.

BLACK ANGUS

         Founded in 1964, Black Angus is a steakhouse chain in the western United States. The Company operates 104 Stuart Anderson's Black Angus and Stuart Anderson's Cattle Company restaurants located primarily in California, the Pacific Northwest and Arizona. Black Angus restaurants feature steak and prime rib, but also serve chicken and seafood entrees, and all restaurants include lounge areas. For the year ended December 30, 1996, Black Angus had revenues of $254.9 million.

GRANDY'S


         Grandy's, founded in 1973, operates 93 restaurants located principally in Texas, Oklahoma and Kansas. Grandy's is a family-oriented, quick-service concept. Grandy's differentiates itself from other fast food restaurants by offering comparable prices and speed, but with the quality and ambiance of a full-service restaurant. The menu features fried chicken, grilled chicken and country breakfasts. In addition to the company-operated restaurants, as of June 30, 1997, the Company franchised 60 restaurants in the southern United States. For the year ended December 30, 1996, Grandy's had revenues of $91.0 million.

OTHER CONCEPTS

         The Company also operates three smaller concepts: Spoons, Spectrum and National Sports Grill. Spoons, founded in 1978, operates 20 casual-dining restaurants located throughout California and features fajitas, salads, hamburgers, french fries, tacos and full bar service. Founded in 1970, Spectrum operates 16 unique, upscale, specialty restaurants located throughout California under such names as "Prego", "Tutto Mare" and "MacArthur Park". National Sports Grill operates six sports-theme restaurants offering generous portions and microbrewery beers and providing video telecasts of national and regional sporting events. As of December 30, 1996, the Company operated one Velvet Turtle restaurant which the Company closed in February 1997. For the year ended December 30, 1996, these other concepts had revenues of $99.5 million.

FORMATION

         The Company was formed by Mr. Anwar S. Soliman, Chairman of the Board and Chief Executive Officer of the Company, and other members of current senior management (Ralph S. Roberts, President and Chief Operating Officer, William J. McCaffrey Jr., Chief Financial Officer and Wilfred H. Partridge, Vice President-Purchasing) to acquire restaurant operations of Saga Corporation in February 1987. Mr. Soliman and other members of the Company's current senior management average more than 20 years experience in the restaurant industry.

                                USE OF PROCEEDS


         There will be no cash proceeds to Holdings for the exchange pursuant to the Exchange Offer. Holdings received net proceeds of approximately $7.1 million from the issuance and sale of the Debentures. Substantially all of such net proceeds were contributed to ARG. ARG used such net proceeds to make interest payments on its outstanding indebtedness.


                                 CAPITALIZATION


         The following table sets forth the consolidated capitalization of Holdings as of June 30, 1997. The table should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                             AS OF
                                                       JUNE 30, 1997(1)
                                                    ----------------------
                                                         (UNAUDITED)
                                                    (DOLLARS IN THOUSANDS)
Short-term debt:
 Working capital facility .............................. $      --
 Current portion of capitalized lease obligations ......       931
 Current portion of other debt .........................       265
 Current portion of senior secured notes ...............   126,665
 Current portion of subordinated term loan .............    45,000
                                                         ---------
   Total short-term debt ...............................   172,861
Long-term debt:
 Capitalized lease obligations .........................     7,973
 Other debt ............................................     1,271
 Existing 14% senior discount debentures ...............    72,731
 New 14% senior discount debentures ....................     9,279
                                                         ---------
   Total long-term debt ................................    91,254
Preferred stock ........................................        --
Common stockholders' equity:
 Common stock ..........................................         2
 Paid-in capital(2) ....................................    17,539
 Accumulated deficit ...................................  (194,077)
 Treasury stock (9,126 shares) .........................       (50)
                                                         ---------
   Total common stockholders' deficit ..................  (176,586)
                                                         ---------
   Total capitalization ................................    87,529
                                                         =========


(1) All indebtedness, other than that shown for the 14% Senior Discount Debentures, represents indebtedness of ARG. See "RISK FACTORS--High Leverage and Impact on Ability to Service Debt" and "--Holding Company Structure; Limitations on Access to Cash Flow; Effective Subordination of Exchange Debentures."

(2) Does not include shares of Common Stock reserved for issuance upon the exercise of stock options which may be granted to certain management employees. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "MANAGEMENT--Stock Option Plan."

                               SUMMARY HISTORICAL
                           CONSOLIDATED FINANCIAL DATA


         The following selected historical consolidated financial data for each of the last five years ended December 30, 1996 has been derived from the consolidated financial statements of the Company which have been audited by Arthur Andersen LLP, independent accountants. The financial data for the twenty-six weeks ended June 24, 1996 and June 30, 1997 has been derived from the Company's unaudited financial statements, which in the opinion of management include all adjustments necessary for a fair presentation of the data for interim periods. The results of operations for the twenty-six weeks ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full fiscal year. This Selected Historical Financial Data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                                      YEAR ENDED                              TWENTY-SIX WEEKS ENDED
                                            --------------------------------------------------------------    ----------------------
                                             DEC. 28,     DEC. 27,     DEC. 26,      DEC. 25,     DEC. 30,     JUNE  24,    JUNE 30,
                                               1992         1993         1994          1995       1996 (1)       1996        1997
                                            ---------    ---------    ---------     ---------    ---------    ---------   ----------
INCOME STATEMENT DATA:
REVENUES:
  Black Angus ............................. $ 225,796    $ 235,345    $ 253,634     $ 243,624    $ 254,946    $ 131,254   $ 137,716
  Grandy's ................................   106,701      111,166      109,301       101,839       90,962       45,533      40,355
  Other concepts ..........................    92,520       91,398       97,471       100,503       99,516       48,882      48,874
                                            ---------    ---------    ---------     ---------    ---------    ---------   ---------
    Total revenues ........................   425,017      437,909      460,406       445,966      445,424      225,669     226,945
RESTAURANT COSTS:
  Food and beverage .......................   132,767      136,255      142,828       138,270      141,032       71,671      71,958
  Payroll .................................   131,016      132,292      136,151       134,532      137,104       67,508      67,598
  Direct operating ........................    95,419      109,462      108,382       110,399      114,589       55,166      57,301
  Depreciation and Amortization ...........    26,330       25,682       26,723        23,171       20,791       10,307      10,082
                                            ---------    ---------    ---------     ---------    ---------    ---------   ---------
    Total restaurant costs ................   385,532      403,691      414,084       406,372      413,516      204,652     206,939
General and administrative expenses .......    28,429       29,895       31,063        31,387       28,110       13,266      16,494
Non-cash charge for impairment of
  long-lived assets .........................      --           --           --        20,178       13,205           --          --

Operating profit (loss) ...................    11,056        4,323       15,259       (11,971)      (9,407)       7,751       3,512
Interest expense, net .....................    23,185       23,982       34,190        35,450       37,954       18,788      17,233
Net loss before extraordinary loss ........   (12,228)     (19,457)     (18,995)      (47,496)     (47,455)     (11,097)    (13,762)
Extraordinary loss on extinguishment
  of debt .................................   (17,775)     (10,790)          --            --       (1,688)          --          --

Net loss .................................. $ (30,003)   $ (30,247)   $ (18,995)    $ (47,496)   $ (49,143)   $ (11,097)  $ (13,762)
Ratio of earnings to fixed charges
  --(deficiency) (2) ...................... $ (12,129)   $ (19,659)   $ (18,931)    $ (47,421)   $ (47,361)   $ (11,037)  $ (13,721)
BALANCE SHEET DATA:
Plant and equipment, net .................. $ 190,017    $ 181,889    $ 181,496     $ 171,030    $ 101,169    $ 168,300   $  96,621
Total assets ..............................   298,494      299,068      288,228       254,491      177,205      241,519     165,770
Long-term obligations, including current
  portion .................................   215,627      273,355      277,820       291,987      258,566      300,633     264,115
Redeemable cumulative preferred stock .....    73,291           --           --            --           --           --          --

Common stockholders' equity (deficit) .....   (60,735)     (47,140)     (66,135)     (113,681)    (162,824)    (124,778)   (176,586)


         ----------
         (1)      The year ended December 30, 1996 included 53 weeks.
         (2) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before extraordinary loss, income taxes and fixed charges. Fixed charges consist of interest on indebtedness, the amortization of debt issue costs and that portion of operating rental expense representative of the interest factor.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


         Holdings, a holding company with no operations of its own, conducts its business through ARG, the common stock of which is the primary asset of Holdings. Consequently, Holdings relies on ARG's cash flow in order to meet its liquidity needs, including its debt-service obligations. As of December 30, 1996 and as of the date of this Prospectus, the payment of loans (in excess of immaterial amount), advances or dividends by ARG to Holdings is prohibited by ARG's material debt instruments. See "DESCRIPTION OF CERTAIN INDEBTEDNESS."


         The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and notes included elsewhere in this Prospectus. The following discussion should also be read in conjunction with the "SELECTED HISTORICAL FINANCIAL DATA," "THE COMPANY" and "BUSINESS" discussions included elsewhere in this Prospectus.

RESULTS OF OPERATIONS


Twenty-six weeks ended June 24, 1996 and June 30, 1997:



         Revenues. Total revenues increased 0.6% from $225.7 million in the twenty-six weeks ended June 24, 1996 to $226.9 million in the twenty-six weeks ended June 30, 1997. Comparable restaurant revenues decreased 3.8%. There were 247 restaurants operating as of June 24, 1996 and 239 operating as of June 30, 1997.



         Black Angus revenues increased 4.9% to $137.7 million in 1997 as compared to the same period in 1996. The increase was due to the addition of nine new restaurants. Comparable restaurant revenues decreased 4.6%.



         Grandy's revenues decreased 11.4% from $45.5 million in 1996 to $40.4 million in 1997. Comparable restaurant revenues were 6.5% lower than the prior year. Franchise revenues were $1.0 million and $0.9 million in 1996 and 1997, respectively.



         Revenues from other concepts (Spoons, Spectrum and National Sports Grill) remained approximately the same at $48.9 million in 1996 and 1997. Comparable restaurant revenues increased 0.8%.



         Food and Beverage Costs. Food and beverage costs as a percentage of revenues remained approximately the same at 31.8% in 1996 and 31.7% in 1997.



         Payroll Costs. As a percentage of revenues, labor costs decreased 0.1% from 29.9% in 1996 to 29.8% in 1997. The decrease was due primarily to lower worker's compensation expense.



         Direct Operating Costs. As a percentage of revenues, total direct operating costs increased 0.8% from 24.4% in 1996 to 25.2% in 1997. The increase was due primarily to higher occupancy expenses.



         Depreciation and Amortization. As a percentage of revenues, depreciation and amortization decreased from 4.6% in 1996 to 4.4% in 1997. The decrease was due primarily to the non-cash reduction of the historical cost of certain long-lived assets in December 1996.



         General and Administrative Expenses. General and administrative expenses increased from $13.3 million in 1996 to $16.5 million in 1997. The increase was due primarily to a non-cash charge of $4.1 million for costs associated with closed restaurants, primarily in the Grandy's Division, in the second quarter of 1997. General and administrative expenses as a percentage of revenues were 5.9% and 7.3% (5.4% before the non-cash charge for closed restaurants) for 1996 and 1997, respectively.

         Operating Profit. Due to the items mentioned above, operating profit decreased from $7.8 million in 1996 to $3.5 million in 1997. As a percentage of revenues, operating profit decreased from 3.4% to 1.5%. Before the non-cash charge mentioned above there was an operating profit of $7.6 million in 1997.



         Interest Expense. Interest expense decreased from $18.8 million in 1996 to $17.2 million in 1997. The Company's average stated interest rate increased from 12.0% in 1996 to 12.8% in 1997. Average borrowings (excluding capitalized lease obligations) decreased from $287.7 million in 1996 to $251.0 million in 1997.


Years ended December 26, 1994, December 25, 1995 and December 30, 1996:

         Revenues. Total revenues decreased 3.1% from $460.4 million in 1994 to $446.0 million in 1995 followed by a slight decrease to $445.4 million in 1996. The year ended December 30, 1996 includes a 53rd week which added $6.9 million to total revenues. Comparable restaurant revenues excluding the 53rd week decreased 2.9% from 1995. Six new restaurants were opened during 1996 offset by the closure of seven poor performing restaurants. There were 246, 248 and 247 restaurants operating at the end of 1994, 1995 and 1996, respectively.

         Black Angus revenues decreased 3.9% from $253.6 million in 1994 to $243.6 million in 1995 then increased 4.6% to $254.9 million in 1996. The increase in 1996 revenues was the result of the 53rd week which added $4.2 million in revenues and the addition of six new restaurants. Total comparable restaurant revenues increased 0.2% in 1996. Comparable restaurant food sales increased 1.5% compared to 1995 while beverage sales decreased 3.9% as a result of de-emphasizing the late-night lounge business. The greatest competition to Black Angus came from similarly priced national steakhouse chains. Black Angus has its strongest position in its major West Coast markets, however, where unit penetration of other steakhouse chains remains low. There were six new restaurants opened in 1996, two in Arizona, two in Nevada, one in Washington and one in Utah.

         Grandy's revenues decreased 6.8% from $109.3 million in 1994 to $101.8 million in 1995 followed by a 10.7% decrease to $91.0 million in 1996. The decrease in 1996 was the net result of the 53rd week which added $1.3 million in revenues, an 11.3% decrease in comparable restaurant revenues and the closure of seven poor performing restaurants. Grandy's faced significant competition in all of its markets, with both casual-dining and fast-food restaurant chains continuing to build additional units. In addition to new unit expansion, there was an increase in media advertising by competitors. Franchise revenues were $2.5 million, $2.2 million and $2.0 million in 1994, 1995 and 1996, respectively.


         Revenues from other concepts (Spoons, Spectrum and National Sports Grill) increased 3.1% from $97.5 million in 1994 to $100.5 million in 1995 then decreased 1.0% to $99.5 million in 1996. The decrease in 1996 was the net result of the 53rd week which added $1.4 million in revenues and a 1.9% decrease in comparable restaurant revenues in 1996. Increased advertising from other restaurant chains adversely affected sales in the Company's other concepts which do relatively little media advertising.


         Food and Beverage Costs. As a percentage of revenues, food and beverage costs increased from 31.0% in 1994 and 1995 to 31.7% in 1996. The increase in 1996 was primarily a result of higher grocery expenses.

         Payroll Costs. As a percentage of revenues, labor costs increased from 29.6% in 1994 to 30.2% in 1995 and then increased to 30.8% in 1996. The increase in 1996 was primarily a result of higher restaurant management costs.

         Direct Operating Costs. Direct operating costs consist of occupancy, advertising and other expenses incurred by individual restaurants. As a percentage of revenues, these costs increased from 23.5% in 1994 to 24.8% in 1995 and then increased to 25.7% in 1996. The increase was a result of increased advertising expenses and higher occupancy costs.

         Depreciation and Amortization. Depreciation and amortization consists of depreciation of fixed assets used by individual restaurants, division and corporate offices, as well as amortization of intangible assets. As a percentage of revenues, depreciation and amortization decreased from 5.8% in 1994 to 5.2% in 1995 and then decreased to 4.7% in 1996. The decrease was primarily due to the non-cash reduction of the historical costs of certain long-lived assets in December 1995.

         General and Administrative Expenses. General and administrative expenses as a percentage of revenues were 6.7% in 1994, 7.0% in 1995 and 6.3% in 1996. The decrease in 1996 was due primarily to decreased division overhead payroll expenses.


         Non-Cash Charge for Impairment of Long-Lived Assets. In December 1996 certain assets, including fixed assets and certain related intangible assets, were valued at less than their historic costs and resulted in a non-cash charge of $13.2 million. This non-cash charge was 3.0% of revenues. A similar non-cash charge of $20.2 million was recorded in 1995. There were no charges for impairment of long-lived assets in 1994. See Note 2 to the "Notes to the Consolidated Financial Statements" included herein.



         Operating Profit. As a result of the items discussed above, operating profit decreased from $15.3 million in 1994 to an operating loss of $12.0 million in 1995 and then improved to an operating loss of $9.4 million in 1996 (an operating profit of $8.2 million in 1995 and $3.8 million in 1996 before the non-cash charge for impairment of long-lived assets). As noted in the discussion of revenues, the Company's divisions are not uniform in size or profitability. For example, for the fiscal year ended 1996, Black Angus had an operating profit of $19.1 million while Grandy's had an operating loss of $1.0 million.


         Interest Expense - Net. Interest expense increased from $34.2 million in 1994 to $35.5 million in 1995 and then to $38.0 million in 1996. The average interest rate on Company borrowings was 11.8%, 11.9% and 12.2% for 1994, 1995 and 1996, respectively. Average borrowings (excluding capitalized lease obligations) increased from $263.7 million in 1994 to $273.5 million in 1995 and then to $281.6 million in 1996.

         Income Taxes. Income taxes increased from a provision of $64,000 in 1994 to $75,000 in 1995 and then to $94,000 in 1996. The provisions represent amounts provided for certain minimum state income taxes.

         Extraordinary Loss. An extraordinary loss of $1.7 million occurred in 1996 with the extinguishment of a prior term loan. This extraordinary loss resulted from a non-cash charge to expense for capitalized debt costs associated with the debt repaid. There were no extraordinary losses in 1994 or 1995.

LIQUIDITY AND CAPITAL RESOURCES


         The Company's primary source of liquidity is cash flow from operations. The Company requires capital principally for the acquisition and construction of new restaurants, the remodeling of existing restaurants and the purchase of new equipment and leasehold improvements. As of June 30, 1997, the Company had cash of approximately $4.4 million and has essentially no debt amortization until September 1997. The Company also had $11.0 million outstanding under its letter of credit facility. See "DESCRIPTION OF CERTAIN INDEBTEDNESS--Credit Facilities."



         In general, restaurant businesses do not have significant accounts receivable because sales are made for cash or by credit card vouchers which are ordinarily paid within a few days, and do not maintain substantial inventory as a result of the relatively brief shelf life and frequent turnover of food products. Additionally, restaurants generally are able to obtain trade credit in purchasing food and restaurant supplies. As a result, restaurants are frequently able to operate with working capital deficits, i.e., current liabilities exceed current assets. At June 30, 1997, the Company had a working capital deficit of $224.8 million which included $171.9 million in current portion of long-term debt.



         The Company estimates that capital expenditures of $6.0 million to $10.0 million are required annually to maintain and refurbish its existing restaurants. In addition, the Company spends approximately $10.0 million to $13.0 million annually for repairs and maintenance which are expensed as incurred. Other capital expenditures, which are generally discretionary, are primarily for the construction of new restaurants and for expanding, reformatting and extending the capabilities of existing restaurants and for general corporate purposes. Total capital expenditures were $4.5 million for the twenty-six weeks ended June 24, 1996 and $2.3 million for the twenty-six weeks ended June 30, 1997. Higher capital expenditures in 1994 resulted from the addition of five National Sports Grill restaurants, three Black Angus restaurants, two Grandy's restaurants, one Spoons restaurant and one Spectrum restaurant. The Company's credit agreement contains limitations on the amount of capital expenditures that the Company may incur. See "DESCRIPTION OF CERTAIN INDEBTEDNESS--Credit Facilities."


         On March 13, 1996, Holdings completed a private placement of its 14% Senior Discount Debentures due 2005 with a face value of $17.0 million producing aggregate proceeds of approximately $7.1 million. Substantially all of the net proceeds of the offering were contributed by Holdings to ARG. The net proceeds were used by ARG for general corporate purposes.

         On August 28, 1996, ARG's Senior Secured Note holders consented to an amendment which increased the interest rate on substantially all of the Senior Secured Notes from 12% to 13% and changed interest payment dates from semi-annual to quarterly beginning December 15, 1996. The amendment also replaced a net worth covenant with an EBITDA (earnings before interest, taxes, depreciation and amortization) covenant and required ARG to consummate asset sales or sale/leaseback transactions prior to December 31, 1996.

         On September 13, 1996, ARG completed a sale/leaseback transaction under which it sold the real property relating to 24 Stuart Anderson's Black Angus and Stuart Anderson's Cattle Company restaurants for an aggregate sales price of $48.1 million and simultaneously executed long-term leases under which it will continue to operate the restaurants. The leases call for aggregate annual rent payments of $5.8 million which will increase every five years by the lesser of the increase in the consumer price index or 10%. With the exception of one property, the leases are for initial terms of 25 years with three, five-year renewal options. One of the leases is for a maximum term of three years, during which ARG intends to seek and develop an alternate location in the same market. The proceeds of the transaction have been applied in accordance with the requirements of ARG's debt instruments, as follows: to redeem at par principal and interest thereon of its Senior Secured Notes in the amount of $34.3 million; to repay bank debt and to partially cash collateralize outstanding letters of credit in a combined amount of $4.8 million; for fees and expenses of this transaction as well as ARG's above-noted consent solicitation relating to the Senior Secured Notes in a total amount of $4.6 million; and $4.4 million retained by ARG to be invested in productive assets within six months. ARG recorded an extraordinary loss on extinguishment of debt relating to the write-off of capitalized debt costs in the amount of $1.1 million. In addition, a $5.9 million gain related to this sale/leaseback was deferred and will be amortized over the life of the underlying leases.

         On December 13, 1996, ARG completed a sale/leaseback transaction under which it sold the real property relating to 30 Grandy's restaurants for an aggregate sales price of $12.5 million and simultaneously executed a long-term lease under which it will continue to operate the restaurants. The proceeds of this transaction were applied in accordance with the requirements of ARG's debt instruments as follows: to redeem at par principal and interest thereon of its Senior Secured Notes in the amount of $9.9 million; to partially cash collateralize outstanding letters of credit in the amount of $1.1 million; for fees and expenses of this transaction in the amount of $0.9 million; and $0.6 million retained by ARG to be invested in productive assets within six months. ARG recorded a loss of $1.5 million on the sale of this property and an extraordinary loss of $0.6 million on extinguishment of debt relating to the write-off of capitalized debt costs.


         During 1996, ARG also completed the sale of three additional Grandy's restaurants and the sale/leaseback of two Spoons restaurants for a combined aggregate sales price of $3.9 million. The proceeds of these transactions were applied in accordance with the requirements of ARG's debt instruments as follows: to redeem at par principal and interest thereon of its Senior Secured Notes in the amount of $2.0 million; to partially cash collateralize outstanding letters of credit in the amount of $1.6 million; for fees and expenses of these transactions in the amount of $0.1 million, and $0.2 million retained by ARG to be invested in productive assets within six months.



         ARG was two weeks late in paying the quarterly interest of $1.2 million on its Subordinated Notes which was due December 15, 1996, was four weeks late in the quarterly payment which was due March 15, 1997 and was four weeks late in the quarterly payment which was due June 15, 1997. The Subordinated Notes provides for a 30-day grace period for interest payments. While ARG has from time to time solicited and received waivers of existing or anticipated defaults under its debt instruments, there can be no assurance that ARG will be able to comply with its covenants in the future or obtain waivers of any current or future defaults thereunder.



         In 1997, ARG was in default under a covenant that required certain sales or sale/leaseback transactions by December 31, 1996. On March 13, 1997, ARG's Senior Secured Note holders consented to an amendment which replaced the EBITDA covenants for the year ended December 30, 1996 and for the four quarters ended March 31, 1997 with an EBITDA covenant for the twelve months ended May 31, 1997 (tested at the same level as would have been required for the four quarters ended March 31, 1997), reduced the amount of net cash proceeds from asset sales or sale/leaseback transactions required by December 31, 1996 to $15.0 million (which was accomplished) and waived any related existing defaults or events of default. The amendment provided for an increase of $10 in the stated principal amount for each $1,000 in stated principal amount of consenting noteholders. This resulted in an increase of approximately $1.6 million in the stated principal amount of the Senior Secured Notes and $1.2 million in the actual outstanding principal amount of the Senior Secured Notes. The annual interest expense associated with this additional outstanding principal amount is $0.2 million. While from time to time ARG has solicited and received waivers of existing or anticipated defaults under its debt instruments, there can be no assurance that ARG will be able to comply with such covenants in the future or to obtain waivers of any future defaults thereunder. See "DESCRIPTION OF CERTAIN INDEBTEDNESS -- Senior Secured Notes -- Maintenance of Consolidated EBITDA".



         ARG failed to meet EBITDA covenants under its Senior Secured Notes for the twelve months ended May 31, 1997 and for the four quarters ended June 30, 1997. While ARG's lenders have not moved to accelerate the repayment of this debt, the Company has, however, included its Senior Secured Notes and its subordinated debt in the current portion of long-term debt. Of these amounts, $40.9 million is due on September 15, 1997 under the sinking fund provisions of the Senior Secured Notes. The Company is pursuing the sale of its Black Angus division in order to repay in full its Senior Secured Notes. There can be no assurance that this sale will be completed on acceptable terms.


         Substantially all assets of ARG are pledged to its senior lenders. In addition, the subsidiaries have guaranteed the indebtedness owed by ARG and such guarantee is secured by substantially all of the assets of the subsidiaries. In connection with such indebtedness, contingent and mandatory prepayments may be required under certain specified conditions and events.


         At year end 1995 and 1996, ARG had outstanding letters of credit primarily related to its self-insurance programs of approximately $14.4 million and $12.4 million, respectively. ARG's senior credit facilities currently provide for a letter of credit facility of $11.0 million until October 15, 1997. This letter of credit facility was fully utilized as of August 4, 1997. A quarterly commitment fee of 0.5% per annum is payable on the letter of credit facility and a quarterly fee of 3.75% per annum is payable on outstanding letters of credit. See "DESCRIPTION OF CERTAIN INDEBTEDNESS--Credit Facilities." Having repaid the outstanding bank loan in September 1996, ARG does not have a working capital facility.





         Arthur Andersen LLP, independent public accountants, have issued a report, a copy of which is included herein, which states that the fact that the Company (i) has suffered recurring losses from operations, (ii) has a net capital deficit, (iii) has a sinking fund payment of $40.9 million due September 15, 1997, and (iv) may be required to renegotiate its senior debt if it cannot meet amended covenants, raises substantial doubt about its ability to continue as a going concern. See "REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS".





         The Company is highly leveraged and is pursuing the sale of its Black Angus division which must be consummated in order to enable ARG to repay the required sinking fund payment of $40.9 million due September 15, 1997 on the Senior Secured Notes. After the completion of the Black Angus sale, the Company will pursue additional asset sales. Any additional asset sale proceeds in excess of the amount required to repay the Senior Secured Notes in full, together with any proceeds from additional refinancing, will be used to repay ARG's Subordinated Notes. Any such material sale of assets would require the consent of the holders of the Company's indebtedness which would remain outstanding after the application of the proceeds thereof. See "DESCRIPTION OF CERTAIN INDEBTEDNESS - Credit Facilities," "DESCRIPTION OF CERTAIN INDEBTEDNESS - Senior Secured Notes," and "DESCRIPTION OF CERTAIN INDEBTEDNESS - Subordinated Loan Agreement." In addition, the Company expects to obtain a replacement letter of credit facility. However, there can be no assurance that any such asset sales or refinancing will be completed on acceptable terms.


NET OPERATING LOSSES

         The Company's net operating loss carryforwards may be subject to significant limitations on use or elimination under applicable provisions of the Internal Revenue Code of 1986, as amended, as a result of changes in ownership of the Company. Accordingly, should the Company have taxable income in the future, there can be no assurance that previous net operating losses could be applied to reduce such taxable income. As a result, investors should not rely on the availability to the Company of a material amount of net operating losses in the future.

IMPACT OF INFLATION

         Although inflationary increases in food, labor or operating costs could adversely affect operations, the Company has generally been able to offset increases in cost through price increases, labor scheduling and other management actions.

                                    BUSINESS

INTRODUCTION

         ARG, through its subsidiaries competes predominantly in the midscale segment of the United States restaurant industry. ARG was formed on August 13, 1986 by Anwar S. Soliman, Chairman of the Board and Chief Executive Officer of ARG and other members of current senior management (Ralph S. Roberts, President and Chief Operating Officer, William J. McCaffrey, Jr., Chief Financial Officer and Wilfred H. Partridge, Vice President--Purchasing) to acquire certain operations of Saga Corporation, a wholly owned subsidiary of Marriott Corporation (the "Acquisition"). The Acquisition was completed in February 1987. (Prior to the completion of the Acquisition, ARG had no significant operations.) ARG is a wholly owned subsidiary of Holdings.


         As of June 30, 1997, ARG operated 239 restaurants located in 17 states, principally California and Texas. ARG operates five restaurant divisions: Black Angus (western-style steak houses specializing in steak and prime rib), Grandy's (family-oriented, quick-service restaurants specializing in fried and grilled chicken, country-fried steak and country breakfasts), Spoons (casual-style restaurants featuring fajitas, salads and hamburgers), Spectrum (upscale Northern Italian, American and Mexican specialty restaurants) and National Sports Grill (sports-theme restaurants featuring generous portions and micro-brewery beers). The Company operated one Velvet Turtle restaurant as of December 30, 1996 which the Company closed in February 1997. In addition, as of June 30, 1997, Grandy's franchised 60 restaurants in the southern United States.


BLACK ANGUS

         General. Black Angus is a steakhouse chain serving the western United States. Founded in 1964, Black Angus operates 104 Stuart Anderson's Black Angus and Stuart Anderson's Cattle Company steakhouse restaurants located primarily in California, the Pacific Northwest and Arizona. During the year ended December 30, 1996, the Company expanded the Black Angus restaurants into two new markets, Las Vegas, Nevada and Salt Lake City, Utah. Black Angus restaurants are typically located in highly visible and heavily traveled areas in or near retail and commercial businesses. The restaurants are generally freestanding and generally range in size from 6,600 to 12,000 square feet, seating 300 to 435 customers. Black Angus restaurants are distinctively western in their interior and exterior design and feature booth seating for dining, lounge areas with audio and video entertainment, parking facilities and, in some cases, dance floors. They are generally open for lunch from 11:30 a.m. to 4:00 p.m. and for dinner from 4:00 p.m. to 10:00 p.m.

         Menu Strategy. Black Angus restaurants are targeted to appeal to middle-income couples and families, emphasizing quality and value, by offering moderately priced entrees. The menu emphasizes beef with selections that include prime rib and steak, and, in response to increased customer demand, chicken and fish as well as lighter accompanying items. Currently, 28% of the menu's entrees are nonbeef. In order to capitalize on consumer desires for lighter, quicker meals, Black Angus has introduced a lunch menu with most items guaranteed to be served within ten minutes.


         In 1996, the average check per person was $8.46 at lunch and $14.47 at dinner. Dinner, excluding beverages, accounted for approximately 66% of revenues while lunch accounted for approximately 11% of revenues. Beverage sales, which include the concept's late-night entertainment, accounted for approximately 23% of total revenues.

         Advertising and Promotion. The Company concentrates on television as the most effective medium for reaching its highly concentrated markets. The television advertisements feature price points which convey the Company's high-value image and emphasize the concept's excellent food quality.




GRANDY'S


         General. Founded in 1973, Grandy's operates 93 restaurants located principally in Texas, Oklahoma and Kansas. Grandy's is a family-oriented, quick-service concept. Grandy's differentiates itself from other fast food restaurants by offering comparable prices and speed, but with the quality and ambiance of a full-service restaurant. In addition to its company-operated restaurants, as of June 30, 1997 the Company franchised 60 restaurants in the southern United States. Grandy's restaurants are generally freestanding and are located near shopping malls or other highly visible, heavily traveled areas. The restaurants range in size from 3,800 to 5,200 square feet and have dining areas which generally seat 130 to 220 customers. All restaurants offer self-service and free drink refills, and all but two restaurants have drive-thru service. Grandy's restaurants are generally open from 6:00 a.m. to 10:00 p.m. and serve breakfast, lunch and dinner. Grandy's differentiates itself from its competitors by offering complete home-style meals with limited service.


         Menu Strategy. The menu features fried and grilled chicken, grilled-chicken sandwiches, chicken nuggets and country-fried steak, served with a choice of vegetable plus mashed potatoes, gravy and rolls. Grandy's has also introduced pre-packaged salads for both drive-thru and in-store customers. Breakfast is an important part of the Grandy's concept and includes scrambled eggs with cheese, bacon, sausage, hot cakes, freshly baked cinnamon rolls and biscuits, coffee and juice. Most restaurants have breakfast bars either daily or on weekends. Grandy's does not serve alcoholic beverages. Unlike most other restaurant chains, Grandy's is strong during each of the three dining periods that it serves daily. In 1996, breakfast, lunch and dinner accounted for 22%, 42% and 36% of revenues, respectively, and the average check per person was $3.93. Approximately 51% of Grandy's 1996 revenues were for consumption in the dining room as opposed to take out.

         Advertising and Promotion. The Company concentrates on television as the most effective medium for reaching its highly concentrated markets. Grandy's also relies on print advertising in its smaller markets and, to a lesser extent, in its principal markets.


         Franchising. As of June 30, 1997, the Company franchised 60 Grandy's restaurants in the southern United States and the Company intends to continue its franchising activities.


         The Company's domestic franchise agreements generally require initial fees of $15,000 to $25,000 per restaurant and ongoing royalties of approximately 4% of sales (3% for some older franchises). The Company provides certain support functions for franchisees, including initial training and ongoing monitoring and consultations. The Company does not provide financing for franchisees.


         The Company has reduced the number of franchised Grandy's restaurants from 95 in 1991 to 60 as of June 30, 1997, as a result of the acquisition by Grandy's of nine franchised restaurants and the termination of underperforming franchises.


OTHER CONCEPTS

SPOONS

         General. Spoons, founded in 1978, operates 20 casual-style restaurants located throughout California. Spoons restaurants are generally freestanding, located in heavily traveled areas, ranging in size from 5,500 to 7,800 square feet and seating approximately 200 customers. These full-service restaurants average a 40-minute table turnover and offer booth and table seating in a casual, highly energetic atmosphere. In addition, each restaurant has a lounge area which also serves food. Spoons provides the customer with a fresh, value-oriented alternative to traditional quick-service restaurants. Spoons restaurants are generally open from 11:00 a.m. to 12:00 midnight and feature the same menu all day.

         Menu Strategy. Spoons restaurants offer full service with a menu featuring baby back ribs; hamburgers; french fries; fajitas (steak, chicken and tuna); marinated tuna and steak sandwiches; soft tacos; pasta platters; salads; and "Tex-Mex" appetizers such as nachos, "buffalo" wings and quesadillas. Although the typical Spoons customer is in the 18-49 age group, the Company believes that the Spoons California grill concept and menu have a wide appeal encompassing couples, families and senior citizens. The average time from placing to serving an order is under ten minutes. In 1996, the average food check per person was $7.35. Lunch and dinner accounted for 35% and 49% of revenues, respectively, in 1996, with beverages accounting for 16% of revenues.


         Advertising and Promotion. The Company concentrates on freestanding newspaper inserts as the most effective medium for reaching its highly concentrated markets.

SPECTRUM


         General. As of June 30, 1997, Spectrum, founded in 1970, operated 16 unique, upscale, specialty restaurants located throughout California. All restaurants focus on "authentic" Northern Italian, contemporary American or Mexican cuisine. The division includes four "Prego", three "Tutto Mare", two "MacArthur Park" and seven other restaurants which, although operated under different names, generally concentrate on Northern Italian food. Spectrum restaurants vary in size and physical type but are primarily located proximate to concentrations of young professionals and other upper-income customers. The restaurants are generally open from 11:00 a.m. to 12:00 midnight.


         Menu Strategy. Each Spectrum restaurant focuses on preparing "authentic" cuisine of the featured country, with daily specials depending on the restaurant. The restaurants are usually built with an open kitchen and all food is prepared fresh with an emphasis on quality and service. In 1996, excluding beverages, dinner accounted for approximately 47% of revenues with an average food check of $18.06 per person, while lunch accounted for approximately 23% of revenues with an average food check of $14.45 per person. Beverages, primarily wine by the bottle or the glass and served with meals, accounted for approximately 30% of revenues in 1996. Beverage revenues as a percentage of total revenues have remained stable over the past three years.

         Advertising and Promotion. Due to the unique cuisine and atmosphere of each of its restaurants, Spectrum does relatively little advertising, relying instead on word-of-mouth. A modest amount of advertising for individual restaurants is done in magazines and several of the restaurants conduct promotional events. Spectrum has developed a successful "frequency building" program called "Table One" with 15,000 members who earn gift certificates or other prizes based on expenditures in the restaurants.

NATIONAL SPORTS GRILL


         National Sports Grill, founded in 1993, operated six sports-theme restaurants as of June 30, 1997. This concept offers a menu featuring generous portions and microbrewery beers and provides multiple video telecasts of national and regional sporting events as well as interactive video games and other sporting related games.


         National Sports Grill restaurants are freestanding and generally range in size form 10,000 to 17,000 square feet, seating approximately 200 to 300 customers. The restaurants feature a bar, a dining area, a billiards area and multiple video screens throughout. National Sports Grill restaurants are typically open from 11:00 a.m. to 2:00 a.m.

RESTAURANT OPERATIONS

         The Company is operated as five separate divisions. The Black Angus and Grandy's divisions are each organized functionally with separate operations, marketing, finance, real estate and human resources departments. The three smaller divisions share among them certain support functions such as marketing, finance, administration and human resources. The Company provides strategic direction and approves major capital expenditures, annual budgets and all salaries above a specified level. In addition, the Company provides purchasing, cash management, insurance and other treasury functions, and accounting and legal expertise, all on a centralized basis.

         The Company's cash management system is highly sophisticated with controls down to the server level. The Company uses a centralized cash concentration system which sweeps all of its cash accounts on a daily basis. There is a central payable and check writing system with roughly 9,000 vendors profiled on the system.

         The Company uses a combination of in-house and outside-contracted services for its management information system needs. In-house systems include a point-of-sale system for each restaurant and stand-alone computing at the restaurant, division and corporate levels. The Company currently contracts for payroll services and for mainframe-based data processing.

         Each restaurant is staffed with a general manager who is directly responsible for the operation of the restaurant, including product quality, cleanliness, service, inventory, cash control and the appearance and conduct of store employees. Except for Grandy's, most restaurants also have one or two Assistant Managers and a Chef. Managers and supervisory personnel train other restaurant employees in accordance with detailed procedures and guidelines prescribed by each division.

         General managers are supervised by district managers, each of whom is responsible for approximately seven restaurants. District managers, general managers, assistant managers and chefs are eligible for bonuses under each division's extra compensation program, for which goals and objectives are established based on the profitability, sales and other factors relating to the restaurants.

PURCHASING AND DISTRIBUTION

         To ensure standards of quality and to maximize pricing efficiencies, a central Purchasing Department coordinates the supply of almost all restaurant items. The Company purchases products throughout the United States and abroad through agreements with various food-service vendors. None of the Company's vendors supply the Company exclusively and no material agreements exist. The Company routinely uses public, cold-storage facilities and makes forward commitments in order to establish the availability and price of key food items such as beef and seafood. In order to achieve more favorable terms, the Company has recently chosen to concentrate its distribution among certain of its vendors but believes that it could replace any of these distributors, if necessary, on a timely basis.

COMPETITION AND MARKETS

         All aspects of the restaurant business are highly competitive. Price, restaurant location, food quality, service and attractiveness of facilities are important aspects of competition, and the competitive environment is often affected by factors beyond a particular restaurant management's control, including changes in the public's taste and eating habits, population and traffic patterns and economic conditions. The Company's restaurants compete with a wide variety of restaurants, ranging from national and regional restaurant chains to locally owned restaurants. Competition from other restaurant chains typically represents the more important competitive influence, principally because of their significant marketing and financial resources. In addition, competition is not limited to a particular segment of the restaurant industry because fast-food eateries, steakhouses and casual-dining restaurants are all competing for the same consumer's dining dollars. The Company believes that its principal competitive strengths lie in the distinctive atmosphere and food presentation offered; the value, variety and quality of food products served; the quality and training of its employees; the experience and ability of its management; and the economies of scale enjoyed by the Company because of its size and geographic concentration. The Company continually monitors consumer tastes and adjusts and updates its menus accordingly. The Company operates a research facility near its headquarters which develops new menu items for each of the Company's concepts.

EMPLOYEES

         At December 30, 1996, the Company employed approximately 14,800 persons, of whom approximately 13,800 were hourly employees in restaurants, approximately 800 were salaried employees in restaurants (managers and chefs) and approximately 200 were hourly and salaried employees in divisional and corporate management and administration. Approximately 70% of the hourly restaurant employees work on a part-time basis (25 or fewer hours per week). None of the Company's facilities is unionized. The Company believes it provides competitive compensation and benefits to its employees and that its employee relations are good.

REGULATION

         Each restaurant is subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. In addition, each restaurant (except for Grandy's) is subject to licensing with respect to the sale of alcoholic beverages. The loss of licenses or permits by the Company's restaurants to sell alcohol would interrupt or terminate the Company's ability to serve alcoholic beverages at those restaurants and, if a significant number of restaurants were affected, could have a material adverse effect on the Company. The Company believes it has good relations with the various alcoholic beverage authorities.

         The Company is subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wages, overtime and other working conditions. Substantially all of the Company's restaurant employees are paid at rates related to the federal and state minimum wage, and, accordingly, increases in the minimum wage increase the Company's labor costs.

LEGAL PROCEEDINGS

         The Company is involved in various litigation incidental to its business, including claims arising out of personal injuries, employment practices, worker's compensation cases and contract lawsuits, the claims for which sometimes involve substantial damages. Based on information presently available, management does not believe that the outcome of such litigation will have a material adverse effect on the Company's financial position, business or results of operations.

SERVICE MARKS

         The Company regards its service marks and trademarks as important to the identification of its restaurants and believes they have significant value in the conduct of its business. The Company has registered various service marks and trademarks with the United States Patent and Trademark Office. In addition, certain service marks have been registered in the State of California, in various other states and in certain foreign countries.

SEASONALITY

         Except with respect to Grandy's, the Company's restaurant revenues and profitability are not subject to significant seasonal fluctuations. Grandy's revenues and profits are traditionally higher during the spring and summer months because of factors such as increased travel and improved weather conditions affecting the public's dining habits.

PROPERTIES


         Of the 239 restaurants operated by the Company on June 30, 1997, the Company owns the land and building for 6, owns the building and leases the land for 91, and leases both land and building for the remaining 142 restaurants. Most of the Company's restaurants are freestanding and range from approximately 4,000 square feet for a Grandy's restaurant to as much as 17,000 square feet for a National Sports Grill restaurant. Most of the Company's leases provide for the payment of the greater of a set base rental or a percentage rental of up to 6% of gross revenues, plus real estate taxes, insurance and other expenses. When the Company has so desired, it generally has been able to renew its restaurant leases as they expire. However, there can be no assurance that it will be able to do so in the future.


         In addition, the Company owns the land and building for the Grandy's headquarters in Lewisville, Texas, and leases office space for its other divisions and corporate headquarters in Los Altos and Newport Beach, California. The Company also leases a facility in Newport Beach, California, which it uses for centralized research and development.

         The following table sets forth, as of June 30, 1997, the number of Company-operated restaurants by division and state of operation:


          NUMBER OF COMPANY-OPERATED RESTAURANTS BY STATE AND DIVISION


                                                                                    NATIONAL           TOTAL
                                                                                     SPORTS           NUMBER
   STATE      BLACK ANGUS         GRANDY'S         SPOONS          SPECTRUM          GRILL        OF RESTAURANTS
----------    -----------         --------         ------          --------         --------      --------------
California         57                0               20               16               6                99
Texas              --               67               --               --               -                67
                  ---              ---              ---              ---             ---               ---
Oklahoma           --               16               --               --               -                16
Washington         11               --               --               --               -                11
Arizona             9               --               --               --               -                 9
Minnesota           6               --               --               --               -                 6
Colorado            5               --               --               --               -                 5
Kansas             --                5               --               --               -                 5
Oregon              5               --               --               --               -                 5
Florida            --                4               --               --               -                 4
                  ---              ---              ---              ---             ---               ---
Indiana             3               --               --               --               -                 3
Hawaii              2               --               --               --               -                 2
Nevada              2               --               --               --               -                 2
New Mexico          1                1               --               --               -                 2
Alaska              1               --               --               --               -                 1
Idaho               1               --               --               --               -                 1
Utah                1               --               --               --               -                 1
                  ---              ---              ---              ---             ---               ---
 Total            104               93               20               16               6               239
                  ===              ===              ===              ===             ===               ===



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information about the Company's directors and each of its executive officers and key management personnel. Unless otherwise specified, each person holds the same position with both Holdings and ARG.


         NAME                      AGE                       POSITION WITH THE COMPANY
         ----                      ---                       -------------------------
Anwar S. Soliman                   59                Chairman, Chief Executive Officer, Director
Ralph S. Roberts                   55                President and Chief Operating Officer, Director
William J. McCaffrey, Jr.          51                Chief Financial Officer, Vice President, Treasurer, Assistant
                                                     Secretary, Director
Wilfred H. Partridge               68                Vice President-- Purchasing-- ARG
Patrick J. Kelvie, Esq.            45                Secretary and General Counsel


         Officers are elected by the Board of Directors and serve at the discretion of the Board.

         Anwar S. Soliman. Mr. Soliman is Chairman, Chief Executive Officer and a Director of Holdings. He has served as Chairman, Chief Executive Officer and a Director of ARG since its organization in 1986. Prior to joining the Company, Mr. Soliman was Executive Vice President of W.R. Grace & Co. ("Grace") and Group Executive of the Grace Restaurant Group, which he started in 1977. Mr. Soliman spent 22 years with Grace in various executive positions. He is also a trustee of the Orange County Museum of Art and a member of the Board Council of Boys Hope of California. Mr. Soliman received both a B. Commerce and an M.B.A. from Alexandria University and a Ph.D. from New York University.

         Ralph S. Roberts. Mr. Roberts is President, Chief Operating Officer and a Director of Holdings. He has served as a Director of ARG since 1991 and has served as the President and Chief Operating Officer of ARG since 1986. Mr. Roberts has more than 25 years of experience in the restaurant industry and before joining the Company was Deputy Group Executive of Operations of the Grace Restaurant Group and Vice President of Grace. Prior to joining Grace in 1980, he was Vice President of the Stouffer Restaurant Division and President and co-founder of the Rusty Scupper restaurants. Mr. Roberts received a B.A. from Princeton University.

         William J. McCaffrey, Jr. Mr. McCaffrey is Chief Financial Officer, Vice President, Treasurer, Assistant Secretary and a Director of Holdings. He has served as a Director of ARG since 1991 and has served as the Chief Financial Officer, Vice President, Treasurer and Assistant Secretary of ARG since 1986. Prior thereto he was Chief Financial Officer of the Grace Restaurant Group, having spent 12 years with Grace. For eight years, Mr. McCaffrey was assistant to the Chief Executive Officer of Grace. He received a B.S., M.E. from the University of Notre Dame and an M.B.A. from Harvard University.

         Wilfred H. Partridge. Mr. Partridge has served as Vice President responsible for purchasing and distribution for ARG since 1986. Mr. Partridge has more than 30 years of experience in the restaurant industry, encompassing purchasing, production and distribution, as well as restaurant operations, and was President of Grace Restaurant Services before joining the Company. Mr. Partridge served as Vice President of Purchasing, Production and Distribution with Marriott Corporation (Bob's Big Boy Division) for 19 years. He served as Director of Manufacturing and Distribution for Foodmaker Company (Jack-in-the-Box) and also operated his own restaurants in the San Diego area. He received a B.A. in Commercial Science from Benjamin Franklin University.

         Patrick J. Kelvie. Mr. Kelvie is Secretary and General Counsel of Holdings. He has served as General Counsel of ARG since 1987 and Secretary of ARG since 1989. From 1987 to 1989, Mr. Kelvie was an Assistant Secretary of ARG. Between 1978 and 1987, Mr. Kelvie held various legal counsel positions for Saga Corporation. Mr. Kelvie received a B.A. from the University of California at Berkeley and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation for services rendered in all capacities which ARG paid to or accrued for the Chief Executive Officer and each of the other four most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE


                                                ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                   ----------------------------------------------- --------------------------------------------
                                                                          OTHER                                           ALL
                                                                          ANNUAL   RESTRICTED    NO. OF                  OTHER
          NAME AND                                                        COMPEN-     STOCK     OPTIONS/     LTIP       COMPEN-
     PRINCIPAL POSITION            YEAR         SALARY        BONUS      SATION(b)   AWARD(S)     SARS      PAYOUTS    SATION(c)
--------------------------------   ----      ----------      -------     --------- ----------   --------    -------    ---------
Anwar S. Soliman                   1996      $1,233,640      $     0      $96,125      --          --          --      $24,303
 (Chairman and CEO)                1995       1,233,640            0       62,660      --          --          --       18,002
                                   1994       1,189,580            0       92,635      --          --          --       17,552

Ralph S. Roberts                   1996         704,935            0       48,295      --          --          --        8,351
 (President and CEO)               1995         704,935            0       28,230      --          --          --        8,351
                                   1994         659,907            0       43,400      --          --          --        5,759

William J. McCaffrey, Jr.          1996         325,000            0(a)     5,680      --          --          --       14,846
 (Chief Financial Officer)         1995         311,539       30,000            0      --          --          --        9,571
                                   1994         287,115       35,000        5,425      --          --          --        9,093

Wilfred H. Partridge               1996         290,000            0(a)     7,610      --          --          --        5,754
 (Vice President-Purchasing)       1995         279,231       30,000            0      --          --          --        5,884
                                   1994         259,692       35,000        7,325      --          --          --       26,982

Patrick J. Kelvie                  1996         175,000            0(a)         0      --          --          --        1,312
 (Secretary and General Counsel)   1995         175,000            0            0      --          --          --        1,262
                                   1994         167,731            0            0      --          --          --        1,849


         (a) Discretionary bonus amounts for Messrs. McCaffrey, Partridge and Kelvie were not determined as of August 4, 1997.



         (b) Amounts shown are for reimbursement during the fiscal year for the payment of premiums and income taxes thereon relating to executive life and disability plans. In addition, the Company maintains key man life insurance policies for the benefit of the Company on Messrs. Soliman and Roberts.


         (c) Amounts shown in this column for the last fiscal year include the following: group term life insurance premiums of $24,303, $8,351, $12,471 and $3,510 for Messrs. Soliman, Roberts, McCaffrey and Partridge, respectively; and Company matching contributions to a 401(k) plan of $2,375, $2,244 and $1,312 for Messrs. McCaffrey, Partridge and Kelvie, respectively.

EMPLOYMENT AGREEMENTS

        The following table sets forth, with respect to each executive officer who has entered into an employment agreement with the Company, the base salary for such officer provided for therein together with the termination date of such agreement:


Name of Individual         Position(s) Held                          Salary     Termination Date
------------------         ----------------                          ------     ----------------
Anwar S. Soliman           Chairman and Chief Executive Officer      740,184        12/31/97
Ralph S. Roberts           President and Chief Operating Officer     422,961        12/31/97
Wilfred H. Partridge       Vice President-- Purchasing               174,000        12/31/97


     Each of the employment agreements entered into between the Company and such executive officers provides, among other things, for adjustments to the base salaries and automatic extensions of the termination date. The agreements also provide for certain other benefits, including, in the case of Mr. Soliman, one year's severance pay equal to his then annual salary in the event of disability or death; in the case of Mr. Roberts, one year's severance pay in the event of death and salary for the remainder of the calendar year in the event of disability; and, in the case of Mr. Partridge, six months' severance pay in the event of death and salary for the remainder of the calendar year in the event of disability. The employment agreements of Mr. Soliman and Mr. Roberts each provide for six months' severance pay if either executive terminates his employment for cause. None of ARG's employment agreements provide for any continuing salary obligations in the event of a termination by ARG for cause.

         STOCK OPTION PLAN

     Holdings has adopted a Stock Option Plan for Key Employees (the "Plan") providing for the grant of non-qualified stock options ("Options") to selected employees. Holdings has reserved 45,600 shares of common stock for issuance under the Plan. The Plan is designed, through the award of incentive compensation, to attract and retain key employees who are in a position to make a significant contribution to the successful operation of the business of Holdings and its subsidiaries. The Board of Directors will designate persons to be granted awards under the Plan, the number of Options to purchase shares to be granted, and any other conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan.

     The Plan provides that the exercise price for Options granted pursuant to the Plan shall be at least equal to the fair market value of the stock on the date of grant. Options granted under the Plan shall expire on the earlier of the tenth anniversary of the date the Option was granted or the 60th day following termination of the optionee's employment with Holdings or its subsidiaries. The Options will be exercisable after five years (or such earlier date as may be specified by the Board of Directors or the Compensation Committee thereof). Options will not be transferrable (other than by will or the laws of descent and distribution) and, during the optionee's lifetime, will only be exercisable by the optionee.

     Holders of shares of common stock received pursuant to the Plan will be required to become a party to the Voting Trust Agreement and a stockholder's agreement having terms and conditions comparable to those contained in the Common Stock Subscription Agreements (as herein defined). See "Business" and "Security Ownership of Certain Beneficial Owners and Management."

SAVINGS PLAN

     ARG currently has the American Restaurant Group Savings and Investment Plan (the "Savings Plan"), which is a 401(k) plan established for the benefit of employees who have satisfied certain requirements. These requirements include completion of one year of service with a minimum of 1,000 hours worked. Subject to applicable limits imposed on tax qualified plans, eligible employees may elect pre-tax contributions up to 18.5% of a participant's total earnings for a calendar year (but not in excess of $9,500 for 1996). ARG makes matching contributions to the Savings Plan equal to 25% of the participant's contributions up to 6% of the participant's earnings. A participant is entitled to a distribution from the Savings Plan upon termination of employment and any such distribution will be in a lump sum form. Distributable benefits are based on the value of the participant's individual account balance which is invested at the direction of the participant in one or a combination of six investment funds, none of which include investments in Holdings or ARG. Under certain circumstances, a participant may borrow amounts held in his account under the Savings Plan. Based upon the Savings Plan vesting schedule, as of 1996, 100% of ARG matching contributions were vested for Messrs. McCaffrey, Partridge and Kelvie.

EXECUTIVE INSURANCE PLANS

     ARG has made available an executive disability insurance plan to Messrs. Soliman, Roberts, McCaffrey and Partridge which provides supplemental disability income based on a percentage of their respective monthly salaries. In 1996, the cost to ARG of such disability insurance for these executives was $66,300.

     Messrs. Soliman, Roberts, McCaffrey and Partridge and their dependents also participate in an executive medical plan which covers all of their medical and dental expenditures. In 1996, the cost to ARG of this plan for these executives as a group was $26,100.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holdings owns 100% of ARG's outstanding common stock. All of the Holdings' management stockholders have entered into the Voting Trust Agreement in accordance with which Anwar S. Soliman, Chairman and Chief Executive Officer of the Company, exercises, as voting trustee, all voting and substantially all other rights to which such shareholders would otherwise be entitled until the earlier of December 31, 2001 or the earlier termination of the Voting Trust Agreement. As a result, Mr. Soliman is considered the beneficial owner of approximately 82% of the outstanding shares of Holdings' common stock (approximately 61% on a fully diluted basis).

         As of June 30, 1997, holders of the senior discount debentures held approximately 18% of the shares of Holdings' common stock (approximately 13% on a fully diluted basis). In addition, holders of the Subordinated Notes held warrants for common stock of approximately 26% on a fully diluted basis.



         The following table sets forth certain information regarding the beneficial ownership of Holdings common stock, as of August 26, 1997, by (i) each of the Company's directors, (ii) the Chief Executive Officer and certain other highly compensated executive officers of the Company, (iii) all executive officers and directors as a group and (iv) each person believed by the Company to own beneficially more than 5% of Holdings' outstanding common stock. As of the date of this Prospectus, Holdings owned all of the issued and outstanding capital stock of ARG.



                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL         PERCENT
NAME AND ADDRESS                                                      OWNERSHIP          OF CLASS
----------------                                                  -----------------      --------
Anwar S. Soliman                                                      228,577(1)           33.5%
Roberts Family Limited Partnership                                    114,266              16.8
William J. McCaffrey, Jr.                                              28,567               4.2
Wilfred H. Partridge                                                   28,567               4.2
Patrick J. Kelvie                                                       4,563               0.7
Hare & Co.                                                            35,4747(2)            5.2
   c/o The Bank of New York
   P.O. Box 19266
   Newark, New Jersey 07195
Dean Witter, Discover & Co. and Dean Witter InterCapital Inc.          78,557(3)           11.5
   Two World Trade Center
   New York, New York 10048
All directors and officers of the Company as a group (5 persons)      404,540              59.4


----------

(1) Does not include 187,371 shares of Common Stock which Mr. Soliman is deemed to be the owner of pursuant to the Voting Trust Agreement.

(2) Represents warrants which are immediately exercisable at a nominal price per share. None of such warrants is exercisable after July 31, 2001.

(3) Pursuant to a Schedule 13G dated February 13, 1996, Dean Witter, Discover & Co. and Dean Witter InterCapital Inc. reported holding 78,557 shares the beneficial ownership of which they disclaimed.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

         The following summaries are qualified in their entirety by reference to the definitive agreements and instruments described herein.

CREDIT FACILITIES


         The Company and a group of banks led by Bankers Trust Company have entered into the Credit Facilities which provide for a letter of credit facility in the principal amount of $11.0 million, which may be used only by the subsidiaries of ARG party to the Credit Facilities to support certain insurance, workers' compensation and performance or payment obligations of such subsidiaries. As of June 30, 1997, the full $11.0 million of letters of credit was outstanding under the Credit Facilities. The letter of credit facility matures on October 15, 1997.


         The Credit Facilities provide for a quarterly commitment fee of 0.5% per annum and a quarterly fee of 3.75% per annum is payable on outstanding letters of credit.

         The Credit Facilities are secured by a pledge of the stock of all of the Subsidiary Guarantors, a guarantee by ARG and all of the Subsidiary Guarantors and a first priority lien on substantially all real and personal property of ARG and the Subsidiary Guarantors. See "--Intercreditor Agreement and Collateral Documents."


         The Credit Facilities contain financial and other covenants, including, without limitation, (i) restrictions on the incurrence of indebtedness, leases, liens and contingent obligations, (ii) restrictions on mergers, acquisitions, sales of assets, investments and transactions with affiliates, (iii) restrictions on dividends and other payments with respect to shares of ARG's capital stock, (iv) restrictions on redemptions, prepayments and distributions with respect to debt other than debt under the Credit Facilities, (v) restrictions on capital expenditures, (vi) financial performance tests, (vii) restrictions on amendments to the Debenture Indenture and the indentures relating to the Senior Secured Notes and certain other agreements, (viii) a prohibition on engaging in businesses unrelated to the business currently conducted by ARG and (ix) requirements that certain substantial asset sales be consummated. The Credit Facilities also contain provisions prohibiting Holdings from engaging in any business other than ownership of ARG and from pledging the capital stock of ARG and requiring Holdings to contribute to ARG the net proceeds of any public offering of equity securities. In addition, the Credit Facilities include a test of Consolidated EBITDA comparable to that contained in the existing indentures with respect to the Senior Secured Notes, as amended (collectively, the "Existing Senior Secured Note Indenture"). See "--Senior Secured Notes--Maintenance of Consolidated EBITDA." As of the date of this Prospectus, the Company was in compliance with the covenants contained in the Credit Facilities.


         Events of Default under the Credit Facilities include, among others,
(i) any failure of ARG to pay amounts owing under the Credit Facilities within 5 days after the date due, (ii) the breach by ARG or any of its subsidiaries of any covenants, representations or warranties contained in the Credit Facilities,
(iii) any failure to pay amounts due under other indebtedness or contingent obligations of ARG or any of its subsidiaries or defaults that result in or permit the acceleration of such indebtedness or contingent obligations, if the aggregate amount of such indebtedness or contingent obligations exceeds a specified amount, (iv) certain events of bankruptcy, insolvency or dissolution of ARG or any of its subsidiaries and (v) certain changes of control of ARG.

INTERCREDITOR AGREEMENT AND COLLATERAL DOCUMENTS

         This summary description of the Intercreditor Agreement and the Collateral Documents (each as defined herein) summarizes the material terms of such documents but does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement and the Collateral Documents (each as defined herein). The Intercreditor Agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

         Pursuant to mortgages, deeds of trust, personal property security agreements, pledge agreements, a trademark security agreement and a cash collection account agreement, in each case executed and delivered by ARG and/or the Subsidiary Guarantors on March 20, 1992 (as amended or supplemented, collectively, the "Collateral Documents"), ARG and the Subsidiary Guarantors granted to Bankers Trust Company, as Collateral Agent (the "Collateral Agent"), a security interest in substantially all of their respective assets (the "Collateral"), for the benefit of the secured parties referred to in the respective Collateral Documents. The obligations of ARG and the Subsidiary Guarantors under the Credit Facilities, the Senior Secured Notes (as herein defined) and the respective guarantees thereof are secured pari passu on a first priority basis by substantially all of the assets of ARG and the Subsidiary Guarantors pursuant to the Collateral Documents. The Collateral Documents also provide for additional lenders ("Additional Lenders") to become beneficiaries thereof pursuant to procedures described in the Intercreditor Agreement referred to below, so long as the additional indebtedness ("Additional Debt") incurred from such Additional Lenders is permitted by the Credit Facilities (or any refinancing thereof) and the indentures relating to the Senior Secured Notes. In addition, the Subordinated Loan Agreement is secured on a second priority basis by the capital stock of ARG's direct subsidiaries.

         The ability of the Collateral Agent to enter into amendments to the Collateral Documents and to exercise its remedies thereunder, and to release Collateral and take certain other actions in respect thereof, is governed by
Section 3 of the Intercreditor Agreement, dated March 20, 1992, among the Collateral Agent, as Collateral Agent and as Agent, U.S. Trust Company of California, N.A., as Trustee, Merrill Lynch Interfunding Inc., ARG and the Subsidiary Guarantors (the "Intercreditor Agreement"). The Intercreditor Agreement provides that amendments to the Collateral Documents (other than Material Amendments (as defined in the Intercreditor Agreement)) and releases of Collateral (other than releases of a Substantial Portion of Collateral (as defined in the Intercreditor Agreement) and releases pursuant to permitted asset sales), generally require only the consent of the holders of a majority of the outstanding indebtedness under the Credit Facilities (or any refinancing thereof). After such indebtedness has been paid in full, such amendments and releases will require the consent of a majority of the sum of the outstanding indebtedness under the Senior Secured Notes and the outstanding Additional Debt (or, if all such indebtedness shall have been paid in full, the holders of a majority of the indebtedness outstanding under the Subordinated Loan Agreement). Material amendments and releases of a substantial portion of collateral (except in the case of releases of collateral pursuant to sales of such collateral permitted by the documentation governing ARG's indebtedness) require consent of (a) a majority of the sum of the outstanding indebtedness under the Credit Facilities (or any refinancing thereof) and the indentures relating to the Senior Secured Notes and certain material outstanding Additional Debt and (b) 25% of the holders of each class of indebtedness described in clause (a) above. The consent of a majority of the outstanding indebtedness under the Credit Facilities (or any refinancing thereof) and/or the indentures relating to the Senior Secured Notes (or, if all such indebtedness shall have been paid in full, the holders of a majority of the indebtedness outstanding under the Subordinated Loan Agreement) is required before the Collateral Agent may foreclose upon the Collateral securing the relevant obligations. The Intercreditor Agreement provides that proceeds of any foreclosure upon the Collateral shall be applied pro rata to any outstanding senior indebtedness entitled to the benefits of the Intercreditor Agreement (including the Senior Secured Notes).

SENIOR SECURED NOTES

         In September 1992, ARG issued $120,000,000 aggregate principal amount of Senior Secured Notes. In December of 1993, ARG issued an additional $50,000,000 aggregate principal amount of Senior Secured Notes. The following is a summary of the material terms of the Senior Secured Notes:


         Guarantee and Security. The obligations under the Senior Secured Notes are secured by a pledge of the stock of all of the Subsidiary Guarantors, a guarantee of such borrowings by all of the Subsidiary Guarantors and a first priority lien on substantially all real and personal property of ARG and the Subsidiary Guarantors. See "--Intercreditor Agreement and Collateral Documents."


         Interest and Maturity. The Senior Secured Notes bear interest, paid quarterly on March 15, June 15, September 15 and December 15 of each year, at a rate of 13% per annum and will mature on September 15, 1998.

         Redemption. At the option of ARG, the Senior Secured Notes may be redeemed in whole or from time to time in part at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued and unpaid interest to the Redemption Date (as defined), if redeemed during the periods as follows: (i) until March 14, 1997 at 105%;
(ii) March 15, 1997 through September 15, 1997 at 102.5% and (iii) thereafter, at 100%. In addition, ARG is required to make a sinking fund payment on September 15, 1997 in an amount, when added to the aggregate principal amount of Senior Secured Notes redeemed with the proceeds of asset sales, sufficient to retire 50% of the aggregate principal amount of Senior Secured Notes originally issued under the indentures relating thereto (collectively, the "Existing Senior Secured Note Indenture"), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Redemption Date.

         Events of Default and Remedies. The following are Events of Default under the Existing Senior Secured Note Indenture: (a) failure to pay principal of the Senior Secured Notes when due; (b) failure to pay any interest on the Senior Secured Notes when due, continued for 30 days; (c) failure to perform any covenant of ARG or any Subsidiary Guarantor in the Existing Senior Secured Note Indenture or the Senior Secured Notes (continued, in the case of certain covenants, for 30 days after written notice); (d) failure to pay at final maturity the principal amount of any indebtedness of ARG or the Subsidiary Guarantors, or acceleration of the stated maturity of any such indebtedness, if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time; (e) certain events of bankruptcy, insolvency or reorganization; (f) foreclosure and certain actions to foreclose on a material portion of the collateral securing indebtedness of ARG and the Subsidiary Guarantors; (g) the entering of final judgments not covered by insurance for the payment of money which in the aggregate at any one time exceeds $10 million, which shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable; and (h) failure by ARG or the Subsidiary Guarantors to maintain the first priority lien on a material portion of the Collateral for the benefit of the holders of the Senior Secured Notes and the holders of other Senior Indebtedness (as defined).

         Restrictive Covenants. The Existing Senior Secured Note Indenture imposes certain limitations on the ability of ARG and each Subsidiary Guarantor to, among other things, make payments in respect of the ARG's capital stock, enter into transactions with affiliates and significant stockholders, incur additional indebtedness or liens, allow to become effective any payment restriction with respect to any of the Subsidiaries (as defined), dispose of substantially all of the properties or assets used in the operation of Black Angus restaurants, make certain other asset sales, amend certain agreements, cause the Subsidiary Guarantors to issue preferred stock or dispose of capital stock of the Subsidiary Guarantors. Additionally, except under certain circumstances, ARG may not merge or consolidate with, or sell or convey all or substantially all of its assets to, any person, or adopt a plan of liquidation.

         Maintenance of Consolidated EBITDA. ARG is required to maintain Consolidated EBITDA (as defined) for each period of four consecutive fiscal quarters ending on or after June 30, 1997 at the levels specified below:

                        Date                           Amount
                        ----                           ------
                  June 30, 1997                     $35,000,000
                  September 29, 1997                 35,500,000
                  December 29, 1997                  36,000,000
                  March 30, 1998                     36,500,000
                  June 29, 1998                      37,000,000


         In February and March of 1997, ARG solicited and received consents ("Consents") from holders of a majority in aggregate principal amount of its Senior Secured Notes to amendments (the "Amendments") with respect to the Existing Senior Secured Note Indenture. The Amendments, among other things, amended the Existing Senior Secured Note Indenture to (a) eliminate the two-quarter and four-quarter Consolidated EBITDA tests for the periods ending December 30, 1996 (at a $33,000,000 level) and March 31, 1997 (at a $34,000,000 level) and (b) add a new Consolidated EBITDA test for the period of 12 months ending May 31, 1997, with the required Consolidated EBITDA level being $34,000,000. The Consents were solicited, among other reasons, to avoid an anticipated default under the Consolidated EBITDA test for the period ending March 31, 1997. However, ARG failed to meet the amended Consolidated EBITDA test for the twelve-month period ended May 31, 1997 and for the four quarters ended June 30, 1997. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."


         In addition, ARG is required to maintain Consolidated EBITDA of at least $13,000,000 for each period of two consecutive fiscal quarters ending on or after June 30, 1997.

         Net Proceeds Purchase. ARG is required, upon certain asset sales or the incurrence of mortgage indebtedness, to purchase with a specified portion of the net proceeds thereof the Senior Secured Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.


         Change of Control Offer. Upon the occurrence of a Change of Control (as defined herein under "DESCRIPTION OF THE EXCHANGE DEBENTURES--Certain Definitions"), each holder shall have the right to require the repurchase of such holder's Senior Secured Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

SUBORDINATED LOAN AGREEMENT

         ARG has outstanding Subordinated Notes aggregating $45.0 million issued to Merrill Lynch in July 1991 (and subsequently sold by Merrill Lynch to a group of financial institutions) and maturing on September 30, 2000.

         The interest rate applicable to the Subordinated Notes is a fixed rate of 10.25%, with optional prepayments of the Subordinated Notes prohibited until December 14, 1997. The holders of the Subordinated Notes has been granted registration rights with respect to the Subordinated Notes.

         The Subordinated Loan Agreement provides that the indebtedness under the Subordinated Loan Agreement (including principal, premium, if any, and interest) is subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined therein), including the indebtedness under the Credit Facilities and the Senior Secured Notes.

         The Subordinated Notes are secured on a second priority basis by a pledge of the stock of all of the Subsidiary Guarantors directly owned by ARG, subject to the prior lien of the Collateral Agent in favor of the banks under the Credit Facilities and the holders of the Senior Secured Notes.

         The Subordinated Loan Agreement contains various restrictive financial and other covenants including, without limitation, (i) restrictions on the incurrence of indebtedness, leases and liens, (ii) restrictions on mergers, acquisitions, sales of assets, investments and transactions with affiliates,
(iii) restrictions on dividends and other payments with respect to shares of ARG's capital stock, (iv) a prohibition on engaging in businesses unrelated to the business conducted by ARG as of March 20, 1992 and (v) an EBITDA maintenance covenant comparable to the EBITDA maintenance covenant contained in the Existing Senior Secured Note Indenture that becomes applicable once ARG's senior debt is paid in full. In addition, if the consolidated EBITDA of ARG falls below a specified level for two consecutive fiscal quarters, ARG is required to offer to purchase at par a portion of the outstanding Subordinated Notes. As of the date of this Prospectus, the Company was in compliance with the covenants contained in the Subordinated Loan Agreement.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         The Debentures were originally issued and sold on March 13, 1996. The offer and sale of the Debentures was not required to be registered under the Act in reliance upon the exemption provided by Section 4(2) of the Act. In connection with the sale of the Debentures, Holdings agreed to file with the Commission, and use all reasonable efforts to cause to become effective, a registration statement relating to an exchange offer (the "Exchange Offer Registration Statement") pursuant to which new debentures of Holdings covered by such Exchange Offer Registration Statement and containing terms identical in all respects to the terms of the Debentures would be offered in exchange for Debentures tendered at the option of the holders thereof or, if applicable interpretations of the staff of the Commission did not permit Holdings to effect such an exchange offer, Holdings agreed, at its cost, to file a shelf registration statement covering resales of the Debentures (the "Shelf Registration Statement") and use all reasonable efforts to have such Shelf Registration Statement declared effective and kept effective for a period of three years from the effective date thereof.

         The purpose of the Exchange Offer is to fulfill Holdings' obligations with respect to the Registration Rights Agreement. Holdings is making the Exchange Offer for the Debentures in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, Holdings has not requested, and does not intend to request, its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties.

         Except as provided under "Plan of Distribution" with respect to certain broker-dealers, this Prospectus may not be used by any holder of the Debentures or any holder of the Exchange Debentures to satisfy the registration and prospectus delivery requirements under the Act that may apply in connection with any resale of the Debentures or the Exchange Debentures. See "--Terms of the Exchange," below.

TERMS OF THE EXCHANGE

         Holdings hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Debentures for each $1,000 in principal amount of Debentures. The terms of the Exchange Debentures are identical in all respects to the terms of the Debentures for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Debentures will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Debentures will evidence the same debt as the Debentures and will be entitled to the benefits of the Debenture Indenture. See "DESCRIPTION OF THE EXCHANGE DEBENTURES."

         The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Debentures being tendered for exchange

         Holdings has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Debentures issued pursuant to the Exchange Offer in exchange for the Debentures may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, Holdings believes that Exchange Debentures issued pursuant to the Exchange Offer in exchange for Debentures may be offered for sale, resold and otherwise transferred by any holder of such Exchange Debentures (other than any such holder which without compliance with the registration and prospectus delivery provisions of the Act, provided that (i) such Exchange Debentures are acquired in the ordinary course of business of such holder or any beneficial owner, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Debentures and (iii) neither the holder nor any such beneficial owner is an "affiliate" of Holdings within the meaning of Rule 405 under the Act). Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Debentures cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Act in connection with any resale transaction. Each broker-dealer that receives Exchange Debentures for its own account in exchange for Debentures, where such Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. See "PLAN OF DISTRIBUTION."

         Interest on the Exchange Debentures shall accrue commencing December 15, 1998.

         Tendering holders of the Debentures shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Debentures pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

         The Exchange Offer shall expire on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on ________, 1997, unless Holdings in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Exchange Offer, as so extended by Holdings, shall expire. Holdings reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to United States Trust Company of New York (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Debentures previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

         The Exchange Date will be the first business day following the Expiration Date. Holdings expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Debentures if either of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by Holdings and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Debentures, whether before or after any tender of the Debentures. Unless Holdings terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, Holdings will exchange the Exchange Debentures for the Debentures on the Exchange Date.

TENDER PROCEDURE

         The tender to Holdings of Debentures by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and Holdings in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         A holder of Debentures may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Debentures being tendered and any required signature guarantees, to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

         If tendered Debentures are registered in the name of the signer of the Letter of Transmittal and the Exchange Debentures to be issued in exchange therefor are to be issued (and any untendered Debentures are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Debentures), the signature of such signer need not be guaranteed. In any other case, the tendered Debentures must be endorsed or accompanied by written instruments of transfer in form satisfactory to Holdings and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Exchange Debentures and/or Debentures not exchanged are to be delivered to an address other than that of the registered holder appearing on the register for the Debentures, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

         THE METHOD OF DELIVERY OF DEBENTURES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

         The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Debentures at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Debentures by causing such book-entry transfer facility to transfer such Debentures into the Exchange Agent's account with respect to the Debentures in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Debentures may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the back cover page of this Prospectus on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

         If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Debentures to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Debentures are registered and, if possible, the certificate numbers of the Debentures to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Debentures, in proper form for transfer (or a confirmation of book-entry transfer of such Debentures into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Debentures being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), Holdings may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

         A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Debentures (or a confirmation of book-entry transfer of such Debentures into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Debentures in exchange for Debentures tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Debentures.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Debentures will be determined by Holdings, whose determination will be final and binding. Holdings reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of Holdings' counsel, be unlawful. Holdings also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Debentures. None of Holdings, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

         The party tendering Debentures for exchange (the "Transferor") exchanges, assigns and transfers the Debentures to Holdings and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Debentures to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Debentures, and to acquire Exchange Debentures issuable upon the exchange of such tendered Debentures, and that, when the same are accepted for exchange, Holdings will acquire good and unencumbered title to the tendered Debentures free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Holdings to be necessary or desirable to complete the exchange, assignment and transfer of tendered Debentures or transfer ownership of such Debentures on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Debentures by Holdings and the issuance of Exchange Debentures in exchange therefor shall constitute performance in full by Holdings of its obligations under the Registration Rights Agreement and that Holdings shall have no further obligations or liabilities thereunder except as provided in Section 7 of said agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

         The Transferor certifies that neither it nor any beneficial owner of the Exchange Debentures is an "affiliate" of Holdings within the meaning of Rule 405 under the Act and that it and any beneficial owner is acquiring the Exchange Debentures offered hereby in the ordinary course of business and that such Transferor has no arrangement or understanding with any person to participate in the distribution of such Exchange Debentures. Each Transferor which is a broker-dealer receiving Exchange Debentures for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Debentures where such Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities. Holdings will, for a period of 180 days after the Expiration Date, make this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

         Tenders of Debentures pursuant to the Exchange Offer are irrevocable, except that Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

         To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus, and with respect to a facsimile transmission, must be confirmed by telephone and an original delivered by guaranteed overnight delivery. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Debentures to be withdrawn, the certificate numbers of Debentures to be withdrawn, the principal amount of Debentures to be withdrawn, a statement that such holder is withdrawing his election to have such Debentures exchanged, and the name of the registered holder of such Debentures, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to Holdings that the person withdrawing the tender has succeeded to the beneficial ownership of the Debentures being withdrawn. The Exchange Agent will return the properly withdrawn Debentures promptly following receipt of notice of withdrawal. If Debentures have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Debentures or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by Holdings and such determination will be final and binding on all parties.

ACCEPTANCE OF DEBENTURES FOR EXCHANGE; DELIVERY OF EXCHANGE DEBENTURES

         Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Debentures validly tendered and not withdrawn and issuance of the Exchange Debentures will be made on the Exchange Date. For the purposes of the Exchange Offer, Holdings shall be deemed to have accepted for exchange validly tendered Debentures when, as and if Holdings has given written notice thereof to the Exchange Agent.

         The Exchange Agent will act as agent for the tendering holders of Debentures for the purposes of receiving Exchange Debentures from Holdings and causing the Debentures to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Debentures to be issued in exchange for accepted Debentures will be made by the Exchange Agent promptly after acceptance by Holdings of the tendered Debentures. Tendered Debentures not accepted for exchange by Holdings will be returned without expense to the tendering holders promptly following the Expiration Date or, if Holdings terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, Holdings will not be required to issue Exchange Debentures in respect of any properly tendered Debentures not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at its option, modify or otherwise amend the Exchange Offer, if either of the following events occur:

         (a) any law, rule or regulation or applicable interpretations of the staff of the Commission which, in the good faith determination of Holdings, do not permit Holdings to effect the Exchange Offer; or

         (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Debentures issued pursuant to the Exchange Offer in exchange for Debentures to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of Holdings within the meaning of Rule 405 under the Act) without compliance with the registration and prospectus delivery provisions of the Act provided that such Exchange Debentures are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Debentures.

         Holdings expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Debentures upon the occurrence of either of the foregoing conditions (which represent all of the material conditions to the acceptance by Holdings of properly tendered Debentures). In addition, Holdings may amend the Exchange Offer at any time prior to the Expiration Date if either of the conditions set forth above occur. Moreover, regardless of whether either of such conditions has occurred, Holdings may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Debentures.

         The foregoing conditions are for the sole benefit of Holdings and may be waived by Holdings, in whole or in part, in its sole discretion, subject to the rules and regulations of the Commission, provided that such waiver is, in its good faith judgment, advantageous to holders of the Debentures. Any determination made by Holdings concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXCHANGE AGENT

         United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the back cover page of this Prospectus. United States Trust Company of New York, also acts as Trustee under the Debenture Indenture.

         Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

         Holdings has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. Holdings will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. Holdings will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and related documents to the beneficial owners of the Debentures and in handling or forwarding tenders for their customers.

         No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by Holdings. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Holdings since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted for or on behalf of) holders of Debentures in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Holdings may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Debentures in such jurisdiction. In any jurisdiction in which the securities laws or the blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of Holdings by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

OTHER

         Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Debentures are urged to consult their financial and tax advisors in making their own decisions on what action to take.

         As a result of the making of, and upon acceptance for exchange of all validly tendered Debentures pursuant to the terms of, this Exchange Offer, Holdings will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Debentures who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto, under the Debenture Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of the Exchange Debentures." All untendered Debentures will continue to be subject to the restrictions on transfer set forth in the Debenture Indenture.

         Holdings may in the future seek to acquire untendered Debentures in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Holdings has no present plan to acquire any Debentures which are not tendered in the Exchange Offer.

                                      DESCRIPTION OF THE EXCHANGE DEBENTURES

         The Exchange Debentures will be issued under an Indenture, dated as of December 1, 1993, as supplemented by the First Supplemental Indenture thereto, dated as of March 13, 1996 (the "Debenture Indenture"), between the Company and United States Trust Company of New York as trustee (the "Debenture Trustee"). The terms of the Exchange Debentures will be identical in all respects to the terms of the Debentures and to the $88,557,000 aggregate principal amount of Series B Securities (as defined in the Debenture Indenture) issued on March 16, 1994 under the Debenture Indenture (the "Existing Series B Debentures"). The following summaries of certain provisions of the Exchange Debentures and the Debenture Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Exchange Debentures and the Debenture Indenture, respectively, including the definitions therein of certain terms. Particular provisions and defined terms referred to in the following summaries refer to and incorporate by reference the provisions and defined terms of the Debenture Indenture.

PRINCIPAL, MATURITY AND INTEREST

         The Exchange Debentures, together with the Debentures and the Existing Series B Debentures, are limited in aggregate principal amount to $105,887,000. The Exchange Debentures will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         The Exchange Debentures will mature on December 15, 2005. No interest on the Exchange Debentures will accrue until December 15, 1998. Interest on the Exchange Debentures will accrue thereafter at the rate of 14% per annum and will be payable semi-annually on each June 15 and December 15, commencing on June 15, 1999 to the holders of record of the Exchange Debentures (the "Holders") at the close of business on the immediately preceding June 1 and December 1.

         Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the corporate trust office of the Debenture Trustee or such other office or agency of the Company as may be designated by the Company for such purpose. At the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Exchange Debentures.

MANDATORY REDEMPTION


         Except as set forth below under "Change of Control" and "Certain Covenants--Limitation on Sale of Assets," the Company will not be required to make mandatory redemption payments with respect to the Exchange Debentures.


OPTIONAL REDEMPTION AND PREPAYMENT

         Except as set forth herein, the Exchange Debentures will not be redeemable at the Company's option prior to December 15, 1998. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR                                                                  PERCENTAGE
--------------------------------------------------------------------------------
1998                                                                    107.0%
1999                                                                    103.5%
2000 and thereafter                                                     100.0%

SELECTION AND NOTICE

         In case of a partial redemption, selection of the Exchange Debentures or portions thereof for redemption shall be made by the Debenture Trustee by lot, pro rata or in such manner as it shall deem appropriate and fair and in such manner as complies with any applicable legal requirements. Exchange Debentures may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to each Holder whose Exchange Debentures are to be redeemed at the last address for such Holder then shown on the registry books. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount thereof to be redeemed. A new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debenture. On and after any redemption date, interest will cease to accrue on the Exchange Debentures or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Debenture Indenture.

CHANGE OF CONTROL

         In the event of a Change of Control (the date of such occurrence being a "Change of Control Date"), the Company shall notify the Holders in writing of such occurrence and shall make an offer to purchase for cash (a "Change of Control Offer"), on a business day (a "Change of Control Payment Date") not later than 70 days following the Change of Control Date, all Exchange Debentures then outstanding at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof to the Change of Control Payment Date (if prior to December 15, 1998) or 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (if on or after December 15, 1998). Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 40 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

         If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Debentures that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, the covenants contained in the Debenture Indenture would not necessarily afford holders of the Exchange Debentures protection in the event of a highly leveraged transaction or a takeover, recapitalization or similar restructuring involving the Company which may adversely affect holders of the Exchange Debentures.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Exchange Debentures pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Debenture Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Debenture Indenture by virtue thereof.

CERTAIN COVENANTS

         Limitation on Restricted Payments. The Company will not, directly or indirectly, (a) declare or pay any dividend or make any distribution on its Capital Stock, or otherwise, to its shareholders (other than dividends or distributions payable in its Qualified Capital Stock), (b) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase, redeem or otherwise acquire for value, any Qualified Capital Stock of the Company (including any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock but excluding exchangeable or convertible Indebtedness of such person), other than through the issuance in exchange therefor solely of Qualified Capital Stock of the Company, (c) redeem, repurchase, defease, or otherwise acquire or retire for value, or permit any of its Subsidiaries to, directly or indirectly, redeem, repurchase, defease, or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of the Company that is subordinate in right of payment to the Debentures or the Exchange Debentures or (d) make, or permit any of its Subsidiaries to make, any Investment (excluding any Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or Event of Default shall have occurred and be continuing, (ii) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant (without giving effect to the second paragraph thereof), or (iii) such Restricted Payment, together with all other Restricted Payments subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined in good faith by senior management of the Company or, if the market value of such property exceeds $1,000,000, by the Board of Directors (which determination shall be evidenced by a Board Resolution)) shall exceed the sum of:

                   (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the beginning of the first fiscal quarter commencing after the Issue Date to the date of such Restricted Payment (treating such period as a single accounting period); and

                   (2) 100% of the aggregate Net Cash Proceeds received by the Company from any person (other than a Subsidiary) from the issuance and sale after the Issue Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Cash Proceeds from issuances and sales of Qualified Capital Stock financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid).

         The foregoing provisions shall not prohibit:

                   (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

                  (2) the acquisition, redemption or retirement of any shares of Capital Stock of the Company or the repayment of any Indebtedness of the Company in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock;

                  (3) any payments by the Company to repurchase its Common Stock from employees of the Company or any of its Subsidiaries (or their respective estates or heirs) pursuant to the terms of the Common Stock Subscription Agreements (or the Stock Option Plan); provided that such payments shall not exceed in the aggregate $1,000,000 in any Yearly Period (provided that any unused amounts may be carried over to the immediately succeeding Yearly Period); provided, however, that in addition to the foregoing, the Company may repurchase its Common Stock pursuant to the terms of the Common Stock Subscription Agreements (or the Stock Option Plan) through the issuance of debt securities in an aggregate principal amount outstanding at any time of up to $2,000,000 and having the maturity, interest rate and subordination provisions referred to in the Common Stock Subscription Agreements as in effect on the Issue Date; and provided, further, that, for purposes of this clause (3) only, the aggregate cash purchase price paid by the Company to repurchase such Common Stock shall be deemed to have been reduced by the amount, if any, of cash proceeds received by the Company subsequent to the Issue Date from the sale or resale of Common Stock to employees of the Company or any of its Subsidiaries;

                  (4) the refinancing, refunding, replacement or exchange of Indebtedness of the Company incurred after the Issue Date which by its terms is subordinate in right and priority of payment to the prior performance and payment in full of the Indebtedness under the Debenture Indenture and the Debentures and the Exchange Debentures for Disqualified Capital Stock of the Company or for other Indebtedness of the Company incurred after the Issue Date which is also so subordinated; provided that such Disqualified Capital Stock or subordinated Indebtedness was incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

                  (5) payments to repurchase Common Stock with the proceeds of key-man life insurance from the estate or heirs of Anwar S. Soliman and Ralph S. Roberts; and

                  (6) the payment of cash dividends on any Preferred Stock of the Company issued in exchange for, or in order to refinance, Indebtedness as to which cash interest was payable at the time of such exchange or refinancing, provided that the Fixed Charge Coverage Ratio at the time of and after giving effect to any such dividend payment is equal to or greater than 1.75 to 1.0;

provided that (A) in the case of clauses (2) through (6), no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof and (B) in the case of clause (1), such dividends are declared and paid in accordance with the Company's Certificate of Incorporation and applicable law.

         In determining the aggregate amount of Restricted Payments permissible under clause (iii) of the first paragraph hereunder, amounts expended, incurred or outstanding pursuant to clauses (1), (3) and (6) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended, incurred or outstanding pursuant to clauses (2), (4) and (5) of the immediately preceding paragraph shall not be included as Restricted Payments.

         Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, after the Issue Date, directly or indirectly, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness; provided, however, that the Company or any Subsidiary may incur Indebtedness if (A) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness and (B) on the date of the incurrence of such Indebtedness, the Fixed Charge Coverage Ratio of the Company would be greater than or equal to 2.25 to 1.0.

         Notwithstanding the foregoing, the Company and its Subsidiaries may incur (i) Indebtedness of ARG and its Subsidiaries under the Credit Facility and any refinancing, refunding, replacement or extension thereof in an aggregate principal amount at any time outstanding not to exceed $26 million (plus obligations for related payments for early termination, interest, fees, expenses and indemnities and other amounts payable thereunder or in connection therewith); (ii) Indebtedness evidenced by the Senior Secured Notes; (iii) Indebtedness evidenced by the Debentures and the Exchange Debentures; (iv) purchase money Indebtedness incurred in the ordinary course of business, or Indebtedness incurred for Capital Expenditures directly related to the restaurant business of the Company and its Subsidiaries not to exceed $10,000,000 in the aggregate; (v) intercompany Indebtedness between and among the Subsidiaries and the Company; (vi) other Indebtedness existing on the Issue Date as in effect on the Issue Date (after giving affect to the application of the Net Proceeds of the Offerings); (vii) Indebtedness incurred for Capitalized Leases and any renewals, extensions, refinancings or replacements thereof; provided that (a) such Capitalized Leases are directly related to the restaurant business of the Company and its Subsidiaries, (b) the aggregate principal amount incurred pursuant to this clause (vii) in any Yearly Period shall not exceed $5,000,000 (provided that any unused amounts may be carried over to the next two (but not any subsequent) Yearly Periods) and (c) the aggregate principal amount incurred pursuant to this clause (vii) at any time outstanding shall not exceed $20,000,000; (viii) Mortgage Indebtedness; provided, that such Mortgage Indebtedness may, at the option of the Company, be incurred by a Mortgage Subsidiary; and provided, further, (a) the loan-to-value ratio is not less than 60% and not more than 100% for properties owned in fee at the time of issuance; and (b) the Net Cash Proceeds of Mortgage Indebtedness with respect thereto are used to make an Asset Sale Offer if required by the covenant "Limitation on Sale of Assets"; (ix) Indebtedness in the form of promissory notes issued to a financing subsidiary of an insurance company in connection with the furnishing of credit support for workers' compensation and general liability obligations; provided that such Indebtedness is not, and is not required by GAAP to be, reflected on the balance sheet of the Company or any of its Subsidiaries; (x) Indebtedness of the Company pursuant to promissory notes issued in accordance with a Common Stock Subscription Agreement to repurchase Common Stock from an employee of the Company or any Subsidiary pursuant to such Agreement; (xi) Indebtedness under letters of credit (other than Letter of Credit Obligations); provided that such letters of credit are issued in connection with furnishing of credit support for (a) workers' compensation, insurance and general liability obligations of the Company or any Subsidiary or (b) the performance, payment, deposit or surety obligations of the Company or any Subsidiary, and in the case of obligations under this clause (b) if required by law or governmental rule or regulation or in accordance with the custom and practice in the restaurant industry; provided, further, that such obligations are not for money borrowed;
(xii) Indebtedness of a Subsidiary of the Company which is Acquired Indebtedness to the extent that such Indebtedness could have been incurred by the Company pursuant to the immediately preceding paragraph; (xiii) Interest Swap Obligations; provided that the stated notional amount of such Interest Swap Obligations does not exceed the principal amount of floating rate Indebtedness of the Company or the Subsidiary to which such Interest Swap Obligations relate;
(xiv) any Refinancing Indebtedness and (xv) Indebtedness not otherwise expressly permitted by clauses (i) through (xiv) above in an aggregate principal amount not to exceed $25,000,000 at any one time.

         Limitation on Transactions with Affiliates and Significant Stockholders. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of the Company or any Subsidiary (an "Affiliate Transaction"), other than (i) Affiliate Transactions (including lease transactions) that are fair to the Company or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided that, if any such Affiliate Transaction involves or has a value of more than $1,000,000, the determination that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, and is on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party must be made reasonably and in good faith by the Board of Directors of the Company or such Subsidiary, as the case may be, which determination shall be evidenced by a Board Resolution; provided, further, that if an Affiliate Transaction or series of related Affiliate Transactions involves or has a value of more than $10,000,000 the Company or such Subsidiary, as the case may be, must receive an opinion from an Independent Financial Advisor, to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Subsidiary, as the case may be, from a financial point of view, (ii) any Restricted Payment that is made in compliance with the provisions of the "Limitation on Restricted Payments" covenant, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among the Company and any of its Subsidiaries or exclusively between or among such Subsidiaries, provided such transactions are not otherwise prohibited by the Debenture Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Debentureholders in any material respect, (vi) the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any Common Stock Subscription Agreement or other stockholder agreement or any stock option or incentive plan (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the performance by the Company or any of its Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Debentureholders in any material respect, or (vii) transactions permitted by, and complying with, the provisions of the "Limitations on Mergers, Consolidations or Sales of Assets" covenant.

         Limitation on Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective, any Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Credit Facility and the documents related thereto as in effect on the Issue Date, as any such Payment Restriction may apply to any present or future Subsidiary, (ii) Indebtedness of any Subsidiary existing on the Issue Date and the documents relating thereto, in each case, as in effect on the Issue Date, (iii) the Debenture Indenture, (iv) the Senior Secured Note Indentures, as in effect on the Issue Date, (v) Indebtedness of a person existing at the time such person becomes a Subsidiary; provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant and (vi) secured Indebtedness otherwise permitted to be incurred pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant that limits the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non-assignment provisions restricting subletting or assignment of any lease or assignment of any contract of any Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary of the Company in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary; (e) customary provisions in instruments or agreements relating to any Lien prohibiting the transfer of the property subject to such Lien; (f) restrictions contained in documents relating to Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above or amendments to documents relating to the Indebtedness referred to in clause (a) above; provided that the restrictions contained therein relating to the payment of dividends by such Subsidiaries are not materially less favorable to the Holders than those provided for in such Indebtedness being refinanced, refunded, extended, renewed or amended; and (g) restrictions contained in documents relating to other Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that the restrictions contained therein relating to the payment of dividends by such Subsidiaries are not materially less favorable to the Holders than those provided for in the Credit Facility as in effect on the Issue Date.

         Limitation on Liens. The Company shall not create, incur, assume or suffer to exist any Liens upon any of its assets other than Liens to secure Indebtedness which is pari passu with the Debentures and the Exchange Debentures so long as the Debentures are secured on an equal and ratable basis with such Indebtedness. Notwithstanding the foregoing, the Company shall be permitted to incur, assume or suffer to exist (i) Permitted Liens; (ii) Liens existing on the Issue Date; (iii) Liens to secure Indebtedness which is incurred to renew, extend, replace or refinance Indebtedness secured by a Lien on any property or asset of the Company and which is permitted to be incurred pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that such Liens do not extend to or cover any property or asset other than the property or asset securing the Indebtedness being renewed, extended, replaced or refinanced; (iv) Liens with respect to Acquired Indebtedness permitted to be incurred under the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that such Liens secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by the Company and were not incurred in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company;

and provided, further, that such Liens do not extend to or cover any property or assets of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company; (v) Liens in favor of the Debenture Trustee; (vi) Liens not otherwise permitted hereby which secure Indebtedness or other obligations permitted to be incurred hereunder not exceeding $5,000,000 in the aggregate at any one time; (vii) Liens on cash collateral consisting solely of borrowed money evidenced by the promissory notes referred to in clause (ix) of the second paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant securing obligations relating to the credit support arrangements referred to therein; and (viii) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses (i) through (vii); provided that if any such clauses limit the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens. Notwithstanding anything to the contrary herein, the Company will not create, incur, assume, or suffer to exist any Lien on any of the Capital Stock of ARG owned by the Company.

         Limitation on Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, unless (i) the Company or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by senior management of the Company, or if the aggregate fair market value of all non-cash consideration (other than Cash Equivalents) received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be greater than $2,000,000 but less than $5,000,000 by the Board of Directors of the Company or, if the aggregate fair market value of all non-cash consideration (other than Cash Equivalents) received by the Company or such Subsidiary, as the case may be, from any such Asset Sale shall be $5,000,000 or greater, as determined in good faith by an Independent Financial Advisor) and (ii) except in the case of Asset Sales with respect to one or more Designated Restaurants, at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents. Nothing in this covenant shall have the effect of prohibiting any transaction expressly permitted by the "Limitation on Mergers, Consolidations or Sales of Assets" covenant.

         Upon the date of consummation of any Asset Sale or upon receipt of Net Cash Proceeds of Mortgage Indebtedness (the date of such consummation or receipt, a "Consummation Date"), the Net Cash Proceeds thereof shall be applied by the Company or such Subsidiary within 270 days of the relevant Consummation Date at its election to either: (i) the payment of amounts outstanding under Indebtedness of the Company or a Subsidiary, or (ii) a Related Business Investment, or (iii) a combination of payment and investment permitted by the foregoing clauses (i) and (ii). On the earlier of (A) the 271st day after a Consummation Date or (B) such date as the Board of Directors of the Company or of such Subsidiary determines (as evidenced by a Board Resolution) not to apply such Net Cash Proceeds as set forth in clauses (i)-(iii) of the next preceding sentence (each of (A) and (B), a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (i), (ii) and (iii) of the next preceding sentence (the "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase for cash (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis Debentures and Exchange Debentures with an Accreted Value or principal amount, as the case may be, equal to the Net Proceeds Offer Amount at a price equal to 100% of the Accreted Value, if the Net Proceeds Offer Payment Date is prior to December 15, 1998, or 100% of principal amount, if the Net Proceeds Offer Payment Date is subsequent to December 15, 1998, of the Debentures or Exchange Debentures to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising from all subsequent Asset Sales and incurrences of Mortgage Indebtedness by the Company and its Subsidiaries aggregates at least $5 million, at which time the Company or such Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $5 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

         Any Net Cash Proceeds remaining after the purchase of Debentures and Exchange Debentures on any Net Proceeds Offer Purchase Date shall become general unrestricted funds of the Company and its Subsidiaries, and may be applied without regard to the restrictions described in this "Limitation on Sale of Assets" covenant or clause (viii) of the "Limitations on Incurrence of Additional Indebtedness" covenant.

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a person in a transaction permitted under the covenant "Limitation on Mergers, Consolidations or Sales of Assets" below, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

         Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 10 days following the Net Proceeds Offer Trigger Date, with a copy to the Debenture Trustee, and shall comply with the procedures set forth in the Debenture Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Debentures or Exchange Debentures in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. To the extent Holders properly tender Debentures and Exchange Debentures in an aggregate amount exceeding the Net Proceeds Offer Amount, Debentures and Exchange Debentures of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

         If an offer is made to repurchase the Debentures and Exchange Debentures pursuant to a Net Proceeds Offer, the Company will and will cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

         Limitation on Issuance of Preferred Stock by Subsidiaries. The Company will not permit any Subsidiary to issue any Preferred Stock or to have outstanding any shares of Preferred Stock, except (a) issuances of Preferred Stock to the Company or a Wholly-Owned Subsidiary of the Company; provided that the Company or such Wholly-Owned Subsidiary at all times is the sole beneficial and record owner of such Preferred Stock and (b) Preferred Stock issued in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant.

         Restriction on Sale and Issuance of ARG Stock. The Company will not permit ARG to issue any of its Capital Stock (including any rights, options or warrants with respect thereto), or any securities convertible into or exchangeable or exercisable for its Capital Stock, to any person other than the Company or one or more of its Wholly-Owned Subsidiaries nor permit any person (other than the Company or one or more of its Wholly-Owned Subsidiaries) to own or hold any Capital Stock of ARG. In the event any Wholly-Owned Subsidiary which holds Capital Stock of ARG shall cease to be a Wholly-Owned Subsidiary, such event shall be deemed to be the issuance of Capital Stock of ARG to a person other than the Company or a Wholly-Owned Subsidiary. Nothing in this covenant shall have the effect of prohibiting any transaction expressly permitted by the "Limitation on Mergers, Consolidations or Sales of Assets" covenant or the "Limitation on Issuance of Preferred Stock by Subsidiaries" covenant.

         Limitation on Mergers, Consolidations or Sales of Assets. The Company shall not in a single transaction or through a series of related transactions,
(i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case, (1) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (the Company or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Debenture Trustee, in form satisfactory to the Debenture Trustee, all the obligations of the Company under the Debentures, the Exchange Debentures and the Debenture Indenture; (2) except in the case of a transaction described in clause (i) or (ii) above between Holdings and ARG, immediately after giving effect to such transaction on a pro forma basis, the Surviving Person could incur $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant (without giving effect to the second paragraph thereof); (3) immediately before and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (4) the Company has delivered to the Debenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this covenant and that all conditions precedent herein provided relating to such transaction have been satisfied.

         Supplemental Debenture Indentures. The Debenture Indenture permits the Company and the Debenture Trustee, together, to amend or supplement the Debenture Indenture or the Debentures and the Exchange Debentures without notice to or consent of any Holder: (i) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder; (ii) to comply with the "Limitation on Mergers, Consolidations or Sales of Assets" covenant; (iii) to provide for uncertificated Debentures or Exchange Debentures in addition to or in place of certificated Debentures or Exchange Debentures; (iv) to comply with any requirements of the Commission in connection with the qualification of the Debenture Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"); or (v) to make any other change that does not materially adversely affect the rights of any Holders under the Debenture Indenture. Subject to the absolute and unconditional rights of any Holder to receive principal, premium, if any, and interest, other modifications, amendments or supplements to the Debenture Indenture or the Debentures and Exchange Debentures may be made with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures and Exchange Debentures, and such modifications, amendments or supplemental indentures will be binding on every Holder whether or not such Holder has consented thereto; provided that no such modification, amendment or supplemental indenture shall, without the consent of Holders of each outstanding Debenture and Exchange Debenture affected thereby, among other things, (i) reduce the aggregate principal amount of Debentures and Exchange Debentures whose Holders must consent to an amendment, supplement or waiver of any provision of the Debenture Indenture or the Debentures and Exchange Debentures; (ii) reduce the rate or extend the time for payment of interest on any Debenture or Exchange Debenture; (iii) reduce the principal amount of any Debenture or Exchange Debenture; (iv) change the maturity date of any Debenture or Exchange Debenture, or alter the optional redemption provisions of the Debenture Indenture, in a manner adverse to any Holder; (v) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Debenture or Exchange Debenture; (vi) make the principal of, or the interest on, any Debenture or Exchange Debenture payable in money other than as provided for in the Debenture Indenture and the Debentures and Exchange Debentures as in effect on the Issue Date.

EVENTS OF DEFAULT

         The following are Events of Default under the Debenture Indenture:

         (i) default in the payment of any interest on the Debentures or the Exchange Debentures when it becomes due and payable and such default continues for a period of 30 days or more; or

         (ii) the default in the payment of the principal of, or premium, if any, on any Debenture or Exchange Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including, without limitation, the failure to purchase Debentures or Exchange Debentures tendered pursuant to a Change of Control Offer or Asset Sale Offer); or

         (iii) default in the performance, or breach, of any covenant in the Debenture Indenture (other than defaults specified in clause (i) or (ii) above), and continuance of such default or breach for a period of 30 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures and Exchange Debentures; or

         (iv) failure by the Company or any Subsidiary to perform any term, covenant, condition, or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $10,000,000 or more, which failure results in an acceleration of the maturity thereof; or

         (v) final judgments not covered by insurance for the payment of money which in the aggregate at any one time exceeds $10,000,000 shall be rendered against the Company or any of its Significant Subsidiaries by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable; or

         (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary shall have occurred.

         If an Event of Default (other than an Event of Default specified in clause (vi) above with respect to the Company) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Debentures and Exchange Debentures may, by written notice, and the Debenture Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Debentures and Exchange Debentures shall, declare the Accreted Value of (if prior to December 15, 1998) or all principal of, premium, if any, and accrued interest on (if on or after December 15, 1998) the Debentures and the Exchange Debentures to be due and payable immediately. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (vi) above occurs with respect to the Company and is continuing, then the Accreted Value of (if prior to December 15, 1998) or all principal of, premium, if any, and accrued interest on (if on or after December 15, 1998) the Debentures and the Exchange Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Debenture Trustee or any Holder.

         After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Debentures and Exchange Debentures may, by notice to the Debenture Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment or principal of, premium, if any, and accrued interest on the Debentures and the Exchange Debentures that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. The Holders of a majority in aggregate principal amount of the outstanding Debentures and the Exchange Debentures also have the right to waive past defaults under the Debenture Indenture except a default in the payment of principal of, premium, if any, or interest on any Debenture or Exchange Debenture, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders.

         No Holder of any of the Debentures or Exchange Debentures has any right to institute any proceeding with respect to the Debenture Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Debentures and the Exchange Debentures have made written request, and offered reasonable indemnity to the Debenture Trustee to institute such proceeding as Debenture Trustee, the Debenture Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Debenture Trustee has not within such 30-day period received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Debentures and Exchange Debentures. Such limitations do not apply, however, to a suit instituted by a Holder of a Debenture or Exchange Debenture for the enforcement of the payment of the principal of, premium, if any, or accrued interest on, such Debenture or Exchange Debenture on or after the respective due dates expressed in such Debenture or Exchange Debenture.

         The Holders of a majority in aggregate principal amount of the outstanding Debentures and Exchange Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust, or power conferred on the Debenture Trustee. Subject to certain restrictions, however, the Debenture Trustee may refuse to follow any directions that conflict with law or the Debenture Indenture.

DEFEASANCE

         The Company may at any time terminate all of its obligations with respect to the Debentures and the Exchange Debentures ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Debentures and Exchange Debentures, to replace mutilated, destroyed, lost or stolen Debentures and Exchange Debentures and to maintain agencies in respect of Debentures and Exchange Debentures. The Company may at any time terminate its obligations under certain covenants set forth in the Debenture Indenture, some of which are described under "Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debentures and Exchange Debentures issued under the Debenture Indenture ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Debentures and the Exchange Debentures, with the Debenture Trustee money or U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the Debentures and the Exchange Debentures to redemption or maturity and comply with certain other conditions, including the delivery of an opinion as to certain tax matters.

         The Debenture Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Debentures and Exchange Debentures) as to all outstanding Debentures and Exchange Debentures when either (a) all such Debentures and Exchange Debentures theretofore authenticated and delivered (except lost, stolen or destroyed Debentures and Exchange Debentures which have been replaced or paid and Debentures and Exchange Debentures for whose payment moneys has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Debenture Trustee for cancellation; or (b) (i) all such Debentures and Exchange Debentures not theretofore delivered to the Debenture Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Debenture Trustee, as trust funds, an amount of money sufficient to pay and discharge the entire indebtedness on the Debentures and Exchange Debentures not theretofore delivered to the Debenture Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all sums payable by it under the Debenture Indenture; and (iii) the Company has delivered irrevocable instructions to the Debenture Trustee to apply the deposited money toward the payment of the Debentures and Exchange Debentures at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

CERTAIN DEFINITIONS

         "Accreted Value" means, as of any date of determination prior to December 15, 1998, the sum of (a) the initial offering price of each Debenture and (b) the portion of the excess of the principal amount of each Debenture over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 15 and December 15 at the rate of 14% per annum from the date of issuance of the Debentures through the date of determination computed on the basis of a 360-day year of twelve 30-day months. For the purposes of determining the Accreted Value of the Debentures, the initial offering price thereof shall be $688.75 per $1,000 principal amount of Debentures and the date of issuance thereof shall be March 13, 1996.

         "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Subsidiary or assumed in connection with the acquisition of assets from such person (whether by merger, consolidation, purchase of assets or otherwise) and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary or such acquisition.

         "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the referent person or such other person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated,"

"controlling" and "controlled" have the meanings correlative to the foregoing. For purposes of "Limitations on Transactions with Affiliates and Significant Stockholders", the term "Affiliate" shall include any person who, as a result of any transaction described in "Limitations on Transactions with Affiliates and Significant Stockholders" would become an Affiliate. Notwithstanding the foregoing, the term "Affiliate," with respect to the Company and its Affiliates, shall not include BT Securities Corporation or any of its Affiliates.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Sale" means any sale, lease, assignment or other disposition for value by the Company or any of its Subsidiaries (including, without limitation, any Sale/leaseback) to any other person of (i) any of the Capital Stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of the Company or any of its Subsidiaries or (iii) any other assets or rights, or related group of assets or rights, of the Company or any of its Subsidiaries having a book value or sales price in excess of $150,000 (it being understood that if the book value or sales price thereof exceeds $150,000, the entire value and not just the portion thereof in excess of $150,000 shall be subject to the "Limitation on Sale of Assets" covenant) other than the trade-in or replacement of assets for or with assets of comparable value in the ordinary course of business of the Company and its Subsidiaries, provided that any sale or transfer of assets (a) from a Subsidiary to the Company or any Wholly-Owned Subsidiary or
(b) made in accordance with the "Limitation on Mergers, Consolidations or Sales of Assets" covenant shall not constitute an Asset Sale.

         "Average Life" means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years (calculated to the nearest one-twelfth) from such date of determination to the respective dates of each successive scheduled principal payment in respect of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any person, the board of directors of such person or any committee of the board of directors of such person duly authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

         "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

         "Capital Expenditures" shall mean payments for the Company's and its Subsidiaries' assets, or improvements, replacements, substitutions or additions thereto, that have a useful life of more than one year and which, in accordance with generally accepted accounting principles consistently applied, are required to be capitalized (as opposed to expensed in the period in which the payment occurred).

         "Capital Lease", as applied to any person, means any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, together with any warrants, rights or options to purchase or acquire any of the foregoing.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors

Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from Standard & Poor's Corporation or at least P-2 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptance maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above.

         "Change of Control" means (i) an event whereby at any time any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange
Act), excluding the Permitted Investors and their Affiliates, acquires, in one or more transactions, (a) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50 percent of the total voting power represented by all then outstanding Capital Stock of the Company ordinarily (and apart from rights exercisable under certain circumstances) having the right to vote in the election of directors or (b) the power to elect a majority of the Board of Directors of the Company or (ii) so long as any Senior Secured Notes remain outstanding, the occurrence of a "Change of Control" as such term is defined in the Senior Secured Note Indenture governing such Senior Secured Notes.

         "Common Stock" means the common stock of the Company, par value $.01 per share.

         "Common Stock Subscription Agreements" means the Common Stock Subscription Agreements between the Company and certain officers and executives of the Company or its Subsidiaries, together with any other agreements entered into from time to time by the Company and certain officers or executives of the Company or its Subsidiaries in connection with the acquisition of Common Stock by such officers or executives, in each case as amended, supplemented or otherwise modified from time to time.

         "Company" means American Restaurant Group Holdings, Inc. until a successor replaces it pursuant to the Debenture Indenture and thereafter means such successor.

         "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses other than non-cash interest, (v) losses on Asset Sales and (vi) other non-cash items other than non-cash interest reducing Consolidated Net Income less the sum (without duplication) of (a) gains on Asset Sales and
(b) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP. For the purposes of calculating Consolidated EBITDA pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant, amounts otherwise excluded from Consolidated Net Income pursuant to clause (iii) of the definition thereof shall be included.

         "Consolidated Interest Expense" means, for any period, interest expense with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, after provisions for taxes, on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than the Company or any Subsidiary of the Company), except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company to the extent that the declaration or payments of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payments of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Credit Facility" means the Credit Agreement, dated as of March 20, 1992, as amended as of the Issue Date, by and among ARG, certain of its subsidiaries, the Lenders and Bankers Trust Company, as agent, as the same may be further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund, refinance or replace the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or such agreement. The Company shall promptly notify the Debenture Trustee of any such refunding, refinancing or replacement of the Credit Facility.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Restaurant" means any restaurant designated by the Company concurrently with an Asset Sale in respect thereof so long as, for the most recent period of twelve consecutive calendar months ending more than 30 days prior to the date of such Asset Sale the net income of such restaurant before any charge for interest expense, income taxes, depreciation, amortization and divisional and corporate general and administrative expense was less than zero, provided, that the maximum number of restaurants so designated shall be limited to 5 in any Yearly Period and 25 during the term of the Debenture Indenture.

         "Disqualified Capital Stock" means, with respect to any person, any Capital Stock of such person that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date, or any other Capital Stock of such person designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is redeemable or repurchasable solely at the option of such person, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated; provided, however, that the existence of the put rights contained in the Common Stock Subscription Agreements as in effect on the Issue Date hereof (or as such agreements may be amended from time to time in any manner not materially adverse to the Holders) shall not render the Common Stock, to which such agreements relate, as Disqualified Capital Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of (i) the sum of Consolidated EBITDA during the four full fiscal quarters ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to (ii) Consolidated Interest Expense of such person for the four full fiscal quarters ending on or prior to the Transaction Date plus the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such person or any Subsidiary of such person (other than any such cash dividend payments made to such person or a Wholly-Owned Subsidiary of such person) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person, in each case during the four full fiscal quarters ending on or prior to the Transaction Date.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of the Debenture Indenture (it being understood that calculations in connection with the definitions, covenants and other provisions of the Debenture Indenture shall utilize accounting principles and policies in conformity with those used to prepare the financial statements of the Company for the fiscal year ended December 28, 1992).

         "Holder" or "Debentureholder" means the person in whose name a Debenture is registered on the Registrar's books.

         "Indebtedness" as applied to any person, means, without duplication,
(i) all indebtedness for borrowed money whether or not evidenced by a promissory note, draft or similar instrument (including, without limitation, obligations with respect to letters of credit (which shall include the stated amount thereof and any unreimbursed drawings in relation thereto), bankers' acceptances and Interest Swap Obligations), (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, if and to the extent such obligation is properly classified as a liability in conformity with GAAP, (v) all indebtedness to the extent secured by any Lien on any property or asset owned by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person and (vi) all Disqualified Capital Stock of the Company and all Preferred Stock of any Subsidiary (other than any such Preferred Stock owned by the Company or a Wholly-Owned Subsidiary) (the amount of Indebtedness represented by any such Disqualified Capital Stock or Preferred Stock will be the greater of the voluntary or involuntary liquidation preference with respect thereto).

         "Independent Financial Advisor" means a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

         "Interest Swap Obligations" means the obligations of any person, pursuant to any arrangement with any other person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made to such other person calculated by applying a fixed or a floating rate of interest on the same notional amount.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "Investment" as applied to any person, means any direct or indirect purchase or other acquisition by that person of, or of a beneficial interest in, stock or other securities of any other person (other than a person that prior to the relevant purchase or acquisition was the Company or a Subsidiary), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures made in the ordinary course of business) or capital contribution by that person to any other person (other than the Company or a Subsidiary), including all indebtedness and accounts receivable from that other person that are not current assets or did not arise from sales of goods or services to that other person in the ordinary course of business. The amount of any Investment shall be the fair market value of such Investment, as determined at the time such Investment is made.

         "Issue Date" means the date of first issuance of the Debentures under the Debenture Indenture.

         "Lenders" means the Lenders listed on the signature pages of the Credit Facility, together with any financial institution that may become a party to the Credit Facility as therein provided.

         "Letter of Credit Obligations" means Indebtedness of the Company and its Subsidiaries with respect to letters of credit issued pursuant to the Credit Facility.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Maturity Date" means December 15, 2005.

         "Mortgage Indebtedness" means mortgage-backed Indebtedness secured by real property fee or leasehold interests (together with related furniture, fixtures and equipment) and any renewals, extensions, refinancings or replacements thereof.

         "Mortgage Subsidiary" means a Subsidiary, the sole activities of which shall be the holding of any real property fee or leasehold interests and related furniture, fixtures and equipment, the incurrence by such Subsidiary of Mortgage Indebtedness permitted by clause (viii) of the "Limitations on Incurrence of Additional Indebtedness" covenant (provided, that the Net Cash Proceeds of such Mortgage Indebtedness are used in the manner contemplated in such clause) and the leasing of such assets to the Company and its Subsidiaries on terms customary for similar types of leases.

         "Net Cash Proceeds" means with respect to any person the cash proceeds (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received and excluding the portion of such deferred payment which constitutes interest, which portion shall be deemed not to constitute Net Cash Proceeds) received by such person from any sale, transfer or other disposition of property or issuance of a security net of (i) the direct costs relating to such sale, transfer, or other disposition (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable ((a) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (b) but after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on any such property, and (iv) any reasonable reserve for adjustment in respect of the sale price of such property.

         "Operating Lease" means, as applied to any person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that person is the lessor.

         "Payment Restriction" means, with respect to a subsidiary of any person, any material encumbrance, restriction or limitation, either by operation of the terms of its charter or by reason of any agreement or instrument to which the Company or any Subsidiary is a party, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its material properties or assets to such person or any other subsidiary of such person, or
(ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of material properties or assets.

         "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale by reason of the $150,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents,
(iv) Investments existing on the Issue Date, (v) Investments by the Company in its Subsidiaries, (vi) Investments by Subsidiaries in the Company or any Subsidiary, (vii) Investments in the form of obligations of third parties which obligations were acquired in connection with the settlement or other compromise of legal proceedings in the ordinary course of business, (viii) Investments in connection with any merger, consolidation or sale of assets in accordance with the provisions of the "Limitation on Mergers, Consolidations or Sales of Assets" covenant, and (ix) other Investments so long as the aggregate amount so expended by the Company or its Subsidiaries shall not exceed $2,500,000 net of any cash amounts received by the Company or its Subsidiaries from any Investments made pursuant to this clause (ix).

         "Permitted Investors" means Anwar Soliman, Ralph Roberts, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof.

         "Permitted Liens" shall mean (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by the "Payment of Taxes and Other Claims" covenant; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business which either
(a) are for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, or (b) do not in the aggregate with respect to any one property so encumbered have a material adverse effect on the value or use of such property; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) any attachment or judgment Lien unless the judgment it secures would constitute an Event of Default; (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which (a) do not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and
(b) do not in the aggregate with respect to any one property have a material adverse effect on the use of such property; (vi) any interest or title of a lessor or lessee under any lease; (vii) purchase-money Liens on inventory, fixtures, furniture and equipment incurred in the ordinary course of business and Liens on goods for sale on consignment or a similar basis; and (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Plan of Liquidation" means, with respect to any person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

         "Preferred Stock" means, with respect to any person, any Capital Stock of such person other than common stock of such person and any warrants, rights or options to purchase or acquire such common stock.

         "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

         "Refinancing Indebtedness" means any Indebtedness issued in connection with any refinancing, refunding, replacement or extension, in whole or in part, of any Indebtedness incurred pursuant to clauses (b) (ii), (iii), (vi) or (xiv) of the "Limitation on Incurrence of Additional Indebtedness" covenant; provided, that (a) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of either (I) the Indebtedness being refinanced, refunded, replaced or extended or (II) the Debentures, (b) Indebtedness incurred by any Subsidiary of the Company shall not be used to refinance, refund, replace or extend any Indebtedness of the Company, (c) Indebtedness incurred to refinance any Indebtedness of the Company subordinated or junior in right of payment to the Debentures shall be subordinated or junior in right of payment at least to the same extent as the Indebtedness being refinanced and (d) such Refinancing Indebtedness is in an aggregate principal amount not in excess of the outstanding aggregate principal amount of the Indebtedness being refinanced plus any premium required by the terms thereof and the amount of customary fees and expenses payable by the Company in connection therewith.

         "Related Business Investment" means (i) any Investment by the Company or any Subsidiary in any other person at least 80% of whose revenues are derived from the operation of one or more restaurants; and (ii) any Capital Expenditures or other expenditures related to the business of the Company and its Subsidiaries as it is conducted in accordance with the terms of the Debenture Indenture.

         "Sale/leaseback" means any lease, whether an Operating Lease or a Capital Lease, whereby the Company or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) that the Company or its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other person (other than the Company or any of its Subsidiaries), or (ii) that the Company or its Subsidiaries, as the case may be, intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Company or any such Subsidiary to any person (other than the Company or any of its Subsidiaries) in connection with such lease.

         "Senior Secured Notes" means the separate issues of Senior Secured Notes Due 1998 under the Senior Secured Note Indentures.

         "Senior Secured Note Indentures" means the Indenture dated as of September 15, 1992 among ARG, the Subsidiary Guarantors named therein and U.S. Trust Company of California, N.A., as trustee and the Indenture, dated as of December 1, 1993 among ARG, the Subsidiary Guarantors named therein and U.S. Trust Company of California, N.A., as trustee, in each case as amended, supplemented or otherwise modified from time to time.

         "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

         "Significant Subsidiary" means each subsidiary of the Company that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange act (as such regulation is in effect on the date hereof) or (b) material to the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         "Stock Option Plan" means the Stock Option Plan for Key Employees of the Company, as amended or otherwise modified from time to time.

         "Subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         "Subsidiary" means any subsidiary of the Company.

         "Wholly-Owned Subsidiary" means, with respect to any Person, any subsidiary of such Person all the outstanding shares of Capital Stock of which are owned directly by such Person or another Wholly-Owned Subsidiary of such Person except for (i) directors' qualifying shares, if applicable and (ii) Preferred Stock of such Subsidiary.

         "Yearly Period" means a fiscal year of the Company and its Subsidiaries. On the date of the Debenture Indenture, the fiscal year of the Company and its Subsidiaries ends on the last Monday of December of each year.

DELIVERY AND FORM

         The certificates representing the Exchange Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Exchange Debentures will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of Cede & Co. as DTC's nominee in the form of a global Debenture certificate.

                         DESCRIPTION OF THE DEBENTURES

         The terms of the Debentures are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Exchange Debentures for which they may be exchanged pursuant to this Exchange Offer, except that the Debentures are not freely transferable by holders thereof and were issued subject to certain covenants regarding registration as provided therein and in the Registration Rights Agreement (which covenants will terminate and be of no further force or effect upon completion of this Exchange Offer).

                         REGISTRATION RIGHTS AGREEMENT

        Holdings entered into the Registration Rights Agreement for the benefit of the holders of the Debentures. The following summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of such agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


         Pursuant to the Registration Rights Agreement Holdings has agreed, for the benefit of the holders of the Debentures, that it will, at its cost, (i) within 30 days after December 1, 1996 (the "Commencement Date"), file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to the Exchange Offer and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Act on or prior to October 31, 1997. Holdings has agreed to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Debentures.


      In the event that applicable interpretations of the staff of the Commission do not permit Holdings to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Commencement Date, Holdings will, at its own expense, (a) as promptly as practicable, file the Shelf Registration Statement, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Act and (c) use its best efforts to keep effective the Shelf Registration Statement until three years after its effective date. Holdings will, in the event of the Shelf Registration Statement, provide to each holder of the Debentures copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Debentures has become effective and take certain other actions as are required to permit unrestricted resales of the Debentures. A holder of Debentures who sells such Debentures pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

         If Holdings fails to comply with the above provisions, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Debentures as follows:

                (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 30 days after the Commencement Date, then commencing on the 31st day after the Issue Date, Additional Interest shall accrue on the Debentures (in addition to the accretion of OID) at a rate of .50% per annum;

               (ii) if an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 120 days after the Commencement Date, then commencing on the 121st day after such date, Additional Interest shall accrue on the Debentures (in addition to the accretion of OID) at a rate of .50% Per annum; and

               (iii) if either (A) Holdings has not exchanged the Exchange Debentures for all Debentures validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) if the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration


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
         Statement ceases to be effective at any time prior to the third anniversary of its effective date, then Additional Interest shall accrue on the Debentures (in addition to the accretion of OID) at a rate of .50% per annum on (x) the 61st day after such effective date, in the case of clause (A) above, or (y) the date the Exchange Offer Registration Statement ceases to be effective, in the case of clause
         (B) above, or (z) the day the Shelf Registration Statement ceases to be effective, in the case of clause (C) above;

provided, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Debentures for all Debentures tendered (in the case of clause (iii)(A) above) or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which has ceased to remain effective (in the case of clause (iii)(C) above, Additional Interest on the Debentures as a result of clause (i), (ii) or
(iii) above (or the relevant subclause thereof), as the case may be, shall cease to accrue.

         Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash, semiannually on each June 15 and December 15, commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the Accreted Value of the Debentures, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360.

         As a result of the making of, and upon acceptance for exchange of all validly tendered Debentures pursuant to the terms of the Exchange Offer, Holdings will have fulfilled its obligations under the Registration Rights Agreement and accordingly, there will be no increase in the interest rate on the Debentures and the holders of the Debentures will have no further registration or other rights under such Agreement.

                          CERTAIN UNITED STATES FEDERAL
                           INCOME TAX CONSIDERATIONS


         In the opinion of Tax Counsel, the following discussion summarizes the material United States federal income tax consequences of the ownership of Exchange Debentures as of the date hereof. Except where noted, it deals only with Exchange Debentures held as capital assets by initial purchasers of the Debentures that are United States Holders and does not deal with special situations, such as those of dealers in securities, financial institutions, life insurance companies, persons holding Exchange Debentures as part of a hedging or conversion transaction or a straddle or holders whose "functional currency" is not the U.S. Dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986 (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF EXCHANGE DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.


UNITED STATES HOLDERS

         As used herein, a "United States Holder" of an Exchange Debenture means a holder that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust which is subject to the primary supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30).


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
EXCHANGE OFFER

         In the opinion of Tax Counsel, the exchange of Debentures for Exchange Debentures in the Exchange Offer will not constitute a taxable event to United States Holders. Consequently, no gain or loss will be recognized by a United States Holder upon the receipt of an Exchange Debenture, the holding period of the Exchange Debenture will include the holding period of the Debenture and the basis of the Exchange Debenture will be the same as the basis of the Debenture immediately before the exchange.

         The following discussion assumes that the Exchange Debentures are treated as a continuation of the Debentures in the hands of a holder of the Debentures and as debt for federal income tax purposes. Accordingly, the Exchange Debentures should be treated as having the same issue date and issue price as the Debentures for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

         The Exchange Debentures will be treated as issued with original issue discount ("OID") for federal income tax purposes and thus are subject to special tax accounting rules. United States Holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income (regardless of whether the United States Holder is a cash or accrual method taxpayer). However, United States Holders generally will not be required to include separately in income cash payments received on the Exchange Debentures, even if denominated as interest. This summary is based upon final Treasury regulations addressing debt instruments issued with OID (the "OID Regulations").

         The amount of OID with respect to each Exchange Debenture is the excess of its stated redemption price at maturity (the sum of all payments to be made on the Exchange Debenture other than "qualified stated interest") over its "issue price." Payments of interest on the Exchange Debentures will not qualify as "qualified stated interest payments" because such payments, under the terms of the Exchange Debentures, will not be unconditionally payable at least annually at a single fixed rate during the entire term of the Exchange Debenture. As a result, the stated redemption price at maturity of each Exchange Debenture under the OID Regulations will include all cash payments (including principal and interest) required to be made thereunder until and at maturity, and each Exchange Debenture therefore has a substantial amount of OID.

         The "issue price" of each Debenture offered by Holdings in the Debenture Offering was the first price at which a substantial amount of Debentures were sold to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters or wholesalers). The amount of OID includable in income by the initial United States Holder of an Exchange Debenture is the sum of the "daily portions" of OID with respect to the Exchange Debenture for each day during the taxable year or portion of the taxable year in which such United States Holder held such Exchange Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Exchange Debenture may be of any length and may vary in length over the term of the Exchange Debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of the Exchange Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for either an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method. The "adjusted issue price" of an Exchange Debenture at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium, as described below) and reduced by any prior payments, or any payments made on the first day of the accrual period, with respect to such Exchange Debenture. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

Holdings is required to report the amount of OID accrued on Exchange Debentures held of record by persons other than corporations and other exempt holders.

         The Exchange Debentures may be redeemed prior to maturity at the option of Holdings. Under the OID Regulations, if, based on all the facts and circumstances as of the issue date, it is more likely than not that an Exchange Debenture's stated payment schedule will not occur, then the yield and maturity of the Exchange Debenture will be computed based on the payment schedule likely to occur. Moreover, Holdings will be deemed to exercise or not exercise its option to redeem an Exchange Debenture in a manner that minimizes the yield on the Exchange Debenture.

MARKET DISCOUNT

         If a United States Holder purchases an Exchange Debenture for an amount that is less than its adjusted issue price, the amount of the difference will be treated as a "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale exchange, retirement or other disposition of, an Exchange Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange Debenture at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Exchange Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Debenture.

         Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Exchange Debenture, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of an Exchange Debenture may elect to include market discount in income currently as it accrues (on either a straight-line or constant interest basis), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the United States Internal Revenue Service (the "IRS").

ACQUISITION PREMIUM

         A United States Holder who purchases an Exchange Debenture for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules the amount of OID which such holder must include in its gross income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

SALE, EXCHANGE AND RETIREMENT OF DEBENTURES

         A United States Holder's tax basis in the Exchange Debenture is equal to its issue price, increased by OID included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Exchange Debenture. Upon the sale, exchange or retirement of an Exchange Debenture, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the adjusted tax basis of the Exchange Debenture. Any such gain or loss should be capital gain or loss (except, with respect to the sale, exchange or retirement of an Exchange Debenture, as discussed in "Market Discount" above) and will be long-term capital gain or loss if the Exchange Debenture has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Exchange Debentures and to the proceeds of sale of an Exchange Debenture made to United States Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income and received notice to that effect from the IRS. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

DEDUCTIBILITY OF ORIGINAL ISSUE DISCOUNT

         The deduction by Holdings of OID and interest payments with respect to the Exchange Debentures will be limited under Section 163(e)(5) of the Code if the Exchange Debentures are "applicable high yield discount obligations," as defined in Section 163(i) of the Code. The Exchange Debentures will be applicable high yield discount obligations because the yield to maturity on the Exchange Debentures is more than the sum of the applicable federal rate (a rate published by the IRS on a monthly basis) in effect at the time of issuance of the Exchange Debentures (the "AFR"), plus five percentage points and the Exchange Debentures were issued with significant OID. As a result, (i) since the yield to maturity of the Exchange Debentures exceeds the sum of the AFR plus six percentage points, the product of the total original issue discount under the Exchange Debentures times the ratio of the excess of the yield to maturity of the Exchange Debentures over the sum of the AFR plus six percentage points to the yield to maturity of the Exchange Debentures will not be deductible by Holdings and generally will be treated as dividends to the United States Holders of the Exchange Debentures (to the extent that such amount would have been treated as a dividend if it had been a distribution made by Holdings with respect to its stock) and (ii) the remainder of the OID on the Exchange Debentures will not be deductible by Holdings until paid.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus with any resale of such Exchange Debentures. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Debentures where such Exchange Debentures were acquired as a result of market-making activities or other trading activities. Holdings will, for a period of 180 days after the Expiration Date, make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         Holdings will not receive any proceeds from any sale of Exchange Debentures by broker-dealers. Exchange Debentures received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Debentures or a combination of such methods of resales, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchaser of any such Exchange Debentures. Any broker-dealer that resells Exchange Debentures that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Debentures may be deemed to be an "underwriter" within the meaning of the Act and any profit on any such resale of Exchange Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

         For a period of 180 days after the Expiration Date, Holdings will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Holdings has agreed in the Registration Rights Agreement to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers.

         Prior to the offering contemplated hereby, there has been no active market for the Exchange Debentures. The Initial Purchaser has advised Holdings that it currently intends to make a market in the Exchange Debentures, but it is not obligated to do so and may discontinue any such market making at any time without notice. Accordingly, there can be no assurance that an active market will develop for the Exchange Debentures.

                                 LEGAL MATTERS

         The validity of the Exchange Debentures under New York law and certain tax matters will be passed upon for Holdings by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

         The financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                            PAGE
Report of Independent Public Accountants..................................................................  F-2

Consolidated Balance Sheets as of December 25, 1995, December 30, 1996 and June 30, 1997..................  F-3

Consolidated Statements of Operations for the Years Ended December 26, 1994, December 25, 1995
and December 30, 1996 and for the Twenty-six Weeks Ended June 24, 1996 and June 30, 1997..................  F-5

Consolidated Statements of Common Stockholders' Equity for Years Ended December 26, 1994,
December 25, 1995 and December 30, 1996 and for the Twenty-six Weeks Ended June 30, 1997..................  F-6

Consolidated Statements of Cash Flows for Years Ended December 26, 1994, December 25, 1995 and
December 30, 1996 and for the Twenty-six Weeks Ended June 24, 1996 and June 30, 1997......................  F-7

Notes to Consolidated Financial Statements................................................................  F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  American Restaurant Group Holdings, Inc.:



We have audited the accompanying consolidated balance sheets of AMERICAN RESTAURANT GROUP HOLDINGS, INC. (a Delaware corporation) AND SUBSIDIARIES as of December 25, 1995 and December 30, 1996, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for the years ended December 26, 1994, December 25, 1995 and December 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Restaurant Group Holdings, Inc. and subsidiaries as of December 25, 1995 and December 30, 1996, and the results of their operations and their cash flows for the years ended December 26, 1994, December 25, 1995 and December 30, 1996, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.b. and other notes to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficit, has a sinking fund payment of $40.9 million due September 15, 1997, and may be required to renegotiate its senior debt if it cannot meet amended covenants, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


As explained in Note 2. of the financial statements, as required by FAS 121, effective December 25, 1995, the Company changed its method of accounting for the impairment of long-lived assets.




                                                             ARTHUR ANDERSEN LLP


Orange County, California
February 28, 1997, except certain matters in Note 4. which date is March 13, 1997

            AMERICAN RESTAURANT GROUP HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

             DECEMBER 25, 1995, DECEMBER 30, 1996 AND JUNE 30, 1997




                                                      DECEMBER 25,    DECEMBER 30,       JUNE 30,
                                                          1995            1996             1997
                                                      ------------    ------------    ------------
ASSETS                                                                                 (UNAUDITED)

CURRENT ASSETS

 Cash                                                 $ 10,385,000    $  7,493,000    $  4,375,000
 Accounts receivable, net of reserve of $777,000,        7,734,000       7,465,000       6,896,000
  $1,041,000 and $1,059,000 at December 25, 1995,
  December 30, 1996 and June 30, 1997, respectively
 Inventories                                             6,597,000       6,818,000       6,450,000
 Prepaid expenses                                        4,607,000       4,485,000       3,048,000
                                                      ------------    ------------    ------------
     Total current assets                               29,323,000      26,261,000      20,769,000
                                                      ------------    ------------    ------------

PROPERTY AND EQUIPMENT:
 Land and land improvements                             52,991,000       6,158,000       5,655,000
 Buildings and leasehold improvements                  141,382,000     110,071,000     112,465,000
 Fixtures and equipment                                 90,520,000      84,162,000      86,856,000
 Property held under capital leases                     13,067,000      12,375,000      12,375,000
 Construction in progress                                3,749,000       6,487,000       1,520,000
                                                      ------------    ------------    ------------

                                                       301,709,000     219,253,000     218,871,000
 Less-Accumulated depreciation                         130,679,000     118,084,000     122,250,000
                                                      ------------    ------------     -----------

                                                       171,030,000     101,169,000      96,621,000
                                                      ------------    ------------    ------------
OTHER ASSETS:
 Intangible assets                                      14,137,000      13,039,000      13,032,000
 Deferred debt costs                                    26,552,000      26,325,000      27,763,000
 Leasehold interests                                    10,176,000       9,946,000       9,946,000
 Franchise rights                                        8,798,000       6,876,000       6,876,000
 Liquor licenses and other                               3,899,000       6,259,000       6,799,000
 Cost in excess of net assets acquired                  14,671,000      13,305,000      13,305,000
                                                      ------------    ------------    ------------

                                                        78,233,000      75,750,000      77,721,000
 Less-Accumulated amortization                          24,095,000      25,975,000      29,341,000
                                                      ------------    ------------    ------------

                                                        54,138,000      49,775,000      48,380,000
                                                      ------------    ------------    ------------

     Total assets                                     $254,491,000    $177,205,000    $165,770,000
                                                      ============    ============    ============


            (consolidated balance sheets continued on following page)


The accompanying notes are an integral part of these consolidated statements.

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY


                                                                       DECEMBER 25,      DECEMBER 30,         JUNE 30,
                                                                           1995              1996               1997
                                                                      -------------     -------------     -------------
                                                                                                            (UNAUDITED)
CURRENT LIABILITIES:

 Accounts payable                                                     $  29,239,000     $  33,394,000     $  34,428,000
 Accrued liabilities                                                     14,226,000        14,435,000        13,103,000
 Accrued insurance                                                       16,694,000        15,848,000        12,158,000
 Accrued interest                                                         5,855,000           921,000         2,188,000
 Accrued payroll costs                                                   10,171,000        11,059,000        10,805,000
 Current portion of obligations under
   capital leases                                                           858,000           902,000           931,000
 Current portion of long-term debt                                        7,850,000        41,324,000       171,930,000
                                                                      -------------     -------------     -------------
   Total current liabilities                                             84,893,000       117,883,000       245,543,000
                                                                      -------------     -------------     -------------

LONG-TERM LIABILITIES, net of current portion:
 Obligations under capital leases                                         9,344,000         8,443,000         7,973,000
 Long-term debt                                                         273,935,000       207,897,000        83,281,000
                                                                      -------------     -------------     -------------
   Total long-term liabilities                                          283,279,000       216,340,000        91,254,000
                                                                      -------------     -------------     -------------
DEFERRED GAIN                                                                 --            5,806,000         5,559,000
                                                                      -------------     -------------     -------------
COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK, $0.01 par value; 10,000
  shares authorized, no shares issued or
  outstanding at December 25, 1995,
  December 30, 1996 or March 31, 1997                                         --                --                --

COMMON STOCKHOLDERS' EQUITY:
 Common Stock, $0.01 par value; 1,000,000
   shares authorized, 513,631 shares
   issued and 504,505 shares outstanding at December 25,
   1995 and 504,505 shares
   issued and outstanding at
   December 30, 1996 and June 30, 1997                                        2,000             2,000             2,000
 Treasury stock                                                             (50,000)          (50,000)          (50,000)
 Paid-in capital                                                         17,539,000        17,539,000        17,539,000
 Accumulated deficit                                                   (131,172,000)     (180,315,000)     (194,077,000)
                                                                      -------------     -------------     -------------
   Total common stockholders' deficit                                  (113,681,000)     (162,824,000)     (176,586,000)
                                                                      -------------     -------------     -------------
   Total liabilities and common
   stockholders' equity                                               $ 254,491,000     $ 177,205,000     $ 165,770,000
                                                                      =============     =============     =============


The accompanying notes are an integral part of these consolidated statements.

            AMERICAN RESTAURANT GROUP HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEARS ENDED DECEMBER 26, 1994,

                     DECEMBER 25, 1995 AND DECEMBER 30, 1996


                       AND FOR THE TWENTY-SIX WEEKS ENDED



                         JUNE 24, 1996 AND JUNE 30, 1997




                                                        YEAR ENDED                                TWENTY-SIX WEEKS ENDED
                                   ---------------------------------------------------      --------------------------------
                                    DECEMBER 26,       DECEMBER 25,       DECEMBER 30,        JUNE 24,             JUNE 30,
                                        1994               1995               1996              1996                 1997
                                   -------------      -------------      -------------      -------------      -------------
                                                                                                       (UNAUDITED)

REVENUES .....................     $ 460,406,000      $ 445,966,000      $ 445,424,000      $ 225,669,000      $ 226,945,000

RESTAURANT COSTS:

  Food and beverage ............     142,828,000        138,270,000        141,032,000         71,671,000         71,958,000
  Payroll ......................     136,151,000        134,532,000        137,104,000         67,508,000         67,598,000
  Direct operating .............     108,382,000        110,399,000        114,589,000         55,166,000         57,301,000
  Depreciation and amortization       26,723,000         23,171,000         20,791,000         10,307,000         10,082,000



GENERAL AND ADMINISTRATIVE
EXPENSES .....................        31,063,000         31,387,000         28,110,000         13,266,000         16,494,000

NON-CASH CHARGE FOR
IMPAIRMENT OF LONG-LIVED
 ASSETS ......................            --             20,178,000         13,205,000             --                 --
                                   -------------      -------------      -------------      -------------      -------------

Operating profit (loss)               15,259,000        (11,971,000)        (9,407,000)         7,751,000          3,512,000


INTEREST EXPENSE, net ........        34,190,000         35,450,000         37,954,000         18,788,000         17,233,000
                                   -------------      -------------      -------------      -------------      -------------

 Loss before provision for
  income taxes and extraordinary
  loss ........................      (18,931,000)       (47,421,000)       (47,361,000)       (11,037,000)       (13,721,000)


PROVISION FOR INCOME TAXES ...            64,000             75,000             94,000             60,000             41,000
                                   -------------      -------------      -------------      -------------      -------------
  Loss before extraordinary loss     (18,995,000)       (47,496,000)       (47,455,000)       (11,097,000)       (13,762,000)



EXTRAORDINARY LOSS ON
  EXTINGUISHMENT OF DEBT .....            --                 --             (1,688,000)             --                 --
                                   -------------      -------------      -------------      ------------       -------------
  Net loss ...................     $ (18,995,000)     $ (47,496,000)     $ (49,143,000)     $ (11,097,000)     $ (13,762,000)
                                   =============      =============      =============      =============      =============



The accompanying notes are an integral part of these consolidated statements.

            AMERICAN RESTAURANT GROUP HOLDINGS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY

                     FOR THE YEARS ENDED DECEMBER 26, 1994,

                     DECEMBER 25, 1995 AND DECEMBER 30, 1996


                AND FOR THE TWENTY-SIX WEEKS ENDED JUNE 30, 1997




                                                                                      ACCUMULATED
                                COMMON STOCK   TREASURY STOCK   PAID-IN CAPITAL         DEFICIT                TOTAL
                                ------------   --------------   ---------------      -------------         -------------
BALANCE, December 27, 1993.....    $2,000        $   --           $17,539,000        $ (64,681,000)        $ (47,140,000)
     Net loss .................      --              --                  --            (18,995,000)          (18,995,000)
                                   ------        --------         -----------        -------------         -------------



BALANCE, December 26, 1994 ....     2,000            --            17,539,000          (83,676,000)          (66,135,000)
     Net loss .................      --              --                 --             (47,496,000)          (47,496,000)
     Purchase of treasury
       stock ..................      --           (50,000)              --                   --                  (50,000)
                                   ------        --------         -----------        -------------         -------------



BALANCE, December 25, 1995.....     2,000         (50,000)         17,539,000         (131,172,000)         (113,681,000)
     Net loss .................      --              --                  --            (49,143,000)          (49,143,000)
                                   ------        --------         -----------        -------------         -------------


BALANCE, December 30, 1996.....     2,000         (50,000)         17,539,000         (180,315,000)         (162,824,000)
 Net loss (unaudited) .........      --              --                  --            (13,762,000)          (13,762,000)
                                   ------        --------         -----------        -------------         -------------


BALANCE, June 30, 1997
(unaudited)....................    $2,000        $(50,000)        $17,539,000        $(194,077,000)        $(176,586,000)
                                   ======        ========         ===========        =============         =============


The accompanying notes are an integral part of these consolidated statements.

            AMERICAN RESTAURANT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 26, 1994,
                     DECEMBER 25, 1995 AND DECEMBER 30, 1996
       AND FOR THE TWENTY-SIX WEEKS ENDED JUNE 24, 1996 AND JUNE 30, 1997




                                                                        YEAR ENDED                          TWENTY-SIX WEEKS ENDED
                                                          -------------------------------------------- ----------------------------
                                                           DECEMBER 26,   DECEMBER 25,   DECEMBER 30,    JUNE 24,        JUNE 30,
                                                               1994           1995           1996          1996            1997
                                                           ------------   ------------   ------------  -------------  -------------
                                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                            $ 460,024,000  $ 446,355,000  $ 445,678,000  $ 225,865,000  $ 227,353,000
    Cash paid to suppliers and employees                   (414,550,000)  (413,219,000)  (415,679,000)  (216,488,000)  (216,089,000)
    Interest paid, net                                      (27,800,000)   (27,912,000)   (32,524,000)   (14,140,000)   (10,539,000)
  Income taxes paid                                             (62,000)       (95,000)       (87,000)       (60,000)       (41,000)
                                                          -------------  -------------  -------------  -------------  -------------
      Net cash provided by (used in) operating
        activities                                           17,612,000      5,129,000     (2,612,000)    (4,823,000)       684,000
                                                          -------------  -------------  -------------  -------------  -------------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                      (22,178,000)   (16,277,000)   (13,279,000)    (4,484,000)    (2,339,000)
  Net (increase) decrease in other assets                       209,000        181,000     (2,455,000)      (609,000)      (757,000)
  Proceeds from disposition of assets                           508,000         29,000     64,560,000         10,000        610,000

  Sale/leaseback costs included in deferred gain                     --             --     (1,112,000)            --             --
                                                          -------------  -------------  -------------  -------------  -------------
      Net cash provided by (used in) investing
        activities                                          (21,461,000)   (16,067,000) $  47,714,000     (5,083,000)    (2,486,000)
                                                          -------------  -------------  -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on indebtedness                                     (631,000)    (3,877,000)   (51,834,000)    (2,705,000)      (636,000)
    Borrowings on indebtedness                                       --     11,000,000      8,906,000      7,115,000      1,199,000
  Net increase in deferred debt costs                          (510,000)        (5,000)    (4,209,000)       (66,000)    (1,438,000)
  Payments on capital lease obligations                        (970,000)      (777,000)      (857,000)      (417,000)      (441,000)
    Purchase of treasury stock                                       --        (50,000)            --             --             --
                                                          -------------  -------------  -------------  -------------  -------------
      Net cash provided by (used in) financing
        activities                                           (2,111,000)     6,291,000    (47,994,000)     3,927,000     (1,316,000)
                                                          -------------  -------------  -------------  -------------  -------------

NET DECREASE IN CASH                                         (5,960,000)    (4,647,000)    (2,892,000)    (5,979,000)    (3,118,000)
  CASH, at beginning of period                               20,992,000     15,032,000     10,385,000     10,385,000      7,493,000
                                                          -------------  -------------  -------------  -------------  -------------
CASH, at end of period                                    $  15,032,000  $  10,385,000  $   7,493,000  $   4,406,000  $   4,375,000
                                                          =============  =============  =============  =============  =============



RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY
  (USED IN) OPERATING ACTIVITIES:
  Net loss                                                  (18,995,000)   (47,496,000)   (49,143,000)   (11,097,000)   (13,762,000)
    Adjustments to reconcile net loss to net cash
      provided  by (used in) operating activities:
      Extraordinary loss on extinguishment of debt                   --             --      1,688,000             --             --
      Loss on impairment of long-lived assets                        --     20,178,000     13,205,000             --             --
      Depreciation and amortization                          26,723,000     23,171,000     20,791,000     10,307,000     10,082,000
      Loss on disposition of assets                           2,183,000        684,000      1,610,000        105,000      4,114,000
      Amortization of deferred gain                                  --             --       (123,000)            --       (247,000)
      Accretion on indebtedness                               6,616,000      7,565,000     10,364,000      4,655,000      5,427,000
      (Gain) loss in value of interest rate swap               (661,000)        98,000             --             --             --
      Gain on extinguishment of debt                           (550,000)            --             --             --             --
      (Increase) decrease in current assets:
          Accounts receivable, net                             (382,000)       389,000        254,000        196,000        408,000
          Inventories                                          (769,000)     1,483,000       (221,000)       (15,000)       368,000
          Prepaid expenses                                   (1,817,000)    (1,288,000)      (467,000)     1,579,000        399,000
      Increase (decrease) in current liabilities:
          Accounts payable                                    5,453,000     (1,706,000)     4,155,000     (4,131,000)     1,034,000
          Accrued liabilities                                (1,671,000)       870,000        167,000     (6,911,000)    (4,462,000)
          Accrued insurance                                    (794,000)     2,167,000       (846,000)     1,143,000     (3,690,000)
          Accrued interest                                      (45,000)      (125,000)    (4,934,000)        (7,000)     1,267,000
          Accrued payroll costs                               2,321,000       (861,000)       888,000       (647,000)      (254,000)
                                                          -------------  -------------  -------------  -------------  -------------
            Net cash provided by (used in) operating
              activities                                  $  17,612,000  $   5,129,000  $  (2,612,000) $  (4,823,000) $     684,000
                                                          =============  =============  =============  =============  =============

            AMERICAN RESTAURANT GROUP HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    DECEMBER 26, 1994, DECEMBER 25, 1995, DECEMBER 30, 1996 AND JUNE 30, 1997

          (INFORMATION FOR THE TWENTY-SIX WEEKS ENDED JUNE 24, 1996 AND
                          JUNE 30, 1997 IS UNAUDITED)




1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.       COMPANY

                  American Restaurant Group Holdings, Inc. ("Holdings"), a Delaware corporation, was formed in September 1993 to own 100% of the outstanding common stock of American Restaurant Group, Inc. ("ARG"), a Delaware corporation.

                  Holdings, through ARG and its subsidiaries (collectively, the "Company"), operates middle and upper price dinner houses, casual dining restaurants and fast food restaurants primarily in California and Texas. At year end 1994, 1995 and 1996, the Company operated 246, 248 and 247 restaurants, respectively.

         b.       SIGNIFICANT RISKS AND OPERATIONS

                  The Company's operations are affected by local and regional economic conditions, including competition in the restaurant industry, and the effect that such conditions have on the markets it serves. Due to a decline in restaurant revenues in 1996, the Company was two weeks late, but within the grace period, in paying the quarterly interest on its subordinated debt which was due on December 15, 1996 and was four weeks late, but within the grace period, in the quarterly payment due on March 15, 1997. The Company also renegotiated its senior debt covenants in March 1997 (see Note 4.) and may be required to renegotiate if it is not in compliance with the amended covenants.


                  The Company has initiated plans and transactions in 1997 to assist it in meeting its obligations subsequent to December 30, 1996. The Company expects to pursue additional asset sales, including the sale of its Black Angus division, in order to repay its senior secured notes prior to the required sinking fund payment of $40,949,000 due September 15, 1997. Any additional asset sale proceeds in excess of the amount required to repay the senior secured notes in full, together with any proceeds from additional refinancing, will be used to repay the subordinated debt. In addition, the Company expects to obtain a replacement letter of credit facility. However, there can be no assurance that any such asset sales or refinancing will be completed on acceptable terms.


                  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to accomplish its plans.

         c.       PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         d.       USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

         e.       RELATED-PARTY TRANSACTIONS

                  In fiscal years 1995 and 1996, the Company had $27,000 and $83,000, respectively, in net receivables due from certain officers for advanced expenses.

         f.       INVENTORIES AND PREPAID EXPENSES

                  Inventories consist of food, beverages and supplies and are valued at the lower of cost (first-in, first-out method) or market value. When a restaurant is opened, the initial purchase of expendable equipment, such as china, glassware and silverware, is set up as prepaid supplies and is not depreciated; however, all replacements are expensed.

         g.       ADVERTISING COSTS


                  Advertising costs are accrued as a percentage of sales and expensed during the year. Production costs are allocated to the related advertisements. At year end, production costs for advertisements which have not been aired are included in prepaid expenses. Prepaid advertising costs of $1,946,000 and $1,215,000 were included in prepaid expenses at December 25, 1995 and December 30, 1996, respectively. Advertising expenses included in net loss were $17,644,000, $16,768,000, and $20,870,000 in fiscal years 1994, 1995 and 1996, respectively.


         h.       PREOPENING COSTS

                  Costs incurred in connection with opening a new restaurant, principally occupancy and staff training, are accumulated as prepaid expenses and amortized over the initial year of operations.

         i.       PROPERTY AND EQUIPMENT

                  Property and equipment is carried at the lower of cost or, if impaired, at the estimated fair value of the asset (see Note
                  2). The Company provides for depreciation and amortization based upon the estimated useful lives of depreciable assets using the straight-line method. Estimated useful lives are as follows:

                  Land improvements                           20 years
                  Buildings                                   30 to 35 years
                  Leasehold improvements                      Life of lease
                  Fixtures and equipment                      3 to 10 years
                  Property held under capital leases          Life of lease

                  Substantially all of the Company's assets, including property and equipment, are pledged as collateral on the senior debt of the Company.

         j.       INTEREST COSTS


                  Interest costs incurred during the construction period of restaurants are capitalized. The Company capitalized approximately $184,000, $130,000 and 168,000 for the years ended 1994, 1995 and 1996, respectively.

         k.       OTHER ASSETS

                  Other assets include intangible assets, leasehold interests, franchise rights, liquor licenses and cost in excess of net assets acquired. These costs are amortized using the straight-line method over the periods estimated to be benefited, not greater than 40 years.

                  Deferred debt costs are amortized using the effective interest method over the related debt term.

                  Estimated useful lives are as follows:

                  Intangible assets                                3 to 40 years
                  Deferred debt costs                              Term of debt
                  Leasehold interests                              Life of lease
                  Franchise rights                                 35 years
                  Liquor licenses                                  40 years
                  Cost in excess of net assets acquired            40 years

         l.       INTANGIBLE ASSETS

                  The following table details the components of intangible assets included in the accompanying consolidated balance sheets (in thousands):


                                                     DECEMBER 25,     DECEMBER 30,         JUNE 30,
                                                         1995             1996               1997
                                                         -------          -------          -------
                                                                                          (UNAUDITED)

                  Assembled workforce                    $ 5,556          $ 5,109          $ 5,109
                  Goodwill                                 3,854            3,502            3,502
                  Trademark/service marks                  2,963            2,769            2,769
                  Acquisition costs                        1,322            1,209            1,209
                  Other                                      442              450              443
                                                         -------          -------          -------
                  Total                                  $14,137          $13,039          $13,032
                                                         =======          =======          =======



         m.       INSURANCE

                  The Company self-insures the first $100,000 of its annual medical and dental benefits per family. The Company also self-insures the first $100,000 of property damage and the first $250,000 to $350,000 per incident for general liability, automotive liability and workers' compensation risks inherent in its operations. Reserves for losses are established currently based upon estimated obligations.

         n.       FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The Company's financial instruments consist primarily of cash, accounts receivable and payable and debt instruments. The carrying values of all financial instruments, other than debt instruments, are representative of their fair value due to their short-term maturity. The fair value of the Company's long-term debt instruments is estimated based on the current rates offered to the Company.

         o.       FRANCHISE INCOME

                  The Company franchises fast food restaurants. Franchise fees are recognized as income as services are rendered. Franchise royalties based upon a percentage of the franchisees' gross sales are accrued currently. Revenues include franchise royalties and franchise fees of $2,483,000, $2,176,000 and $1,995,000, respectively, for the years ended 1994, 1995 and 1996. There were 59, 55 and 56 franchised restaurants at year end 1994, 1995 and 1996, respectively.


         p.       ACCOUNTING PERIOD

                  The Company's fiscal year ends on the last Monday in December. The years ended 1994 and 1995 included 52 weeks while 1996 included 53 weeks.

         q.       RECLASSIFICATIONS

                  Certain prior year accounts have been reclassified to conform to the current year presentation.

2.       IMPAIRMENT OF LONG-LIVED ASSETS


         Effective December 25, 1995, the Company adopted the provisions of Financial Accounting Standards Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121). The new statement changes the method of valuing long-lived assets, including the Company's intangible assets, whereby long-lived assets are to be carried at the lower of cost or, if impaired, fair value of the asset, rather than at original cost less accumulated depreciation. Various assumptions and estimates are used to determine fair value. The calculation of the impairment loss is based on estimated future cash flows of individual restaurants. The estimates used to determine the impairment adjustment can change in the near term as the economy and operations of specific restaurants change. Generally, individual restaurants with impairment losses in 1995 did not have additional impairment losses in 1996. The adoption of FAS 121, together with the effects of continuing adverse operations of certain restaurants, resulted in a pre-tax non-cash charge of $20,178,000 and $13,205,000 for the years ended 1995 and 1996, respectively.



         Intangible assets allocated to individual restaurants with an impairment loss were written off first, followed by equipment and property. Of the pre-tax, non-cash charges in 1995 and 1996, $11,496,000 and $3,410,000, respectively, were related to intangible assets while $8,682,000 and $9,795,000, respectively, were related to equipment and property.


3.       LEASE OBLIGATIONS

         The Company leases certain of its operating facilities under terms ranging up to 40 years. These leases are classified as both operating and capital leases. Certain of the leases contain provisions calling for additional rentals based on sales or other provisions obligating the Company to pay related property taxes and certain other expenses.

         The following is a summary of property held under leases that have been capitalized and included in the accompanying consolidated balance sheets (in thousands):


                                            DECEMBER 25,    DECEMBER 30,    JUNE 30,
                                                1995           1996           1997
                                              -------        -------        -------
                                                                         (UNAUDITED)

         Property                             $13,067        $12,375        $12,375
         Less-Accumulated depreciation          6,650          7,066          7,221
                                              -------        -------        -------
                                              $ 6,417        $ 5,309        $ 5,154
                                              =======        =======        =======



         The following represents the minimum lease payments remaining under noncancelable operating leases and capitalized leases as of December 30, 1996 (in thousands):

                                                     OPERATING      CAPITALIZED
         FISCAL YEARS ENDING                           LEASES          LEASES

         1997                                        $ 28,984        $ 1,966
         1998                                          26,823          1,881
         1999                                          25,542          1,791
         2000                                          24,266          1,694
         2001                                          22,999          1,694
         Thereafter                                   252,707          6,639
                                                     --------        -------
         Total minimum lease payments                $381,321        $15,665
                                                     ========        =======
         Less-imputed interest (7.75% to 15.5%)                        6,320
                                                                     -------
         Present value of minimum lease payments                       9,345
         Less Current portion                                            902
                                                                     -------
         Long-term portion                                           $ 8,443
                                                                     =======



         Rental expense (including $1,300,000, $1,019,000 and $895,000, respectively, for contingent rents under operating leases) was $21,823,000, $22,863,000 and $24,814,000 during 1994, 1995 and 1996, respectively.


4.       LONG-TERM DEBT

         In 1991, ARG secured financing of $45,000,000 which was subordinated to existing debt.

         In 1992, ARG issued and sold $120,000,000 of senior secured notes. These notes are due September 15, 1998. Simultaneously with its issuance of the notes, ARG entered into a senior credit agreement providing for a term loan of $40,000,000, a revolving credit facility of $11,000,000 and a letter of credit facility of $15,000,000. ARG used the proceeds to repay existing debt and to purchase previously issued warrants from the previous lender.

         In December 1993, the Company consummated a refinancing which included, among other things, (a) the private placement by ARG of $50,000,000 of senior secured notes due September 15, 1998 (the "Note Offering") and
         (b) the private placement by Holdings of 88,557 units consisting of $88,557,000 aggregate principal amount of 14% senior discount debentures due 2005 and 88,557 shares of Holdings common stock (the "Debenture Offering") at a total price of $45,000,000. Substantially all of the net proceeds of the Debenture Offering were contributed by Holdings to ARG. The combined net proceeds from the Note Offering and the Debenture Offering were used by ARG to repay a portion of ARG's indebtedness and to retire all of its outstanding preferred stock at a cost which was $42,545,000 less than its book value. ARG repaid the senior term loan and the outstanding indebtedness on the revolving credit facility. The existing credit agreement was also amended and restated for the revolving credit and letter of credit facilities.

         In March 1994, the Company consummated a registered exchange offer whereby ARG exchanged $50,000,000 of its senior secured notes due September 15, 1998, Series B, for one hundred percent of the senior secured notes that had been privately placed in the Note Offering and Holdings exchanged $88,577,000 of its 14% senior discount debentures due 2005 for one hundred percent of the senior discount debentures that had been privately placed in the Debenture Offering.

         In March 1996, Holdings completed a private placement of its 14% senior discount debentures due 2005 with a face value of $17,000,000 producing aggregate proceeds of approximately $7,114,000. Substantially all of the net proceeds of the offering were contributed by Holdings to ARG. The net proceeds were used by ARG for general corporate purposes.

         In August 1996, ARG's senior secured noteholders consented to an amendment which increased the interest rate from 12% to 13% and changed interest payment dates from semi-annual to quarterly beginning December 15, 1996. The amendment also replaced a net worth covenant with an EBITDA (earnings before interest, taxes, depreciation and amortization) covenant and required ARG to consummate asset sales or sale/leaseback transactions prior to December 31, 1996.

         In September 1996, ARG completed a sale/leaseback transaction under which it sold the real property relating to 24 Stuart Anderson's Black Angus and Stuart Anderson's Cattle Company restaurants for an aggregate sales price of $48,080,000 and simultaneously executed long-term leases under which it will continue to operate the restaurants. The proceeds of the transaction were used to redeem at par principal senior secured notes of $32,383,000 together with interest thereon; to repay bank debt; to partially cash collateralize outstanding letters of credit; to pay fees and expenses of this transaction as well as the above noted consent solicitation and a portion was retained by ARG to be invested in productive assets within six months. ARG recorded an extraordinary loss on extinguishment of debt relating to the write-off of capitalized debt costs in the amount of $1,095,000. In addition, a $5,929,000 gain related to this sale/leaseback was deferred and will be amortized over the life of the underlying leases.

         In December 1996, ARG completed a sale/leaseback transaction under which it sold the real property relating to 30 Grandy's restaurants for an aggregate sales price of $12,500,000 and simultaneously executed a long-term lease under which it will continue to operate the restaurants. The proceeds of this transaction were used to redeem at par principal senior secured notes of $9,543,000 together with interest thereon and to partially cash collateralize outstanding letters of credit and a portion was retained by ARG to be invested in productive assets within six months. ARG recorded a loss of $1,484,000 on the sale of this property and an extraordinary loss of $593,000 on extinguishment of debt relating to the write-off of capitalized debt costs.

         During 1996, ARG also completed the sale of three additional Grandy's restaurants and the sale/leaseback of two Spoons restaurants, the proceeds of which were applied in accordance with the requirements of ARG's debt instruments. The combined aggregate sales price of these transactions was $3,918,000.

         In 1997, ARG was in default under a covenant that required certain sales or sale/leaseback transactions by December 31, 1996. In March 1997, ARG's senior secured noteholders consented to an amendment which replaced the EBITDA covenants for the year ended December 30, 1996 and for the four quarters ended March 31, 1997 with an EBITDA covenant for the twelve months ended May 31, 1997, reduced the amount of net cash proceeds from asset sales or sale/leaseback transactions required by December 31, 1996 to $15,000,000 (which was accomplished) and waived any related existing defaults or events of default. The amendment provided for an increase of $10 in the stated principal amount for each $1,000 in stated principal amount of consenting noteholders. This resulted in an increase of approximately $1,617,000 in the stated principal amount of the senior secured notes and $1,200,000 in the actual outstanding principal amount of the senior secured notes.


         ARG failed to meet EBITDA covenants under its senior secured notes for the twelve months ended May 31, 1997 and for the four quarters ended June 30, 1997. ARG's lenders have not moved to accelerate the repayment of this debt, however, the Company has included its senior secured notes and its subordinated debt in the current portion of long-term debt. Of these amounts, $40.9 million is due on September 15, 1997 under the sinking fund provisions of the senior secured notes. The Company is pursuing the sale of its Black Angus division in order to repay in full its senior secured notes. There can be no assurance that this sale will be completed on acceptable terms.


         Substantially all assets of ARG are pledged to its senior lenders. In addition, the subsidiaries have guaranteed the indebtedness owed by ARG and such guarantee is secured by substantially all of the assets of the subsidiaries. In connection with such indebtedness, contingent and mandatory prepayments may be required under certain specified conditions and events. There are no compensating balance requirements.

         A quarterly commitment fee of 0.5% per annum is payable on the letter of credit facility and a quarterly fee of 3.75% per annum is payable on outstanding letters of credit.


         At year end 1995 and 1996, ARG had outstanding letters of credit primarily related to its self-insurance programs of approximately $14,435,000 and $12,356,000, respectively. At June 30, 1997, the
         Company had outstanding letters of credit of approximately $11,005,000.


Long-term debt is summarized as follows (in thousands):


                                                                                    DECEMBER 25,    DECEMBER 30,       JUNE 30,
                                                                                        1995            1996             1997
                                                                                      --------        --------        --------
                                                                                                                      (UNAUDITED)
Senior discount debentures, interest only due semi-annually
  beginning June 15, 1999 at 14%, matures December 15, 2005 ...................       $ 59,257        $ 76,637        $ 82,010

Senior secured notes, interest only due semi-annually beginning September 15,
  1992 at 12%, amended to 13% beginning August 28, 1996, principal due
  September 15, 1998, sinking fund payment due September 15, 1997 .............        120,000          84,270          84,714

Senior secured notes, interest only due semi-annually beginning March 15, 1994 at 12%, amended to 13% beginning August 28, 1996, principal due September 15,
  1998, sinking fund payment due September 15, 1997 ...........................         49,671          41,584          41,951

Revolving line of credit, interest at the prime rate plus 1.875%
  or LIBOR plus 3.25% due quarterly, paid September 13, 1996 ..................          7,500              --              --

Subordinated note payable, quarterly principal payments of $5,625,000 due
  beginning December 31, 1998, interest only due quarterly at 10.25% ..........         45,000          45,000          45,000

Other ........................................................................             357           1,730           1,536
                                                                                      --------        --------        --------

                                                                                       281,785         249,221         255,211
Less Current portion .........................................................           7,850          41,324         171,930
                                                                                      --------        --------        --------

Long-term portion ............................................................        $273,935        $207,897        $ 83,281
                                                                                      ========        ========        ========


         Maturities of long-term debt during each of the five fiscal years subsequent to year end 1996 are $41,324,000, $85,104,000, $22,750,000,
         $22,781,000 and $315,000.

5.       INCOME TAXES

         On January 1, 1993, the Company adopted, prospectively, FAS 109. The adoption of this statement had no material effect on the Company's financial statements.

         The Company's provision for income taxes includes the following components (in thousands):

                                                        YEAR ENDED
                                        DECEMBER 26,    DECEMBER 25,     DECEMBER 30,
                                            1994            1995             1996
                                        ------------    -----------       -----------
Current:

  Federal .....................            $--              $--              $--
  State .......................             64               75               94
                                            --               --               --
                                            64               75               94
                                            --               --               --

                                               YEAR ENDED
                               --------------------------------------------
                               DECEMBER 26,    DECEMBER 25,    DECEMBER 30,
                                  1994            1995            1996
                               --------------------------------------------
Deferred:
   Federal ....................    --              --              --
   State ......................    --              --              --
                                  ---             ---             ---
 Provision for income taxes ...   $64             $75             $94
                                  ===             ===             ===

The deferred income tax provision resulted from the following temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes (in thousands):

                                                                           YEAR ENDED
                                                          -----------------------------------------------
                                                          DECEMBER 26,     DECEMBER 25,      DECEMBER 30,
                                                             1994              1995              1996
                                                          -----------------------------------------------
Deferred tax liability:
 Decrease in liability reserves ...................         $   841          $     --          $     --
 Costs capitalized for financial reporting purposes
   and expensed on tax return .....................             283                --               395
 Other, net .......................................             370                57               113
                                                            -------          --------          --------

   Deferred tax liability .........................           1,494                57               508
                                                            -------          --------          --------

Deferred tax asset:
 Tax depreciation less than depreciation for
   financial reporting purposes ...................          (2,850)           (1,313)             (639)
 Long-lived asset impairment not recognized on
   tax return .....................................              --                --            (5,426)
 Tax gain on sale/leaseback transaction, net ......              --                --            (3,759)
 Increase in liability reserves ...................              --            (1,460)           (2,413)
 Costs expensed for financial reporting purposes
   and capitalized on tax return ..................              --              (482)               --
 Carryover of tax net operating loss ..............          (5,539)          (16,519)          (17,767)
                                                            -------          --------          --------

   Deferred tax asset .............................          (8,389)          (19,774)          (30,004)
                                                            -------          --------          --------

Deferred asset, net of deferred liability .........          (6,895)          (19,717)          (29,496)
Valuation allowance ...............................           6,895            19,717            29,496
                                                            -------          --------          --------
Net deferred tax liability ........................         $    --          $     --          $     --
                                                            =======          ========          ========


The components of the Company's deferred income tax liability are as follows (in thousands):

                                                                          YEAR ENDED
                                                                 ------------------------------
                                                                 DECEMBER 25,      DECEMBER 30,
                                                                    1995               1996
                                                                 ------------------------------
Deferred tax liability:
 Tax depreciation greater than depreciation for financial
   reporting purposes ...................................         $  7,639          $   7,000
 Costs capitalized for financial reporting purposes and
   expensed on tax return ...............................            4,578              4,973
 Other, net .............................................              872                985
                                                                  --------          ---------

   Deferred tax liability ...............................           13,089             12,958
                                                                  --------          ---------
Deferred tax asset:
 Increase in liability reserves .........................           (3,368)            (5,781)
 Long-lived asset impairment not recognized on tax return               --             (5,426)
 Tax gain on sale/leaseback transactions, net ...........               --             (3,759)
 Carryover of tax net operating loss ....................          (95,945)          (113,712)
                                                                  --------          ---------
   Deferred tax asset ...................................          (99,313)          (128,678)
                                                                  --------          ---------

Deferred asset, net of deferred liability ...............          (86,224)          (115,720)
Valuation allowance .....................................           86,224            115,720
                                                                  --------          ---------
Net deferred tax liability ..............................         $     --          $      --
                                                                  ========          =========

         The effective tax rate differs from the Federal statutory rate of 34 percent as a result of the following items (in thousands):

                                                                         YEAR ENDED
                                                        -----------------------------------------------
                                                        DECEMBER 26,     DECEMBER 25,      DECEMBER 30,
                                                           1994              1995              1996
                                                        ------------     ------------      ------------
Federal income tax credit at statutory rates ..         $(6,437)           $(16,123)         $(16,677)
State income tax provision for which no federal
  benefit was recorded ........................              42                  50                62
Losses for which no federal benefit was
  recorded ....................................           5,757              14,175            15,661
Permanent items, principally intangible
  amortization ................................             702               1,973             1,048
                                                        -------            --------          --------
Provision for income taxes ....................         $    64            $     75          $     94
                                                        =======            ========          ========

         At December 30, 1996, the Company had available net operating loss carryforwards for Federal income tax purposes of $113,712,000, expiring in 2003 to 2011.

6.       COMMITMENTS AND CONTINGENCIES

         ARG is obligated under employment agreements with certain officers and employees. Obligations under the agreements are $2,229,000 in 1997, provide for periodic increases and expire in 1997 unless extended.

         The Company has been named as defendant in various lawsuits. It is the opinion of management that the outcome of such litigation will not materially affect the Company's financial position or results of operations.

7.       PREFERRED STOCK

         At year end 1995 and 1996, there were 10,000 authorized shares of preferred stock (one cent par value). There were no issued or outstanding shares.

8.       COMMON STOCK

         Common stock (one cent par value) authorized, issued and outstanding is as follows:


                           DECEMBER 25,      DECEMBER 30,      JUNE 30,
                              1995              1996             1997
                           ------------      ------------     -----------
                                                              (UNAUDITED)
Shares authorized ......   1,000,000         1,000,000         1,000,000
Shares issued ..........     513,631           513,631           513,631
Shares outstanding .....     504,505           504,505           504,505
Treasury shares ........       9,126             9,126             9,126


The Chairman and certain other members of the Company's management own all outstanding shares of Holdings common stock other than shares of Holdings common stock issued to holders of the debenture units in connection with the refinancing and rights to acquire shares of Holdings common stock issuable upon exercise of options and warrants. All such shares owned by management are subject to a common stock voting trust agreement, in accordance with which the Chairman and Chief Executive Officer of the Company exercises all voting and substantially all other rights to which stockholders would otherwise be entitled until the earlier of December 31, 2001 or the termination of the common stock voting trust agreement.

During 1994, the Company acquired 9,126 shares of treasury stock. No shares of treasury stock were acquired by the Company in 1995 and 1996.

9.       STOCK-BASED COMPENSATION PLANS


The Company adopted a Stock Option Plan for Key Employees (the "Plan"). The Company accounts for this plan under APB Opinion No. 25, under which no compensation cost has been recognized. FAS 123 "Accounting for Stock-Based Compensation" was issued by the FASB in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. Adoption of FAS 123 is optional; however, pro forma disclosures as if the Company had adopted the cost recognition method are required for the periods in which awards are granted. The Company did not award stock options during the fiscal years ended December 25, 1995 or December 30, 1996 or for the twenty-six weeks ended June 30, 1997.


Under the Plan, the Company may grant options for up to 45,600 shares and the option exercise price is equal to at least the stock market price on the date of grant. Vesting provisions for the stock options are determined by the Board of Directors on a per-grant basis.

A summary of the status of the Company's stock option plan at December 25, 1995 and December 30, 1996 and changes during the years then ended is presented in the table and narrative below:

                                          DECEMBER 26, 1994           DECEMBER 25, 1995           DECEMBER 30, 1996
                                       -----------------------     -----------------------     -----------------------
                                                      WEIGHTED                    WEIGHTED                    WEIGHTED
                                                      AVERAGE                     AVERAGE                     AVERAGE
                                        NUMBER        EXERCISE       NUMBER       EXERCISE       NUMBER       EXERCISE
                                       OF SHARES       PRICE       OF SHARES       PRICE       OF SHARES       PRICE
                                       ---------      --------     ---------      --------     ---------      --------
Outstanding at beginning of year         26,700       $  3.94       21,572        $ 12.40       21,572        $ 12.40
Granted ........................          4,000         50.05           --             --           --             --
Exercised ......................             --            --           --             --           --             --
Forfeited ......................         (9,128)         3.94           --             --       (9,128)          3.94
Expired ........................             --            --           --             --           --             --
                                         ------       -------       ------        -------       ------        -------
Outstanding at end of year .....         21,572       $ 12.40       21,572        $ 12.40       12,444        $ 18.60
                                         ======       =======       ======        =======       =======       =======

At December 30, 1996, options for 8,444 shares were outstanding having an exercise price of $3.94 with a remaining contractual life of approximately five years and options for 4,000 shares were outstanding having an exercise price of $50.05 with a remaining contractual life of approximately seven years. None of the options were exercisable at December 30, 1996.

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                 Exchange Agent:

                           By Hand/Overnight Express:
                       (insured or registered recommended)
                         United States Trust Company of
                                    New York
                                65 Beaver Street
                                  Ground Floor
                               New York, NY 10005
                            Attn: Corporate Trust and
                                 Agency Services

                                    By Mail:
                       (insured or registered recommended)
                         United States Trust Company of
                                    New York
                                  P.O. Box 843
                                 Cooper Station
                            New York, New York 10276
                         Attention: Corporate Trust and
                                 Agency Services

                             By Overnight Delivery:
                       (insured or registered recommended)
                         United States Trust Company of
                                    New York
                                  770 Broadway
                                    7th Floor
                            New York, New York 10003
                         Attention: Corporate Trust and
                                 Agency Services

                                  By Facsimile:
                                 (212) 420-6152
                        (For Eligible Institutions Only)

                              Confirm By Telephone:
                                  800-548-6565

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides in relevant part that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Article IV of the by-laws of American Restaurant Group Holdings, Inc. ("Holdings") provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the GCL.

         Section 102(b)(7) of the GCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the GCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 7 of the Certificate of Incorporation of Holdings provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the GCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

   2.1 Purchase Agreement dated as of September 11, 1996 by and between ARG Property Management Corporation and ARG Enterprises, Inc. and ARG Properties I, LLC.*******

   2.2 Master lease dated September 11, 1996 between ARG Properties I, LLC, as Landlord, and ARG Enterprises, Inc. as Tenant.*******

   2.3 Lease #06152 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Bloomington, Minnesota.*******

   2.4 Lease #06153 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Fridley,
         Minnesota.*******

   2.5 Lease #06154 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Minnetonka, Minnesota.*******

   2.6 Lease #06155 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Roseville,
         Minnesota.*******

   2.7 Lease dated September 11, 1996 between Safeway Inc., as Landlord and ARG Enterprises, Inc., as Tenant.*******

   2.8 Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc., as Tenant, to ARG Properties I, LLC, as Landlord.*******

   2.9 A Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc., as Tenant, to Captec Net Lease Realty, Inc., as Landlord for each of four Minnesota restaurants.*******

   2.10 Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc., as Tenant, and Safeway Inc., as Landlord.*******

   3.1 Certificate of Incorporation of Holdings, filed with the Secretary of State of Delaware on September 24, 1993.***

   3.2 Certificate of Amendment to Certificate of Incorporation of Holdings, filed with the Secretary of State of Delaware on December 10, 1993.***

   3.3   By-Laws of Holdings.***

   4.1 Indenture, dated as of December 1, 1993, between Holdings and United States Trust Company of New York.***

   4.2 First Supplemental Indenture, dated as of March 13, 1996, between the Company and United States Trust Company of New York.*****

   4.3 Specimen Certificate of 14% Senior Discount Debentures due 2005, Series A.***

   4.4 Specimen Certificate of 14% Senior Discount Debentures due 2005, Series B ("Exchange Debenture").***

   4.5 Indenture, dated as of December 1, 1993, between American Restaurant Group, Inc. ("ARG") and U.S. Trust Company of California, N.A. (including the form of notes).**

   4.6 Shareholders and Registration Rights Agreement, dated as of December 14, 1993, between Holdings, certain management stockholders and BT Securities Corporation.***

   4.7 Registration Rights Agreement, dated as of March 13, 1996, between the Company and certain purchasers referred to therein.*****

   4.8 Amended and Restated Credit Agreement, dated as of December 13, 1993, among ARG, the subsidiaries of ARG parties thereto, Bankers Trust Company, as Agent, and the several banks named thereto.**

   4.9 Second Amended and Restated Subordinated Loan Agreement, dated as of December 14, 1993, between ARG and Merrill Lynch Interfunding Inc.**

  4.10 Registration Rights Agreement, dated as of December 14, 1993, between ARG and Merrill Lynch Interfunding Inc.**

  4.11 Stockholders and Registration Rights Agreement, dated as of December 14, 1993, among Holdings, ARG, the stockholders parties thereto and Merrill Lynch Interfunding Inc.**

  4.12 Warrant Certificate, dated as of December 14, 1993, between Holdings and Merrill Lynch Interfunding Inc.***

  4.13 Indenture, dated as of September 15, 1992, between ARG and U.S. Trust Company of California, N.A., as Trustee (including the form of note).*

  4.14 Intercreditor Agreement, dated March 20, 1992, among Bankers Trust Company, as Collateral Agent and as Agent, U.S. Trust Company of California, N.A., as Trustee, Merrill Lynch Interfunding Inc., ARG and the Subsidiary Guarantors.*

  4.15 Acknowledgement to Intercreditor Agreement, dated as of December 13, 1993, between the Lenders named therein and U.S. Trust Company of California, N.A., as Trustee.**

  4.16 First Supplemental Indenture, dated as of December 9, 1993, between ARG and U.S. Trust Company of California, N.A., as Trustee.**

  4.17 Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement, dated November 1, 1995, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.****

  4.18 Limited Waiver and Fifth Amendment to Amended and Restated Credit Agreement, dated February 27, 1996, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.****

  4.19 Limited Waiver and Sixth Amendment to Amended and Restated Credit Agreement, dated August 26, 1996, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

  4.20 Limited Waiver and Seventh Amendment to Amended and Restated Credit Agreement, dated September 10, 1996, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

  4.21 Limited Waiver and Eighth Amendment to Amended and Restated Credit Agreement, dated February 25, 1997, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

  4.21 Limited Waiver and Ninth Amendment to Amended and Restated Credit Agreement, dated February 27, 1997, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

  5.1    Opinion of Simpson Thacher & Bartlett.********

  8.1    Opinion of Simpson Thacher & Bartlett regarding tax matters.

  9.1 Common Stock Voting Trust Agreement, dated as of December 14, 1993, among the stockholders named therein and Anwar S. Soliman, as Voting Trustee.***

  10.1 Common Stock Subscription Agreement, dated as of December 14, 1993, between Holdings and Anwar S. Soliman.***

   10.2 Common Stock Subscription Agreement, dated as of December 14, 1993, between Holdings and Ralph S. Roberts.***

   10.3 Common Stock Subscription Agreements, each dated as of December 14, 1993, between Holdings and the subscriber party thereto.***

   10.4 Amended and Restated Employment Agreement, dated as of December 14, 1993, between ARG and Anwar S. Soliman.***

   10.5 Amended and Restated Employment Agreement, dated as of December 14, 1993, between ARG and Ralph S. Roberts.***

   10.6 Amended and Restated Employment Agreement, dated as of December 14, 1993, between ARG and Wilfred H. Partridge.***

   10.7 Stock Option Plan for Key Employees of American Restaurant Group Holdings, Inc.***


   12.1 Statement of Computation of the Ratios of Earnings to Fixed Charges.********


   22.1  Subsidiaries of Holdings.***

   24.1  Consent of Arthur Andersen LLP

   24.2 Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1 hereto).********

   24.3  Consent of Simpson Thacher & Bartlett (included in Exhibit 8.1 hereto).

   25.1 Powers of Attorney (included in the signature pages to the Registration Statement).********

   26.1 Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of United States Trust Company of New York.***

   28.1  Form of Letter of Transmittal.********

   28.2  Form of Notice of Guaranteed Delivery.********

   28.3 Form of Exchange Agency Agreement to be entered into between Holdings and United States Trust Company of New York.******

----------

* Incorporated by reference to ARG's Registration Statement No. 33-48183 on Form S-4 filed with the Securities and Exchange Commission on May 28, 1992, as amended with Amendment No. 1 filed on September 11, 1992.

** Incorporated by reference to ARG's Current Report on Form 8-K dated December 14, 1993 filed with the Securities and Exchange Commission on December 30, 1993.

*** Incorporated by reference to the Registrant's Registration Statement No. 33-74012 on Form S-4 filed with the Securities and Exchange Commission on January 12, 1994.

**** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1995 filed with the Securities and Exchange Commission on March 25, 1996.

***** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 25, 1996 filed with the Securities and Exchange Commission on May 8, 1996.

****** Incorporated by reference to ARG's Annual Report on Form 10-K for the fiscal year ended December 30, 1996, filed with the Securities and Exchange Commission on April 14, 1997.

******* Incorporated by reference to ARG's Annual Current Report on Form 8-K dated September 13, 1996, filed with the Securities and Exchange Commission on September 30, 1996.

********    Previously filed.

ITEM 22. UNDERTAKINGS

         A. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Newport Beach, State of California on the 29th day of August, 1997.


                     AMERICAN RESTAURANT GROUP HOLDINGS, INC.

                     By: /s/ William J. McCaffrey, Jr.
                         --------------------------------------------
                              William J. McCaffrey, Jr.
                              Chief Financial Officer, Vice President, Treasurer and Assistant Secretary (and Director)



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.


             SIGNATURE                           TITLE                         DATE
             ---------                           -----                         ----
        /s/ Anwar S. Soliman            Chairman, Chief Executive          August 29, 1997
-----------------------------------     Officer and Director
         (Anwar S. Soliman)             (Principal Executive Officer)


    /s/ William J. McCaffrey, Jr.       Chief Financial Officer,           August 29, 1997
-----------------------------------     Vice President, Treasurer,
     (William J. McCaffrey, Jr.)        Assistant Secretary and
                                        Director (Principal Financial
                                        and Accounting Officer)


        /s/ Ralph S. Roberts            President, Chief Operating         August 29, 1997
-----------------------------------     Officer and Director
         (Ralph S. Roberts)

                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION

    2.1 Purchase Agreement dated as of September 11, 1996 by and between ARG Property Management Corporation and ARG Enterprises, Inc. and ARG Properties I, LLC.*******

    2.2 Master lease dated September 11, 1996 between ARG Properties I, LLC, as Landlord, and ARG Enterprises, Inc. as Tenant.*******

    2.3 Lease #06152 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Bloomington, Minnesota.*******

    2.4 Lease #06153 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Fridley, Minnesota.*******

    2.5 Lease #06154 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Minnetonka, Minnesota.*******

    2.6 Lease #06155 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc., as Tenant for Roseville, Minnesota.*******

    2.7 Lease dated September 11, 1996 between Safeway Inc., as Landlord and ARG Enterprises, Inc., as Tenant.*******

    2.8 Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc., as Tenant, to ARG Properties I, LLC, as Landlord.*******

    2.9 A Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc., as Tenant, to Captec Net Lease Realty, Inc., as Landlord for each of four Minnesota restaurants.*******

    2.10 Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc., as Tenant, and Safeway Inc., as Landlord.*******

    3.1 Certificate of Incorporation of Holdings, filed with the Secretary of State of Delaware on September 24, 1993.***

    3.2 Certificate of Amendment to Certificate of Incorporation of Holdings, filed with the Secretary of State of Delaware on December 10, 1993.***

    3.3           By-Laws of Holdings.***

    4.1 Indenture, dated as of December 1, 1993, between Holdings and United States Trust Company of New York.***

    4.2 First Supplemental Indenture, dated as of March 13, 1996, between the Company and United States Trust Company of New York.*****

    4.3 Specimen Certificate of 14% Senior Discount Debentures due 2005, Series A.***

    4.4 Specimen Certificate of 14% Senior Discount Debentures due 2005, Series B ("Exchange Debenture").***

     4.5 Indenture, dated as of December 1, 1993, between American Restaurant Group, Inc. ("ARG") and U.S. Trust Company of California, N.A. (including the form of notes).**

     4.6 Shareholders and Registration Rights Agreement, dated as of December 14, 1993, between Holdings, certain management stockholders and BT Securities Corporation.***

     4.7 Registration Rights Agreement, dated as of March 13, 1996, between the Company and certain purchasers referred to therein.*****

     4.8 Amended and Restated Credit Agreement, dated as of December 13, 1993, among ARG, the subsidiaries of ARG parties thereto, Bankers Trust Company, as Agent, and the several banks named thereto.**

     4.9 Second Amended and Restated Subordinated Loan Agreement, dated as of December 14, 1993, between ARG and Merrill Lynch Interfunding Inc.**

     4.10 Registration Rights Agreement, dated as of December 14, 1993, between ARG and Merrill Lynch Interfunding Inc.**

     4.11 Stockholders and Registration Rights Agreement, dated as of December 14, 1993, among Holdings, ARG, the stockholders parties thereto and Merrill Lynch Interfunding Inc.**

     4.12 Warrant Certificate, dated as of December 14, 1993, between Holdings and Merrill Lynch Interfunding Inc.***

     4.13 Indenture, dated as of September 15, 1992, between ARG and U.S. Trust Company of California, N.A., as Trustee (including the form of note).*

     4.14 Intercreditor Agreement, dated March 20, 1992, among Bankers Trust Company, as Collateral Agent and as Agent, U.S. Trust Company of California, N.A., as Trustee, Merrill Lynch Interfunding Inc., ARG and the Subsidiary Guarantors.*

     4.15 Acknowledgement to Intercreditor Agreement, dated as of December 13, 1993, between the Lenders named therein and U.S. Trust Company of California, N.A., as Trustee.**

     4.16 First Supplemental Indenture, dated as of December 9, 1993, between ARG and U.S. Trust Company of California, N.A., as Trustee.**

     4.17 Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement, dated November 1, 1995, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.****

     4.18 Limited Waiver and Fifth Amendment to Amended and Restated Credit Agreement, dated February 27, 1996, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.****

     4.19 Limited Waiver and Sixth Amendment to Amended and Restated Credit Agreement, dated August 26, 1996, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

     4.20 Limited Waiver and Seventh Amendment to Amended and Restated Credit Agreement, dated September 10, 1996, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

     4.21 Limited Waiver and Eighth Amendment to Amended and Restated Credit Agreement, dated February 25, 1997, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

     4.21 Limited Waiver and Ninth Amendment to Amended and Restated Credit Agreement, dated February 27, 1997, among ARG, the subsidiaries of ARG parties hereto, Bankers Trust Company, as Agent, and the several banks named thereto.******

     5.1          Opinion of Simpson Thacher & Bartlett.********

     8.1          Opinion of Simpson Thacher & Bartlett regarding tax matters.

     9.1 Common Stock Voting Trust Agreement, dated as of December 14, 1993, among the stockholders named therein and Anwar S. Soliman, as Voting Trustee.***

     10.1 Common Stock Subscription Agreement, dated as of December 14, 1993, between Holdings and Anwar S. Soliman.***

     10.2 Common Stock Subscription Agreement, dated as of December 14, 1993, between Holdings and Ralph S. Roberts.***

     10.3 Common Stock Subscription Agreements, each dated as of December 14, 1993, between Holdings and the subscriber party thereto.***

     10.4 Amended and Restated Employment Agreement, dated as of December 14, 1993, between ARG and Anwar S. Soliman.***

     10.5 Amended and Restated Employment Agreement, dated as of December 14, 1993, between ARG and Ralph S. Roberts.***

     10.6 Amended and Restated Employment Agreement, dated as of December 14, 1993, between ARG and Wilfred H. Partridge.***

     10.7 Stock Option Plan for Key Employees of American Restaurant Group Holdings, Inc.***


     12.1 Statement of Computation of the Ratios of Earnings to Fixed Charges.********


     22.1         Subsidiaries of Holdings.***

     24.1         Consent of Arthur Andersen LLP

     24.2 Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1 hereto).********

     24.3 Consent of Simpson Thacher & Bartlett (included in Exhibit 8.1 hereto).

     25.1 Powers of Attorney (included in the signature pages to the Registration Statement).********

     26.1 Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of United States Trust Company of New York.***

     28.1         Form of Letter of Transmittal.********

     28.2         Form of Notice of Guaranteed Delivery.********

     28.3 Form of Exchange Agency Agreement to be entered into between Holdings and United States Trust Company of New York.******

----------

* Incorporated by reference to ARG's Registration Statement No. 33-48183 on Form S-4 filed with the Securities and Exchange Commission on May 28, 1992, as amended with Amendment No. 1 filed on September 11, 1992.

** Incorporated by reference to ARG's Current Report on Form 8-K dated December 14, 1993 filed with the Securities and Exchange Commission on December 30, 1993.

*** Incorporated by reference to the Registrant's Registration Statement No. 33-74012 on Form S-4 filed with the Securities and Exchange Commission on January 12, 1994.

**** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1995 filed with the Securities and Exchange Commission on March 25, 1996.

***** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 25, 1996 filed with the Securities and Exchange Commission on May 8, 1996.

****** Incorporated by reference to ARG's Annual Report on Form 10-K for the fiscal year ended December 30, 1996, filed with the Securities and Exchange Commission on April 14, 1997.

******* Incorporated by reference to ARG's Annual Current Report on Form 8-K dated September 13, 1996, filed with the Securities and Exchange Commission on September 30, 1996.

******** Previously filed.